FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283864-06

October 15, 2026

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$547,963,000

(Approximate Total Mortgage Pool Balance)

$483,577,000

(Approximate Offered Certificates)

AXDB 2026-MULT1

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

AXMF 2026-1 LLC

Sponsors and Mortgage Loan Sellers

AXDB 2026-MULT1 Mortgage Trust

Commercial Mortgage Pass Through Certificates, Series 2026-MULT1

Deutsche Bank Securities
Lead Manager and Bookrunner

Drexel Hamilton	Mischler Financial
Co-Manager	Co-Manager

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-283864) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Mischler Financial Group, Inc., Drexel Hamilton, LLC or any other underwriter (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the AXDB 2026-MULT1 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-MULT1 (the "Offering Document"). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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AXDB 2026-MULT1 Mortgage Trust
KEY FEATURES OF SECURITIZATION
Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated October 19, 2026 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

Offering Terms:
Lead Manager and Bookrunner:	Deutsche Bank Securities Inc.
Co-Managers:	Mischler Financial Group, Inc. and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (29.4%) and AXMF 2026-1 LLC (“AXMF”) (70.6%) and *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Trimont LLC
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“Morningstar DBRS”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by AXMF, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU/UK risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in November 2026.
Distribution Date:	4th business day following the Determination Date in each month, commencing in November 2026.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in October 2026 (or, in the case of any mortgage loan that has its first due date subsequent to October 2026, the date that would have been its due date in October 2026 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about October 30, 2026
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	October 2059
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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AXDB 2026-MULT1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Outstanding Pool Balance
German American Capital Corporation	13	14	$161,285,000	29.4%	$161,285,000	29.4%
AXMF 2026-1 LLC	25	41	$386,678,000	70.6%	$386,678,000	70.6%
Total:	38	55	$547,963,000	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$547,963,000
Number of Mortgage Loans:				38
Number of Mortgaged Properties:				55
Average Mortgage Loan Cut-off Date Balance:				$14,420,079
Weighted Average Mortgage Rate:				6.3088%
Weighted Average Mortgage Loan Original Term to Maturity Date (months)(1):				60
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months)(1):				59
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				NAP
Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR:				1.37x
Weighted Average Mortgage Loan Cut-off Date LTV:				67.6%
Weighted Average Mortgage Loan Maturity Date LTV:				67.6%
Weighted Average U/W NOI Debt Yield:				9.0%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date:				0.0%
% Mortgage Loans which pay Interest Only through Maturity Date:				100.0%
% Mortgage Loans which pay Interest Only through the Anticipated Repayment Date:				0.0%
Weighted Average Remaining Amortization Term (months):				N/A
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				98.3%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				97.9%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves:				56.0%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:				64.8%
Prepayment Provisions
% Mortgage Loans with Yield Maintenance:				81.6%
% Mortgage Loans with Defeasance:				18.4%
% Mortgage Loans with Yield Maintenance or Defeasance:				0.0%
(1)	With respect to two mortgage loans representing approximately 7.5% of the initial pool balance, the initial due date for such mortgage loan occurs after November 2026. On the Closing Date, the related mortgage loan seller will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such mortgage loan at the related interest rate with respect to the assumed November 2026 payment date, and for such reason the mortgage loan is being treated as having an initial due date in November 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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AXDB 2026-MULT1 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/Morningstar DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-2	AAA(sf) / AAAsf / AAA(sf)	(7)		30.000%(8)	(7)	(7)	47.3%	12.9%
Class A-3	AAA(sf) / AAAsf / AAA(sf)	(7)		30.000%(8)	(7)	(7)	47.3%	12.9%
Class X-A(9)	NR / AAAsf / AAA(sf)	$430,835,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	NR / A-sf / AA(low)(sf)	$52,742,000	(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR / AAAsf / AAA(sf)	$47,261,000		21.375%	4.96	60 – 60	53.2%	11.4%
Class B	NR / AA-sf / AA(high)(sf)	$30,138,000		15.875%	4.96	60 – 60	56.9%	10.7%
Class C	NR / A-sf / A(high)(sf)	$22,604,000		11.750%	4.96	60 – 60	59.7%	10.2%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/Morningstar DBRS)	Initial Certificate Balance or Notional Amount (2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class D	NR / BBB-sf / BBB(high)(sf)	$18,494,000	8.375%	4.96	60 - 60	61.9%	9.8%
Class E(11)	NR / BB-sf / BBB(sf)	$9,178,000	6.700%	5.00	60 - 61	63.1%	9.6%
Class F-RR(11)	NR / B-sf / BB(high)(sf)	$9,315,000	5.000%	5.04	61 - 61	64.2%	9.5%
Class G-RR	NR / NR / NR	$27,399,000	0.000%	5.04	61 - 61	67.6%	9.0%

(1)	The pass-through rates for the Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates (collectively, the “Principal Balance Certificates”) in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.
(2)	Approximate; subject to a variance of plus or minus 5%.
(3)	The initial subordination levels are calculated based on the initial Certificate Balance. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates of the mortgage loans. The weighted average life and principal window of the Class A-2 and Class A-3 certificates are subject to change as described in footnote (7) below.
(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Certificate Underwritten NOI Debt Yields of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $383,574,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)	Expected Range of Principal Window (months)
Class A-2	$0 – $95,411,000	NAP – 4.71	NAP / 56 – 58
Class A-3	$288,163,000 – $383,574,000	4.88 – 4.84	58 – 60 / 56 – 60

(8)	The initial subordination levels for the Class A-2 and Class A-3 certificates are represented in the aggregate.
(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A and Class X-B certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-2, Class A-3 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), and (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date).
(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-2, Class A-3 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of such class of Class X Certificates.
(11)	The initial Certificate Balance of each of the Class E and Class F-RR certificates are subject to change based on final pricing of all Certificates, the final determination of the Class F-RR and Class G-RR certificates (collectively, the “HRR Certificates”) that will be retained by AXMF 2026-1 LLC or its “majority-owned affiliate”, in satisfaction of the retention obligations of AXMF 2026-1 LLC, in its capacity as retaining sponsor, to satisfy the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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AXDB 2026-MULT1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/ Pad(1)	Cut-off Date LTV(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Midtown Towers	Axonic	Parma, OH	Multifamily	$47,500,000	8.7%	$74,803	61.4%	1.73x	10.7%
The Jax	Axonic	Monroe, GA	Multifamily	43,500,000	7.9%	154,255	65.5%	1.21x	7.7%
NW Arkansas Portfolio	Axonic	Various, AR	Multifamily	36,061,000	6.6%	140,863	73.1%	1.34x	8.6%
Marine Terrace	Axonic	Chicago, IL	Multifamily	33,307,000	6.1%	175,300	62.5%	1.36x	8.9%
Chestnut Woods & Chestnut Crossing	Axonic	Howell, MI	Multifamily	33,000,000	6.0%	183,333	67.1%	1.54x	9.0%
Douglaston Villas & Townhomes	Axonic	Altamonte Springs, FL	Multifamily	29,289,000	5.3%	125,167	69.6%	1.35x	9.0%
Yorktowne Pointe Apartments	GACC	York, PA	Multifamily	22,850,000	4.2%	158,681	73.0%	1.20x	7.4%
Nissan Golden Gate	GACC	Stone Mountain, GA	Multifamily	22,600,000	4.1%	80,714	64.8%	1.30x	9.4%
501 West 7th Street	GACC	Plainfield, NJ	Multifamily	22,000,000	4.0%	261,905	64.7%	1.37x	8.8%
Riverside Portfolio	Axonic	Riverside, CA	Multifamily	16,081,000	2.9%	142,310	69.0%	1.20x	8.1%
Total/Weighted Average				$306,188,000	55.9%		66.6%	1.39x	8.9%
(1)	The Cut-off Date Balance per Unit/Pad, Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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AXDB 2026-MULT1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
$4,247,000	-	$9,999,999	19	$120,941,000	22.1%	6.5201%	59	1.37x	68.7%	68.7%
$10,000,000	-	$19,999,999	10	$136,915,000	25.0%	6.4128%	59	1.32x	69.1%	69.1%
$20,000,000	-	$29,999,999	4	$96,739,000	17.7%	6.3921%	59	1.31x	68.2%	68.2%
$30,000,000	-	$39,999,999	3	$102,368,000	18.7%	6.0850%	60	1.41x	67.7%	67.7%
$40,000,000	-	$47,500,000	2	$91,000,000	16.6%	6.0343%	59	1.48x	63.4%	63.4%
Total/Weighted Average			38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
5.6600%	-	5.9999%	4	$116,778,000	21.3%	5.8555%	58	1.53x	66.8%	66.8%
6.0000%	-	6.4999%	16	$270,989,000	49.5%	6.2942%	59	1.33x	68.3%	68.3%
6.5000%	-	6.9999%	17	$155,793,000	28.4%	6.6518%	59	1.33x	67.0%	67.0%
7.0000%	-	7.0900%	1	$4,403,000	0.8%	7.0900%	59	1.33x	70.4%	70.4%
Total/Weighted Average			38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Pads	Weighted Averages
					Cut-off Date Balance per # of Units/Pads	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Multifamily	54	$543,563,000	99.2%	4,547	$119,543	6.3071%	59	95.6%	1.37x	67.7%	67.7%
Garden	44	$371,010,000	67.7%	3,223	$115,113	6.3503%	59	95.5%	1.35x	69.0%	69.0%
Mid Rise	7	$105,396,000	19.2%	930	$113,329	6.1914%	59	96.4%	1.51x	63.4%	63.4%
Low Rise	2	$33,850,000	6.2%	204	$165,931	6.1419%	57	98.1%	1.23x	71.4%	71.4%
High Rise	1	$33,307,000	6.1%	190	$175,300	6.3600%	60	91.6%	1.36x	62.5%	62.5%
Manufactured Housing	1	$4,400,000	0.8%	93	$47,312	6.5120%	60	86.0%	1.28x	65.2%	65.2%
Manufactured Housing	1	$4,400,000	0.8%	93	$47,312	6.5120%	60	86.0%	1.28x	65.2%	65.2%
Total/Weighted Average	55	$547,963,000	100.0%			6.3088%	59	95.5%	1.37x	67.6%	67.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

AXDB 2026-MULT1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(2)(3)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Georgia	4	$74,913,000	13.7%	6.4816%	59	1.26x	65.6%	65.6%
Florida	5	$66,111,500	12.1%	6.3002%	59	1.38x	68.7%	68.7%
Ohio	2	$58,670,000	10.7%	6.0490%	59	1.65x	63.1%	63.1%
California	8	$47,582,000	8.7%	6.3901%	59	1.31x	70.7%	70.7%
Southern	6	$29,509,000	5.4%	6.2715%	59	1.26x	71.5%	71.5%
Northern	2	$18,073,000	3.3%	6.5836%	59	1.39x	69.2%	69.2%
Michigan	3	$39,750,000	7.3%	5.8234%	58	1.51x	67.2%	67.2%
Arkansas	7	$36,061,000	6.6%	6.2200%	61	1.34x	73.1%	73.1%
Illinois	1	$33,307,000	6.1%	6.3600%	60	1.36x	62.5%	62.5%
Texas	4	$31,770,000	5.8%	6.4711%	58	1.31x	66.1%	66.1%
Other	21	$159,798,500	29.2%	6.4002%	58	1.32x	69.2%	69.2%
Total/Weighted Average	55	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

Distribution of Cut-off Date LTVs(1)(2)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
52.8%	-	64.9%	10	$175,126,000	32.0%	6.3365%	59	1.45x	61.8%	61.8%
65.0%	-	69.9%	10	$161,794,000	29.5%	6.2435%	59	1.34x	67.4%	67.4%
70.0%	-	74.9%	17	$206,280,500	37.6%	6.3425%	59	1.33x	72.7%	72.7%
75.0%	-	75.0%	1	$4,762,500	0.9%	6.0460%	59	1.56x	75.0%	75.0%
Total/Weighted Average			38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

Distribution of Maturity Date LTVs(1)(2)
Range of Maturity Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
52.8%	-	64.9%	10	$175,126,000	32.0%	6.3365%	59	1.45x	61.8%	61.8%
65.0%	-	69.9%	10	$161,794,000	29.5%	6.2435%	59	1.34x	67.4%	67.4%
70.0%	-	74.9%	17	$206,280,500	37.6%	6.3425%	59	1.33x	72.7%	72.7%
75.0%	-	75.0%	1	$4,762,500	0.9%	6.0460%	59	1.56x	75.0%	75.0%
Total/Weighted Average			38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
1.20x	-	1.29x	8	$127,968,000	23.4%	6.2727%	58	1.23x	68.6%	68.6%
1.30x	-	1.39x	23	$309,098,000	56.4%	6.4341%	60	1.35x	67.9%	67.9%
1.40x	-	1.49x	3	$21,224,500	3.9%	6.5480%	59	1.46x	71.3%	71.3%
1.50x	-	1.73x	4	$89,672,500	16.4%	5.8714%	59	1.64x	64.4%	64.4%
Total/Weighted Average			38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

Original Terms to Maturity(1)
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
60	-	60	36	$507,038,000	92.5%	6.3131%	59	1.37x	67.2%	67.2%
61	-	61	2	$40,925,000	7.5%	6.2545%	61	1.35x	72.7%	72.7%
Total/Weighted Average			38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

Distribution of Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
56	-	59	23	$323,663,000	59.1%	6.2108%	58	1.39x	67.4%	67.4%
60	-	61	15	$224,300,000	40.9%	6.4501%	60	1.34x	68.0%	68.0%
Total/Weighted Average			38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

AXDB 2026-MULT1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
7.4%	-	7.9%	2	$66,350,000	12.1%	6.1008%	58	1.21x	68.1%	68.1%
8.0%	-	8.4%	3	$37,629,000	6.9%	6.2511%	59	1.27x	71.2%	71.2%
8.5%	-	8.9%	11	$171,016,000	31.2%	6.3197%	59	1.34x	67.7%	67.7%
9.0%	-	9.4%	13	$179,671,000	32.8%	6.4222%	59	1.37x	68.0%	68.0%
9.5%	-	9.9%	4	$22,703,000	4.1%	6.5224%	59	1.43x	71.1%	71.1%
10.0%	-	10.4%	3	$18,684,000	3.4%	6.5994%	60	1.44x	66.7%	66.7%
10.5%	-	11.0%	2	$51,910,000	9.5%	5.9899%	59	1.71x	61.8%	61.8%
Total/Weighted Average			38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Interest Only	38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%
Total/Weighted Average	38	$547,963,000	100.0%	6.3088%	59	1.37x	67.6%	67.6%

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten NOI Debt Yield and Cut-off Date Balance per # of Units/Pads calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.
(3)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

Previously Securitized Mortgaged Properties(1)(2)
Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
Midtown Towers	47,500,000	8.7%	Parma, Ohio	Multifamily	MSCR 2024-MN9, FHMS 2018-KBF3, FREMF 2019-KBF3
Meadowlands	8,850,671	1.6%	Centerton, Arkansas	Multifamily	FNA 2020-M45
Marine Terrace	33,307,000	6.1%	Chicago, Illinois	Multifamily	PFP 2024-11
Chestnut Crossing	14,890,244	2.7%	Howell, Michigan	Multifamily	GNR 2020-184, GNR 2020-171
University Gardens	12,216,039	2.2%	Riverside, California	Multifamily	FNA 2020-M48
Harbor Oak	5,970,152	1.1%	Hampton, Virginia	Multifamily	MSCR 2023-SN1
Carriage House	2,643,456	0.5%	West Springfield, Massachusetts	Multifamily	FRESB 2021-SB85
4144 West Adams Boulevard	3,276,760	0.6%	Los Angeles, California	Multifamily	FRESB 2024-SB116
Sovereignty at Winter Park	12,696,000	2.3%	Winter Park, Florida	Multifamily	FNA 2018-M15
Prime at Laurel Springs	11,170,000	2.0%	Fairborn, Ohio	Multifamily	WFCM 2016-C35
Mulberry Estates	9,573,000	1.7%	Sacramento, California	Multifamily	FNA 2024-M2
Flats at 87Ten	9,250,000	1.7%	Charlotte, North Carolina	Multifamily	LMREC 2019-CRE3
Aspen Apartments	6,535,000	1.2%	Boise, Idaho	Multifamily	FRESB 2021-SB91
Aria at Wilcrest	6,500,000	1.2%	Houston, Texas	Multifamily	FRESB 2019-SB68
The 501 Apartments	5,766,000	1.1%	El Paso, Texas	Multifamily	FRESB 2019-SB66
The Arthur	5,400,000	1.0%	Covington, Kentucky	Multifamily	FRESB 2022-SB96
Almeda Apartments	4,864,000	0.9%	Jacksonville, Florida	Multifamily	FRESB 2019-SB68
Pompano Flats	4,762,500	0.9%	Pompano Beach, Florida	Multifamily	FRESB 2021-SB90
Northwood Apartments	4,410,000	0.8%	Columbus, Georgia	Multifamily	FNA 2020-M45, FRESB 2016-SB22
The Virginian	4,403,000	0.8%	Atlanta, Georgia	Multifamily	FRESB 2016-SB24
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.
(2)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

AXDB 2026-MULT1 Mortgage Trust
STRUCTURE OVERVIEW
Available Funds:	The amount available for distribution to holders of the certificates on each Distribution Date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®. See “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of principal on the certificates will be distributed to the Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the, Class A-2 and Class A-3 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each of the Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-2, Class A-3 and Class A-M certificates and (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds (exclusive of any portion thereof that represents any yield maintenance charges and prepayment premiums): first, to the Class A-2, Class A-3, Class X-A and Class X-B certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-2, Class A-3 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), and (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date).

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Loss Allocation:

Losses on the Mortgage Loans will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with the Class G-RR certificates through and including the Class A-M certificates and then to the Class A-2 and Class A-3 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

AXDB 2026-MULT1 Mortgage Trust
STRUCTURE OVERVIEW

Prepayment Premiums:	A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of Principal Balance Certificates on such Distribution Date and (b) the Base Interest Fraction for the related principal prepayment and such class of certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-2 through Class D certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the PassThrough Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-2 through Class D certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan ( net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of prepayment premiums will be allocated to the Class X-A and Class X-B certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A and Class X-B certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Control Rights and Directing Holder:	With respect to any Mortgage Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Mortgage Loan. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Mortgage Loan.

The “Directing Holder” means, with respect to each Mortgage Loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time. Axonic Capital LLC (or its affiliate) is expected to be the initial Directing Holder.

Control Eligible Certificates:	Class E, Class F-RR and Class G-RR certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

AXDB 2026-MULT1 Mortgage Trust
STRUCTURE OVERVIEW

Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Closing Date will be the Class G-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan, when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) equal to at least 25% of the initial Certificate Balance of that class, (ii) the holder of the Controlling Class certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA, or (iii) such Mortgage Loan is an applicable excluded loan; provided, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan, when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class, (ii) (the holder of the Controlling Class certificates is the majority Controlling Class Certificateholder and has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

AXDB 2026-MULT1 Mortgage Trust
STRUCTURE OVERVIEW

irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA, or (iii) such Mortgage Loan is an applicable excluded loan; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Mortgage Loan as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Mortgage Loan with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described below.

Replacement of Special Servicer by Vote of Certificateholders:

If a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and requesting a vote to replace the Special Servicer with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly notify the special servicer by e-mail and post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates, on an aggregate basis.

If at any time, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter; provided that holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) and (ii) consist of at least three Certificateholders or Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Owners that are not risk retention affiliated with each other, within 180 days from the time such recommendation is posted to the Certificate Administrator’s website and subject to the receipt of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $5,000. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan, and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of such Classes of Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the second to last proviso in the definition of Control Termination Event).

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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AXDB 2026-MULT1 Mortgage Trust
STRUCTURE OVERVIEW

will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus

Dispute Resolution Provisions:	Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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AXDB 2026-MULT1 Mortgage Trust
STRUCTURE OVERVIEW

disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.
Liquidated Loan Waterfall:

On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Multifamily – Mid Rise 5676 Broadview Road Parma, OH 44134	Collateral Asset Summary – Loan No. 1 Midtown Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.4% 1.73x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Multifamily – Mid Rise 5676 Broadview Road Parma, OH 44134	Collateral Asset Summary – Loan No. 1 Midtown Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.4% 1.73x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Multifamily – Mid Rise 5676 Broadview Road Parma, OH 44134	Collateral Asset Summary – Loan No. 1 Midtown Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.4% 1.73x 10.7%

Mortgage Loan Information		Property Information
Loan Seller:	Axonic	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Mid Rise
Borrower Sponsor(s):	Various(1)	Collateral:	Fee
Borrower(s):	Midtown Towers LLC	Location:	Parma, OH
Original Balance:	$47,500,000	Year Built / Renovated:	1968 / 2024-2026
Cut-off Date Balance:	$47,500,000	Property Management:	XLE Management LLC (borrower-affiliated)
% by Initial UPB:	8.7%	Size:	635 Units
Interest Rate:	5.91000%	Appraised Value / Per Unit:	$77,400,000 / $121,890
Note Date:	August 17, 2026	Appraisal Date:	June 9, 2026
Original Term:	60 months	Occupancy:	94.2% (as of June 30, 2026)
Amortization:	Interest Only	Underwritten NOI:	$5,099,178
Original Amortization:	NAP	Underwritten NCF:	$4,923,283
Interest Only Period:	60 months
First Payment Date:	October 1, 2026
Maturity Date:	September 1, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$5,136,225 (TTM May 31, 2026)
Additional Debt Balance:	NAP	2025 NOI(3):	$5,165,873
Call Protection:	YM1(56),O(4)	2024 NOI(3):	$3,901,001
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$3,829,731

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$74,803
Taxes:	$112,180	$55,145	NAP	Maturity Date Loan / Unit:	$74,803
Insurance:	$113,628	$22,726	NAP	Cut-off Date LTV:	61.4%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	61.4%
Deferred Maintenance:	$99,888	$0	NAP	UW NOI DY:	10.7%
				UW NCF DSCR:	1.73x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,500,000	100.0%	Loan Payoff	$36,532,792	76.9%
			Return of Equity	8,649,124	18.2
			Closing Costs(4)	1,992,388	4.2
			Upfront Reserves	325,696	0.7
Total Sources	$47,500,000	100.0%	Total Uses	$47,500,000	100.0%
(1)	The Borrower Sponsors are Binyomin Weinberger, Mordechai Gottlieb, as Trustee of the Gottlieb Family Trust U/A/D December 4, 2018, Izzy Gottlieb and Noemi Brandys.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	The increase from 2024 NOI to 2025 NOI is primarily due to post-renovation rent growth and utility billbacks.
(4)	Closing Costs include (i) an origination fee of $475,000 and (ii) a rate buydown of $475,000.

The Loan. The largest mortgage loan (the “Midtown Towers Mortgage Loan”) is secured by the borrower’s fee simple interest in a 635-unit, mid-rise apartment complex located in Parma, Ohio (the “Midtown Towers Property”). The Midtown Towers Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $47,500,000. The Midtown Towers Mortgage Loan was originated on August 17, 2026 by Axonic, and accrues interest at a rate of 5.91000% per annum. The Midtown Towers Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Midtown Towers Mortgage Loan is September 1, 2031.

The Property. The Midtown Towers Property is a 635-unit, mid-rise apartment complex located in Parma, Ohio. The Midtown Towers Property was originally constructed in 1968 and is comprised of four, six-story apartment buildings situated on an approximately 23.79-acre site. Current ownership acquired the Midtown Towers Property in May 2024 and has since renovated 48.5% units on an as-needed basis as units turned over. Sponsorship has refreshed common-area amenities including the clubhouse, swimming pool and fitness center, and completed general building improvements. Total capital expenditures and renovation costs to date are approximately $1.935 million. Renovated unit interiors generally include new luxury vinyl plank flooring, updated kitchen cabinets, appliances, countertops and bathroom vanities, as well as new carpet in bedrooms.

Amenities at the Midtown Towers Property include a business center, fitness room, clubhouse/recreation building, swimming pool, barbecue/grill/picnic area and laundry facilities. The Midtown Towers Property also features 638 open surface parking spaces, resulting in a parking ratio of approximately 1.00 space per unit. The unit mix at the Midtown Towers Property consists of 307 one-bedroom units,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Multifamily – Mid Rise 5676 Broadview Road Parma, OH 44134	Collateral Asset Summary – Loan No. 1 Midtown Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.4% 1.73x 10.7%

278 two-bedroom units and 50 three-bedroom units. As of June 30, 2026, based on the underwritten rent roll, the Midtown Towers Property was approximately 94.2% occupied, including two non-revenue units.

The following table presents certain information relating to the unit mix at the Midtown Towers Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Market Rent Per Unit(3)
1 Bed / 1 Bath	307	48.3%	292	95.1%	621	$953	$976
2 Bed / 1 Bath	174	27.4%	166	95.4%	840	$1,141	$1,184
2 Bed / 1.5 Bath	104	16.4%	99	95.2%	870	$1,208	$1,225
3 Bed / 2 Bath	50	7.9%	41	82.0%	1,060	$1,552	$1,575
Total/Wtd. Avg.	635	100.0%	598	94.2%	756	$1,089	$1,121
(1)	Based on the underwritten rent roll dated June 30, 2026. Average Monthly Rental Rate is based on occupied units.
(2)	The property includes two non-revenue units that are considered vacant excluded from the Average Monthly Rental Rate.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Midtown Towers Property:

Cash Flow Analysis
	2023	2024	2025	TTM 5/31/2026	U/W	U/W Per Unit
Gross Potential Rent	$7,769,171	$6,027,977	$7,750,390	$7,781,451	$8,345,237	$13,142
Vacancy	(347,083)	(81,082)	0	0	(532,949)	($839)
Concessions	(5,991)	500	0	0	0	$0
Bad Debt	(202,206)	(46,187)	(152,273)	(149,342)	(149,342)	($235)
Additional Adjustments	(40,773)	(10,058)	0	0	0	$0
Net Rental Income	$7,173,119	$5,891,150	$7,598,118	$7,632,109	$7,662,946	$12,068
Utility Reimbursement	0	287,159	569,654	577,090	578,607	$911
Other Income	312,979	383,841	568,947	552,347	620,000	$976
Effective Gross Income	$7,486,097	$6,562,149	$8,736,718	$8,761,546	$8,861,553	$13,955

Real Estate Taxes	446,438	366,162	649,873	643,584	1,026,519	$1,617
Insurance	216,820	282,685	357,066	357,066	237,137	$373
Management Fee	240,148	201,282	256,676	255,075	264,102	$416
Utilities	775,181	537,656	852,036	847,667	847,667	$1,335
Repairs & Maintenance	795,191	399,092	367,532	297,941	297,941	$469
Payroll	893,954	724,669	928,293	1,031,997	890,000	$1,402
Advertising	139,453	56,632	52,073	47,983	55,000	$87
General & Administrative	149,182	92,970	107,296	144,009	144,009	$227
Total Expenses	$3,656,367	$2,661,148	$3,570,846	$3,625,321	$3,762,375	$5,925

Net Operating Income	$3,829,731	$3,901,001(1)	$5,165,873(1)	$5,136,225	$5,099,178	$8,030
Replacement Reserves	0	0	0	0	175,895	$277
Net Cash Flow	$3,829,731	$3,901,001	$5,165,873	$5,136,225	$4,923,283	$7,753

Occupancy	NAV	NAV	NAV	94.2%(2)	91.8%(3)
NCF DSCR	1.35x	1.37x	1.81x	1.80x	1.73x
NOI Debt Yield	8.1%	8.2%	10.9%	10.8%	10.7%
(1)	The increase from 2024 Net Operating Income to 2025 Net Operating Income is primarily due to post-renovation rent growth and utility billbacks.
(2)	Based on the underwritten rent roll dated June 30, 2026.
(3)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Multifamily – Mid Rise 5676 Broadview Road Parma, OH 44134	Collateral Asset Summary – Loan No. 1 Midtown Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.4% 1.73x 10.7%

Appraisal. According to the appraisal, the Midtown Towers Property had an “as-is” appraised value of $77,400,000 as of June 9, 2026, as shown in the table below.

Midtown Towers Appraised Value(1)
Property	Value	Capitalization Rate
Midtown Towers	$77,400,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated June 23, 2026, there was no evidence of any recognized environmental conditions at the Midtown Towers Property.

The Market. The Midtown Towers Property is located at 5676 Broadview Road in Parma, Ohio, within the Cleveland metropolitan statistical area (the “Cleveland MSA”). Top employers in the Cleveland MSA include Cleveland Clinic Health System, University Hospital Health System, Group Management Services, Inc., Minute Men Cos., the U.S. Office of Personnel Management, Progressive Corporation, and Walmart. Primary access to the Midtown Towers Property is provided by Broadview Road with nearby access to Interstate 480, located approximately 1.10 miles from the Midtown Towers Property, which provides linkage to the surrounding area.

According to a third-party market research report, the Midtown Towers Property is located in the Lakewood multifamily submarket of the Cleveland MSA. As of the first quarter of 2026, the Lakewood multifamily submarket had a total inventory of 20,065 units, a vacancy rate of 5.1%, and asking rent of $1,101 per unit.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Midtown Towers Property was 15,985, 103,533 and 253,798, respectively. The 2025 average household income within the same radii was $83,490, $84,458 and $79,281, respectively.

The following table presents certain information relating to comparable multifamily properties to the Midtown Towers Property:

Comparable Multifamily Properties(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit
Midtown Towers(2) 5676 Broadview Road Parma, OH	-	1968 / 2024-2026	635	94.2%	1 Bed / 1 Bath	621 SF	$953(2)
					2 Bed / 1 Bath	840 SF	$1,141(2)
					2 Bed / 1.5 Bath	870 SF	$1,208(2)
					3 Bed / 2 Bath	1,060 SF	$1,552(2)
Ridgewood House 6630 State Road Parma, OH	1.9 mi	1968 / NAP	131	94.7%	Studio / 1 BA	225 SF	$760
					1 BR / 1 BA	600 SF	$1,005
					2 BR / 1 BA	800 SF	$1,215
					3 BR / 1 BA	1,200 SF	$1,560
Broadview Gardens Apartments 1907 Pleasantdale Road Cleveland, OH	1.0 mi	1957 / NAP	418	99.3%	1 BR / 1 BA	444 SF	$893
					2 BR / 1 BA	569 SF	$970
The Reserve at 1150 1150 Omalley Dr Parma, OH	0.2 mi	1987 / 2019	148	96.6%	1 BR / 1 BA	579 SF	$1,001
					2 BR / 1 BA	879 SF	$1,201
					2 BR / 2.5 BA	1,035 SF	$1,583
North Church Towers 9235 N Church Dr Cleveland, OH	3.4 mi	1968 / 2013	397	89.0%	1 BR / 1 BA	581 SF	$995
					2 BR / 1 BA	830 SF	$1,100
					2 BR / 1.5 BA	889 SF	$1,200
					3 BR / 2 BA	1,082 SF	$1,725
The Regency Apartments 6841 Day Dr Parma, OH	2.7 mi	1969 / NAP	836	98.0%	Studio / 1 BA	450 SF	$745
					1 BR / 1 BA	609 SF	$880
					2 BR / 1 BA	844 SF	$1,075
					3 BR / 2 BA	1,131 SF	$1,430
Pleasant Valley Apartments Parma, OH	3.5 mi	1979 / NAP	197	97.0%	1 BR / 1 BA	539 SF	$920
					2 BR / 1 BA	787 SF	$1,068
					3 BR / 2 BA	1,054 SF	$1,488
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 30, 2026. Average Rent per Unit reflects the average base rent for occupied units.

The Borrower and the Borrower Sponsors. The borrower is Midtown Towers LLC, a single purpose entity, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Midtown Towers Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Binyomin Weinberger, Mordechai Gottlieb, as Trustee of the Gottlieb Family Trust U/A/D December 4, 2018, Izzy Gottlieb and Noemi Brandys.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Multifamily – Mid Rise 5676 Broadview Road Parma, OH 44134	Collateral Asset Summary – Loan No. 1 Midtown Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.4% 1.73x 10.7%

The borrower sponsors are the principals of Oakmark Management, which owns and operates approximately 30 properties and over 3,000 units across Ohio, Virginia, Delaware, New Jersey and Pennsylvania. Binyomin Weinberger has more than 15 years of multifamily experience and previously operated Rushmore, a 10,000-unit owner in Pennsylvania and New Jersey.

The borrower sponsors have significant experience in the submarket, owning both Midtown Towers Property and the 220-unit Forest Ridge property in Parma, Ohio. They acquired the Midtown Towers Property in May 2024 from Brookfield for $46.35 million, or approximately $73,000 per unit, and have owned it for approximately two years, renovating units and instituting fixed utility billback charges to drive revenue growth during that period.

Oakmark is a repeat agency borrower, carrying both Fannie Mae and Freddie Mac debt across its portfolio, and the Midtown Towers Mortgage Loan refinances an existing Freddie Mac mortgage.

Property Management. The Midtown Towers Property is managed by XLE Management LLC, a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of the Midtown Towers Mortgage Loan, the borrower deposited approximately (i) $112,180 into a reserve account for real estate taxes, (ii) $113,628 into a reserve account for insurance premiums and (iii) $99,888 into a reserve account for priority repairs.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $55,145).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $22,726).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $12,700; provided that collection of such monthly deposits is initially deferred and may be reinstated by the lender following (i) a default under the Midtown Towers Mortgage Loan documents, (ii) a transfer requiring lender approval, (iii) the placement of a subordinate loan or (iv) the lender’s assessment of the physical condition of the Midtown Towers Property.

Lockbox / Cash Management. The Midtown Towers Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish a lender-controlled clearing account, and is thereafter required to deposit, or cause the property manager to deposit, within one business day of receipt, all revenue derived from the Midtown Towers Property into such lender-controlled clearing account. Following a Lockbox Trigger Event, all funds deposited into the clearing account are required to be transferred on each business day to the borrower’s operating account unless a Trigger Period (as defined below) exists, in which case all funds in the clearing account are required to be swept on each business day to a lender-controlled deposit account to be applied and disbursed in accordance with the Midtown Towers Mortgage Loan documents, and all available cash remaining in the deposit account after the application of such funds in accordance with the Midtown Towers Mortgage Loan documents is required to be held by the lender in a cash collateral account as additional collateral for the Midtown Towers Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the cash collateral account to the borrower. Upon an event of default under the Midtown Towers Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Lockbox Trigger Event” means a period commencing upon the earliest to occur of (i) the commencement of a Trigger Period and (ii) the debt service coverage ratio being less than 1.10x.

“Trigger Period” means a period (A) commencing upon the occurrence of (i) an event of default under the Midtown Towers Mortgage Loan documents, (ii) a Low DSCR Period, which commences if, from and after the payment date occurring on September 1, 2026, the debt service coverage ratio is less than 1.05x as of the last day of any calendar quarter, (iii) the insolvency or bankruptcy of the property manager if the property manager is an affiliate of the borrower or guarantor, or (iv) the insolvency or bankruptcy of the borrower or any guarantor; and (B) expiring, provided no other Trigger Period is then continuing, upon (1) with regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, (2) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, (3) with regard to clause (iii) above, the replacement of the affiliated property manager with a non-affiliated property manager approved by the lender in accordance with the Midtown Towers Mortgage Loan documents, and (4) with regard to clause (iv) above, if such Trigger Period results solely from a qualifying involuntary petition against the borrower, the discharge or dismissal of such petition within 30 days of filing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Multifamily – Mid Rise 5676 Broadview Road Parma, OH 44134	Collateral Asset Summary – Loan No. 1 Midtown Towers	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.4% 1.73x 10.7%

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Multifamily – Garden 200 Aycock Avenue Monroe, GA 30655	Collateral Asset Summary – Loan No. 2 The Jax	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 65.5% 1.21x 7.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Multifamily – Garden 200 Aycock Avenue Monroe, GA 30655	Collateral Asset Summary – Loan No. 2 The Jax	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 65.5% 1.21x 7.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Multifamily – Garden 200 Aycock Avenue Monroe, GA 30655	Collateral Asset Summary – Loan No. 2 The Jax	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 65.5% 1.21x 7.7%
Mortgage Loan Information		Property Information
Loan Seller:	Axonic	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Robert Pereira, Urvish Patel, Sharran Srivatsaa and Brian Hurley	Collateral:	Fee
Borrower(s):	Jax Apartments SPE, LLC	Location:	Monroe, GA
Original Balance:	$43,500,000	Year Built / Renovated:	2025 / NAP
Cut-off Date Balance:	$43,500,000	Property Management:	ARC Living, LLC (borrower-affiliated)
% by Initial UPB:	7.9%	Size:	282 Units
Interest Rate:	6.17000%	Appraised Value / Per Unit:	$66,400,000 / $235,461
Note Date:	August 19, 2026	Appraisal Date:	June 24, 2026
Original Term:	60 months	Occupancy:	94.3% (as of July 15, 2026)
Amortization:	Interest Only	Underwritten NOI(2):	$3,337,390
Original Amortization:	NAP	Underwritten NCF:	$3,280,991
Interest Only Period:	60 months
First Payment Date:	October 1, 2026
Maturity Date:	September 1, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$2,700,144 (TTM June 30, 2026)
Additional Debt Balance:	NAP	2025 NOI(2):	$843,044
Call Protection:	YM1(56),O(4)	2024 NOI(2):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(2):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$154,255
Taxes:	$476,142	$55,363	NAP	Maturity Date Loan / Unit:	$154,255
Insurance:	$119,012	$13,838	NAP	Cut-off Date LTV:	65.5%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	65.5%
				UW NOI DY:	7.7%
				UW NCF DSCR:	1.21x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,500,000	100.0%	Loan Payoff	$41,523,713	95.5%
			Closing Costs(3)	1,000,449	2.3
			Upfront Reserves	595,154	1.4
			Return of Equity	380,685	0.9
Total Sources	$43,500,000	100.0%	Total Uses	$43,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	The increase from 2025 NOI to Most Recent NOI and Most Recent NOI to Underwritten NOI is primarily attributable to initial lease-up due to The Jax Property (as defined below) being built in 2025. 2024 NOI and 2023 NOI are unavailable due to this recent construction.
(3)	Closing Costs include (i) an origination fee of $369,750 and (ii) a rate buydown of $217,500.

The Loan. The second largest mortgage loan (“The Jax Mortgage Loan”) is secured by the borrower’s fee simple interest in a 282-unit, garden-style apartment complex located in Monroe, Georgia (“The Jax Property”). The Jax Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $43,500,000. The Jax Mortgage Loan was originated on August 19, 2026 by Axonic, and accrues interest at a fixed rate of 6.17000% per annum. The Jax Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Jax Mortgage Loan is September 1, 2031.

The Property. The Jax Property is a 282-unit, garden-style apartment complex located in Monroe, Georgia. The Jax Property was delivered in 2025 and is comprised of seven, three-story apartment buildings, a single-story clubhouse/leasing office and a single-story storage building situated on an approximately 26.6-acre site. Current ownership acquired the underlying site in September 2022 for $2.3 million and subsequently developed the property, which was completed in 2025.

Amenities at The Jax Property include a clubhouse, business center, fitness center, resort-style pool, grilling area, volleyball court, pet play area, pet washing station and electric vehicle charging stations. Unit amenities include granite countertops, faux-hardwood flooring, stainless steel appliances and full-size washers and dryers. The Jax Property also features 427 surface parking spaces, resulting in a parking ratio of approximately 1.51 spaces per unit. The unit mix at The Jax Property consists of 48 one-bedroom units, 204 two-bedroom units and 30 three-bedroom units across seven floor plans. As of July 15, 2026, based on the underwritten rent roll, The Jax Property was approximately 94.3% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Multifamily – Garden 200 Aycock Avenue Monroe, GA 30655	Collateral Asset Summary – Loan No. 2 The Jax	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 65.5% 1.21x 7.7%

The following table presents certain information relating to the unit mix at The Jax Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit(2)
1 Bed / 1 Bath - The Creek	48	17.0%	45	93.8%	835	$1,487	$1,535
2 Bed / 2 Bath - The Monroe	186	66.0%	176	94.6%	1,120	$1,691	$1,740
2 Bed / 2 Bath - The Cove	3	1.1%	3	100.0%	1,254	$1,712	$1,765
2 Bed / 2 Bath - The Bay	12	4.3%	10	83.3%	1,265	$1,906	$1,955
2 Bed / 2 Bath - The Jack	3	1.1%	3	100.0%	1,390	$1,921	$1,980
3 Bed / 2 Bath - The Brook	27	9.6%	26	96.3%	1,448	$2,119	$2,185
3 Bed / 2 Bath - The Beck	3	1.1%	3	100.0%	1,480	$2,169	$2,235
Total/Wtd. Avg.	282	100.0%	266	94.3%	1,117	$1,714	$1,765
(1)	Based on the underwritten rent roll dated July 15, 2026. Average Monthly Rental Rate is based on occupied units.
(2)	Source: Appraisal.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Jax Property:

Cash Flow Analysis(1)
	2025(2)	TTM 6/30/2026(2)	U/W(2)	U/W Per Unit
Gross Potential Rent	$5,806,538	$5,819,382	$5,809,788	$20,602
Vacancy	(3,051,253)	(918,229)	(286,781)	($1,017)
Concessions	(568,362)	(535,263)	(418,305)	($1,483)
Bad Debt	(34,514)	(76,916)	(91,214)	($323)
Net Rental Income	$2,152,409	$4,288,974	$5,013,489	$17,778
Utility Reimbursement	63,981	106,691	366,600	$1,300
Other Income	184,860	382,790	270,720	$960
Total Other Income	$248,841	$489,481	$637,320	$2,260
Effective Gross Income	$2,401,250	$4,778,455	$5,650,809	$20,038

Real Estate Taxes	287,799	292,949(3)	651,328(3)	$2,310
Insurance	131,921	160,909	158,202	$561
Utilities	256,949	445,664	376,192	$1,334
Repairs & Maintenance	307,605	260,824	260,824	$925
Management Fee	105,885	143,320	141,270	$501
Payroll	389,006	481,082	451,200	$1,600
Advertising	31,011	136,324	141,000(4)	$500
Professional Fees	0	25,575	0(4)	$0
General & Administrative	48,030	106,276	112,800(4)	$400
Employee Units	0	25,388	20,603	$73
Total Expenses	$1,558,206	$2,078,311	$2,313,419	$8,204

Net Operating Income	$843,044	$2,700,144	$3,337,390	$11,835
Replacement Reserves	0	0	56,399	$200
Net Cash Flow	$843,044	$2,700,144	$3,280,991	$11,635

Occupancy	NAV	94.3%(5)	86.3%(6)
NCF DSCR	0.31x	0.99x	1.21x
NOI Debt Yield	1.9%	6.2%	7.7%
(1)	Historical financial information prior to 2025 is not available due to The Jax Property delivering in 2025.
(2)	The increase from 2025 Net Operating Income to TTM 6/30/2026 Net Operating Income to Underwritten Net Operating Income is primarily attributable to initial lease-up due to The Jax Property delivering in 2025.
(3)	The increased Real Estate Taxes from TTM 6/30/2026 to U/W is due to The Jax Property tax reevaluation after construction in 2025.
(4)	Advertising, Professional Fees, and General & Administrative expenses are underwritten to the appraisal combined total of $253,800.
(5)	Based on the underwritten rent roll dated July 15, 2026.
(6)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Multifamily – Garden 200 Aycock Avenue Monroe, GA 30655	Collateral Asset Summary – Loan No. 2 The Jax	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 65.5% 1.21x 7.7%

Appraisal. According to the appraisal, The Jax Property had an “as-is” appraised value of $66,400,000 as of June 24, 2026, as shown in the table below.

The Jax Appraised Value(1)
Property	Value	Capitalization Rate
The Jax	$66,400,000	5.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated June 29, 2026, there was no evidence of any recognized environmental conditions at The Jax Property.

The Market. The Jax Property is located at 200 Aycock Avenue in Monroe, Georgia, within the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”). The Jax Property is located in Monroe, Walton County, Georgia, near downtown Atlanta. Top employers in the Atlanta MSA include Delta Air Lines, Northside Hospital, Piedmont Healthcare, Publix Super Markets, Wellstar Health Systems, The Home Depot, United Parcel Service and Emory University. Primary access to The Jax Property is provided by Aycock Avenue with nearby access to Georgia State Route 11 and U.S. Route 78, which provide linkage to the surrounding area and Atlanta.

According to a third-party market research report, The Jax Property is located in the Far East Atlanta Suburbs multifamily submarket of the Atlanta MSA. As of the first quarter of 2026, the Far East Atlanta Suburbs multifamily submarket had a total inventory of 13,861 units, a vacancy rate of 7.1% and asking rent of $1,453 per unit.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of The Jax Property was 967, 17,950 and 30,830, respectively. The 2025 average household income within the same radii was $64,421, $67,026 and $79,361, respectively.

The following table presents certain information relating to comparable multifamily properties to The Jax Property:

Comparable Multifamily Properties(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit
The Jax 200 Aycock Avenue Monroe, GA	-	2025 / NAP	282(2)	94.3%(2)	1 Bed / 1 Bath - The Creek(2)	835 SF(2)	$1,487(2)
					2 Bed / 2 Bath - The Monroe(2)	1,120 SF(2)	$1,691(2)
					2 Bed / 2 Bath - The Cove(2)	1,254 SF(2)	$1,712(2)
					2 Bed / 2 Bath - The Bay(2)	1,265 SF(2)	$1,906(2)
					2 Bed / 2 Bath - The Jack(2)	1,390 SF(2)	$1,921(2)
					3 Bed / 2 Bath - The Brook(2)	1,448 SF(2)	$2,119(2)
					3 Bed / 2 Bath - The Beck(2)	1,480 SF(2)	$2,169(2)
Sinclair at Callaway Farm 10500 Town Center Blvd Covington, GA	16 mi	2025 / NAP	388	69.1%	1BR/1BA 2BR/2BA 3BR/2BA	652 – 786 SF 999 – 1,100 SF 1,287 – 1,310 SF	$1,667 – $1,775 $1,885 - $2,237 $2,507 - $2,627
Villas at Loganville 2935 Rosebud Road Loganville, GA	16 mi	2010 / NAP	175	94.3%	Studio 1BR/1BA 2BR/2BA 3BR/2BA 3BR/2.5BA	691 SF 890 SF 1,186 – 1,626 SF 1,489 – 1,573 SF 1,626 SF	$1,386 $1,716 - $1,955 $1,559 - $3,764 $2,051 - $2,142 $1,754
Accent Springs 300 Bethlehem Springs Blvd Bethlehem, GA	10 mi	2026 / NAP	288	24.3%	1BR / 1BA 2BR / 2BA	823 – 825 SF 1,108 – 1,117 SF	$1,449 - $1,750 $1,699 - $2,100
The Stafford 91 Market St Bethlehem, GA	9.8 mi	2024 / NAP	288	94.0%	1BR / 1BA 2BR / 2BA	725 – 768 SF 1,109 – 1,144 SF	$1,510 - $1,760 $1,804 - $2,006
The Cove at Covington Town Center 12301 Town Center Boulevard Covington, GA	16 mi	2022 / NAP	350	96.3%	Studio 1BR/1BA 2BR/2BA 3BR/2BA	620 SF 775 – 853 SF 1,079 – 1,183 SF 1,296 – 1,945 SF	$1,341 - $1,351 $1,461 - $1,539 $1,738 - $1,803 $1,971 - $3,217
Rosemont Grayson 605 Athens Highway Loganville, GA	15 mi	2022 / NAP	344	96.2%	1BR/1BA 2BR/2BA 3BR/2BA	738 – 774 SF 1,099 – 1,194 SF 1,434 SF	$1,373 - $1,759 $1,725 - $1,771 $1,806
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 15, 2026. Average Rent per Unit reflects the average base rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Multifamily – Garden 200 Aycock Avenue Monroe, GA 30655	Collateral Asset Summary – Loan No. 2 The Jax	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 65.5% 1.21x 7.7%

The Borrower and the Borrower Sponsors. The borrower is Jax Apartments SPE, LLC, a Delaware limited liability company and single purpose entity, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Jax Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Robert Pereira, Urvish Patel, Sharran Srivatsaa and Brian Hurley.

The sponsorship is led by Robert Pereira, founder of ARC Multifamily Group, a vertically integrated multifamily operator formed in 2019. Robert Pereira has more than 20 years of real estate experience, including the ground-up construction of over 700 units and a schedule of real estate owned with more than 2,700 units within 100 miles of The Jax. Urvish Patel has more than 25 years of real estate experience. Brian Hurley founded Green River Builders, The Jax Property's developer. Sharran Srivatsaa was previously with Goldman Sachs and Credit Suisse and serves as president of The Real Brokerage. The sponsorship is a repeat Fannie Mae borrower.

The sponsors developed The Jax Property through a joint venture with Green River Builders.

Property Management. The Jax Property is managed by ARC Living, LLC, a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of The Jax Mortgage Loan, the borrower deposited approximately $595,154 into a reserve account for real estate taxes and insurance reserves.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $55,363).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $13,838).

Replacement Reserve – The borrower is not initially required to make monthly deposits into the capital replacement and repair reserve. The capital replacement and repair reserve monthly deposit, initially $4,700, is deferred; however, may be reinstated by the lender following (i) a default under The Jax Mortgage Loan documents, (ii) a transfer requiring lender approval, (iii) the placement of a subordinate loan or (iv) the lender’s assessment of the physical condition of The Jax Property.

Lockbox / Cash Management. The Jax Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Lockbox Trigger Event (as defined below), a lender-controlled clearing account is required to be opened or activated. Thereafter, any gross revenue received by the borrower or property manager is required to be deposited into the clearing account within one business day of receipt. During any Trigger Period (as defined below), funds deposited into the clearing account are required to be swept on a daily basis to a lender-controlled deposit account and applied and disbursed in accordance with The Jax Mortgage Loan documents, and all available cash remaining after the application of such funds is required to be held by the lender in a cash collateral account as additional collateral for The Jax Mortgage Loan. If a Trigger Period is not continuing, funds in the clearing account are required to be swept daily to the borrower’s operating account. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, amounts remaining in the cash collateral account are required to be disbursed to the borrower. Upon an event of default under The Jax Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Lockbox Trigger Event” means the earlier of (i) the commencement of a Trigger Period and (ii) the debt service coverage ratio being less than 1.15x, as determined by the lender.

“Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default, (ii) the commencement of a Low DSCR Period (as defined below), (iii) the insolvency or bankruptcy of an affiliated property manager, or (iv) the insolvency or bankruptcy of the borrower or guarantor; and (B) expiring, provided no other Trigger Period is then continuing, upon (1) with regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, (2) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, (3) with regard to clause (iii) above, the replacement of the affiliated property manager with a non-affiliated property manager approved by the lender in accordance with The Jax Mortgage Loan documents, and (4) with regard to clause (iv) above, if such Trigger Period results solely from a qualifying involuntary petition against the borrower, the discharge or dismissal of such petition within 30 days of filing.

A “Low DSCR Period” commences if, from and after the April 1, 2027 payment date, the debt service coverage ratio is less than 1.10x as of the last day of any calendar quarter and ends when the debt service coverage ratio is at least 1.10x for two consecutive calendar quarters, in each case as determined by the lender.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Multifamily – Garden 200 Aycock Avenue Monroe, GA 30655	Collateral Asset Summary – Loan No. 2 The Jax	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 65.5% 1.21x 7.7%

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Multifamily – Garden Various Various, AR Various	Collateral Asset Summary – Loan No. 3 NW Arkansas Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,061,000 73.1% 1.34x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Multifamily – Garden Various Various, AR Various	Collateral Asset Summary – Loan No. 3 NW Arkansas Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,061,000 73.1% 1.34x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Multifamily – Garden Various Various, AR Various	Collateral Asset Summary – Loan No. 3 NW Arkansas Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,061,000 73.1% 1.34x 8.6%
Mortgage Loan Information		Property Information
Loan Seller:	Axonic	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Paul A. Schmidt, Jr. and Bridget D. Schmidt	Collateral:	Fee
Borrower(s):	PBS Rental Properties, LLC	Location(3):	Various, AR
Original Balance:	$36,061,000	Year Built / Renovated(3):	Various / Various
Cut-off Date Balance:	$36,061,000	Property Management:	Self-Managed
% by Initial UPB:	6.6%	Size:	256 Units
Interest Rate:	6.22000%	Appraised Value / Per Unit(4):	$49,300,000 / $192,578
Note Date:	October 14, 2026	Appraisal Date(4)(5):	Various
Original Term(1):	61 months	Occupancy:	98.8% (as of September 9, 2026)
Amortization:	Interest Only	Underwritten NOI:	$3,119,060
Original Amortization:	NAP	Underwritten NCF:	$3,055,060
Interest Only Period(1):	61 months
First Payment Date(1):	November 1, 2026
Maturity Date:	November 1, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,393,131 (TTM July 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$3,337,456
Call Protection(1):	L(1),YM1(56),O(4)	2024 NOI:	$3,150,058
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$2,643,331

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$140,863
Taxes:	$208,940	$20,693	NAP	Maturity Date Loan / Unit:	$140,863
Insurance:	$131,801	$14,199	NAP	Cut-off Date LTV(4):	73.1%
Replacement Reserves:	$0	$5,461	NAP	Maturity Date LTV(4):	73.1%
Deferred Maintenance:	$121,080	$0	NAP	UW NOI DY:	8.6%
				UW NCF DSCR:	1.34x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,061,000	100.0%	Loan Payoff	$22,590,374	62.6%
			Return of Equity	11,136,700	30.9
			Closing Costs(6)	1,872,106	5.2
			Upfront Reserves	461,821	1.3
Total Sources	$36,061,000	100.0%	Total Uses	$36,061,000	100.0%
(1)	The first payment date for the NW Arkansas Portfolio Mortgage Loan (as defined below) is December 1, 2026. On the closing date of the AXDB 2026-MULT1 transaction, Axonic will deposit sufficient funds to pay the amount of interest that would be due with respect to a November 1, 2026 payment. Original Term, Interest Only Period, First Payment Date and Call Protection are inclusive of the additional November 1, 2026 interest-only payment funded by Axonic on the closing date of the AXDB 2026-MULT1 transaction.
(2)	See “Initial and Ongoing Reserves” below.
(3)	See the chart titled “Portfolio Summary” under “The Properties” below.
(4)	Appraised Value represents the aggregate “As-Is” appraised value of the NW Arkansas Portfolio Properties (as defined below).
(5)	See “Appraisals” below.
(6)	Closing Costs include (i) an origination fee of approximately $306,519 and (ii) a rate buydown of $1,081,830.

The Loan. The third largest mortgage loan (the “NW Arkansas Portfolio Mortgage Loan”) is secured by the borrower’s fee simple interests in a 256-unit, seven-property multifamily portfolio located in Northwest Arkansas (the “NW Arkansas Portfolio Properties”). The NW Arkansas Portfolio Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $36,061,000. The NW Arkansas Portfolio Mortgage Loan was originated on October 14, 2026 by Axonic, and accrues interest at a fixed rate of 6.22000% per annum. The NW Arkansas Portfolio Mortgage Loan has an initial term of 61 months (after giving effect to the deposit described in footnote (1) above) and is interest-only for the full term. The scheduled maturity date of the NW Arkansas Portfolio Mortgage Loan is November 1, 2031.

The Properties. The NW Arkansas Portfolio Properties are comprised of seven multifamily properties totaling 256 units, located in Benton and Washington counties, Arkansas. As of September 9, 2026, the NW Arkansas Portfolio Properties were 98.8% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Multifamily – Garden Various Various, AR Various	Collateral Asset Summary – Loan No. 3 NW Arkansas Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,061,000 73.1% 1.34x 8.6%

The following table presents certain information relating to the NW Arkansas Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
Meadowlands	Centerton, AR	2006 / 2019	64	98.4%	$8,850,671	24.5%	NAV	NAV	$12,100,000
Ecology	Farmington, AR	1973 / NAP	53	100.0%	$7,972,919	22.1%	NAV	NAV	$10,900,000
Honeysuckle	Fayetteville, AR	1984 / NAP	44	97.7%	$6,071,122	16.8%	NAV	NAV	$8,300,000
Windwood	Springdale, AR	1987 / NAP	34	97.1%	$4,608,201	12.8%	NAV	NAV	$6,300,000
Brooks Duplexes	Fayetteville, AR	1975 / NAP	30	100.0%	$4,096,178	11.4%	NAV	NAV	$5,600,000
Clevenger	Fayetteville, AR	1972 / 2022	20	100.0%	$2,998,988	8.3%	NAV	NAV	$4,100,000
Fountains	Fayetteville, AR	1984 / NAP	11	100.0%	$1,462,921	4.1%	NAV	NAV	$2,000,000
Total/ Wtd. Avg			256	98.8%	$36,061,000	100.0%	$3,119,060	100.0%	$49,300,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated September 9, 2026.

Meadowlands. The Meadowlands property consists of 16, two-story, garden-style buildings situated on a 5.28-acre site located in Centerton, Arkansas, totaling 64 units (the “Meadowlands Property”). The Meadowlands Property was originally constructed in 2006 and most recently renovated in 2019. The Meadowlands Property includes 128 parking spaces, resulting in a parking ratio of approximately 2.00 spaces per unit. The average unit size at the Meadowlands Property is 1,500 SF, with 3 bedroom / 2.5 bathroom units. As of September 9, 2026, the Meadowlands Property is 98.4% occupied.

Ecology. The Ecology property consists of 20, one- to two-story, garden-style buildings situated on a 7.53-acre site located in Farmington, Arkansas, totaling 53 units (the “Ecology Property”). The Ecology Property was originally constructed in 1973. The Ecology Property includes 159 parking spaces, resulting in a parking ratio of approximately 3.00 spaces per unit. The average unit size at the Ecology Property is 1,247 SF, with unit types ranging from 2 bedroom / 1 bathroom to 3 bedroom / 2.5 bathroom. As of September 9, 2026, the Ecology Property is 100.0% occupied.

Honeysuckle. The Honeysuckle property consists of 22, one- to two-story, garden-style buildings situated on an 8.20-acre site located in Fayetteville, Arkansas, totaling 44 units (the “Honeysuckle Property”). The Honeysuckle Property was originally constructed in 1984. The Honeysuckle Property includes 176 parking spaces, resulting in a parking ratio of approximately 4.00 spaces per unit. The average unit size at the Honeysuckle Property is 1,250 SF, with 2 bedroom / 1.5 bathroom units. As of September 9, 2026, the Honeysuckle Property is 97.7% occupied.

Windwood. The Windwood property consists of 17, one-story, garden-style buildings situated on a 3.62-acre site located in Springdale, Arkansas, totaling 34 units (the “Windwood Property”). The Windwood Property was originally constructed in 1987. The Windwood Property includes 74 parking spaces, resulting in a parking ratio of approximately 2.18 spaces per unit. The average unit size at the Windwood Property is 1,012 SF, with unit types ranging from 2 bedroom / 1 bathroom to 3 bedroom / 2.5 bathroom. As of September 9, 2026, the Windwood Property is 97.1% occupied.

Brooks Duplexes. The Brooks Duplexes property consists of 15, one-story, garden-style buildings situated on a 5.94-acre site located in Fayetteville, Arkansas, totaling 30 units (the “Brooks Duplexes Property”). The Brooks Duplexes Property was originally constructed in 1975. The Brooks Duplexes Property includes 60 parking spaces, resulting in a parking ratio of approximately 2.00 spaces per unit. The average unit size at the Brooks Duplexes Property is 1,050 SF, with unit types ranging from 2 bedroom / 1 bathroom to 3 bedroom / 3 bathroom. As of September 9, 2026, the Brooks Duplexes Property is 100.0% occupied.

Clevenger. The Clevenger property consists of 11, one-story, garden-style buildings situated on a 5.07-acre site located in Fayetteville, Arkansas, totaling 20 units (the “Clevenger Property”). The Clevenger Property was originally constructed in 1972 and most recently renovated in 2022. The Clevenger Property includes 40 parking spaces, resulting in a parking ratio of approximately 2.00 spaces per unit. The average unit size at the Clevenger Property is 893 SF, with unit types ranging from 2 bedroom / 1 bathroom to 3 bedroom / 3 bathroom. As of September 9, 2026, the Clevenger Property is 100.0% occupied.

Fountains. The Fountains property consists of two, two-story, garden-style buildings situated on a 0.85-acre site located in Fayetteville, Arkansas, totaling 11 units (the “Fountains Property”). The Fountains Property was originally constructed in 1984. The Fountains Property includes 22 parking spaces, resulting in a parking ratio of approximately 2.00 spaces per unit. The average unit size at the Fountains Property is 960 SF, with 2 bedroom / 1.5 bathroom units. As of September 9, 2026, the Fountains Property is 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Multifamily – Garden Various Various, AR Various	Collateral Asset Summary – Loan No. 3 NW Arkansas Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,061,000 73.1% 1.34x 8.6%

The following table presents certain information relating to the unit mix at the NW Arkansas Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Vacant Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Meadowlands
3 Bedroom / 2.5 Bathroom	64	100.0%	1	98.4%	1,500	$1,348	$1,322
Property Total / Wtd Avg.	64	100.0%	1	98.4%	1,500	$1,348	$1,322
Ecology
2 Bedroom / 1 Bathroom	14	26.4%	0	100.0%	865	$1,187	$1,169
2 Bedroom / 1.5 Bathroom	6	11.3%	0	100.0%	960	$1,207	$1,241
2 Bedroom / 2 Bathroom	2	3.8%	0	100.0%	856	$1,417	$1,400
3 Bedroom / 2 Bathroom	1	1.9%	0	100.0%	1,170	$1,570	$1,545
3 Bedroom / 2.5 Bathroom	30	56.6%	0	100.0%	1,511	$1,547	$1,511
Property Total / Wtd Avg.	53	100.0%	0	100.0%	1,247	$1,409	$1,387
Honeysuckle
2 Bedroom / 1.5 Bathroom	44	100.0%	1	97.7%	1,250	$1,352	$1,327
Property Total / Wtd Avg.	44	100.0%	1	97.7%	1,250	$1,352	$1,327
Windwood
2 Bedroom / 1 Bathroom	28	82.4%	1	96.4%	946	$1,194	$1,186
3 Bedroom / 2.5 Bathroom	6	17.6%	0	100.0%	1,317	$1,625	$1,617
Property Total / Wtd Avg.	34	100.0%	1	97.1%	1,012	$1,272	$1,262
Brooks Duplexes
2 Bedroom / 1 Bathroom	2	6.7%	0	100.0%	875	$1,363	$1,300
2 Bedroom / 2 Bathroom	24	80.0%	0	100.0%	1,007	$1,311	$1,281
3 Bedroom / 3 Bathroom	4	13.3%	0	100.0%	1,394	$1,609	$1,590
Property Total / Wtd Avg.	30	100.0%	0	100.0%	1,050	$1,354	$1,323
Clevenger
2 Bedroom / 1 Bathroom	19	95.0%	0	100.0%	861	$1,291	$1,320
3 Bedroom / 3 Bathroom	1	5.0%	0	100.0%	1,500	$1,620	$1,620
Property Total / Wtd Avg.	20	100.0%	0	100.0%	893	$1,307	$1,335
Fountains
2 Bedroom / 1.5 Bathroom	11	100.0%	0	100.0%	960	$1,279	$1,259
Property Total / Wtd Avg.	11	100.0%	0	100.0%	960	$1,279	$1,259
Portfolio Total / Wtd Avg.	256	100.0%	3	98.8%	1,216	$1,346	$1,327
(1)	Based on the underwritten rent roll dated September 9, 2026.
(2)	Source: Appraisals.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the NW Arkansas Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	TTM 7/31/2026	U/W	U/W Per Unit
Base Rent	$3,119,551	$3,659,482	$3,901,888	$3,965,362	$4,132,955	$16,144
Gross Potential Rent	$3,119,551	$3,659,482	$3,901,888	$3,965,362	$4,132,955	$16,144
Other Income	202,118	234,681	251,844	243,157	259,000	$1,012
Net Rental Income	$3,321,670	$3,894,163	$4,153,732	$4,208,519	$4,391,955	$17,156
(Vacancy / Credit Loss)	0	0	0	0	(206,648)	($807)
Total Effective Gross Income	$3,321,670	$3,894,163	$4,153,732	$4,208,519	$4,185,307	$16,349

Real Estate Taxes	168,870	185,026	238,756	259,155	278,587	$1,088
Insurance	150,631	169,411	180,225	170,388	237,595	$928
Management Fee	191,942	208,295	212,546	219,461	209,265	$817
Other Expenses(1)	166,896	181,373	184,750	166,385	340,800	$1,331
Total Expenses	$678,339	$744,105	$816,276	$815,388	$1,066,247	$4,165

Net Operating Income	$2,643,331	$3,150,058	$3,337,456	$3,393,131	$3,119,060	$12,184
Replacement Reserves	0	0	0	0	64,000	$250
Net Cash Flow	$2,643,331	$3,150,058	$3,337,456	$3,393,131	$3,055,060	$11,934

Occupancy	NAV	NAV	NAV	98.8%(2)	95.0%(3)
NCF DSCR	1.16x	1.39x	1.47x	1.49x	1.34x
NOI Debt Yield	7.3%	8.7%	9.3%	9.4%	8.6%
(1)	Other Expenses include utilities, repairs and maintenance, and general and administrative expenses.
(2)	Based on the underwritten rent roll dated September 9, 2026.
(3)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Multifamily – Garden Various Various, AR Various	Collateral Asset Summary – Loan No. 3 NW Arkansas Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,061,000 73.1% 1.34x 8.6%

Appraisals. The NW Arkansas Portfolio Properties had an aggregate appraised value of $49,300,000 as of June 30, 2026 or July 1, 2026, as shown in the table below.

Appraised Value(1)
Property	Value	Capitalization Rate
Meadowlands	$12,100,000	6.00%
Ecology	$10,900,000	6.00%
Honeysuckle	$8,300,000	6.00%
Windwood	$6,300,000	6.00%
Brooks Duplexes	$5,600,000	6.00%
Clevenger	$4,100,000	6.00%
Fountains	$2,000,000	6.00%
Portfolio Total / Avg.	$49,300,000	6.00%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental site assessments dated between July 9, 2026 and July 13, 2026 did not identify any recognized environmental conditions at any of the NW Arkansas Portfolio Properties.

The Market. According to the appraisals, the NW Arkansas Portfolio Properties are located in the Fayetteville-Springdale-Rogers, AR-MO metropolitan statistical area in Northwest Arkansas. The metropolitan area had a 2025 population of approximately 611,655, representing annual population growth of 2.3%, and approximately 231,761 households. The 2025 median household income was approximately $82,028 and approximately 38.1% of occupied housing units were renter occupied. Major employers in the region include Walmart, Tyson Foods and J.B. Hunt Transport Services. As of the first quarter of 2026, the Fayetteville-Springdale-Rogers multifamily market included approximately 43,779 units with an average occupancy rate of 95.3% and a weighted average effective asking rent of approximately $1,221 per unit, or $1.36 per SF.

According to the appraisals, the Fayetteville submarket, in which six of the NW Arkansas Portfolio Properties are located, contained approximately 15,041 units as of the first quarter of 2026. The average occupancy rate was approximately 95.7%. The submarket had approximately 496 units under construction and 468 units slated for delivery over the next four quarters. Effective asking rents averaged approximately $1,096 per unit per month.

According to the appraisals, the Springdale/Rogers/Bentonville submarket, in which the Meadowlands Property is located, contained approximately 28,738 units as of the first quarter of 2026. The average occupancy rate was approximately 95.1%. The submarket had approximately 1,825 units under construction and 1,050 units slated for delivery over the next four quarters. Effective asking rents averaged approximately $1,258 per unit per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Multifamily – Garden Various Various, AR Various	Collateral Asset Summary – Loan No. 3 NW Arkansas Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,061,000 73.1% 1.34x 8.6%

The following table presents certain information relating to comparable multifamily properties to the NW Arkansas Portfolio Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Number of Units	Occupancy	Average Unit Size	Average Rent Per Unit
Meadowlands 804 Meadowlands Drive Centerton, AR	2006 / 2019	64(2)	98.4%(2)	1,500(2)	$1,348(2)
Ecology 344 North Double Springs Road Farmington, AR	1973 / NAP	53(2)	100.0%(2)	1,247(2)	$1,409(2)
Honeysuckle 4179 North Sunflower Circle Fayetteville, AR	1984 / NAP	44(2)	97.7%(2)	1,250(2)	$1,352(2)
Windwood 1905 South 40th Street Springdale, AR	1987 / NAP	34(2)	97.1%(2)	1,012(2)	$1,272(2)
Brooks Duplexes 993 North Brook Drive Fayetteville, AR	1975 / NAP	30(2)	100.0%(2)	1,050(2)	$1,354(2)
Clevenger 764 North 54th Avenue Fayetteville, AR	1972 / 2022	20(2)	100.0%(2)	893(2)	$1,307(2)
Fountains 4119 North Sunflower Circle Fayetteville, AR	1984 / NAP	11(2)	100.0%(2)	960(2)	$1,279(2)
Rupple Townhomes 4234 West Eisenhower Place Fayetteville, AR	2022 / NAP	64	100.0%	1,214 SF	$1,725
Moonlight Cottages, Duplex and Townhomes 5280 West Moonlight Drive Fayetteville, AR	2005 / NAP	49	98.0%	1,115 SF	$1,084
Pleasant Woods Townhomes 1727 Pleasant Woods Drive Fayetteville, AR	2002 / NAP	60	98.3%	1,200 SF	$1,200
3161 W Montrail Pl 3161 West Montrail Place Fayetteville, AR	2000 / NAP	31	93.5%	1,404 SF	$1,695
Meadow View Townhomes 2509 Meadow View Drive Fayetteville, AR	1998 / NAP	85	98.8%	1,200 SF	$1,251
2305-2315 E Kantz Cv 2305 East Kantz Cove Fayetteville, AR	1985 / NAP	6	100.0%	1,072 SF	$1,200
Village at Scull Creek 2619 North Quality Lane Fayetteville, AR	2007 / NAP	54	94.4%	1,005 SF	$1,092
Springdale Square Apartments 1305 Crutcher Street Springdale, AR	2002 / NAP	96	92.7%	619 SF	$1,027
Talmoore Townhomes 2093 Oriole Street Springdale, AR	2021 / NAP	40	100.0%	1,126 SF	$1,100
Elm Tree Townhomes 3102 Southwest 2nd Street Bentonville, AR	2022 / NAP	32	96.9%	1,509 SF	$1,664
Valley Oaks 800 Valley Oaks Lane Centerton, AR	2022 / NAP	38	94.7%	1,394 SF	$1,621
Woodward Park 111 Northwest 63rd Avenue Bentonville, AR	2023 / NAP	100	96.0%	1,137 SF	$1,566
Reserve on Central 1301 East Central Avenue Bentonville, AR	1995 / NAP	62	85.5%	1,202 SF	$1,221
Hawthorne Row 1801 Southeast J Street Bentonville, AR	2024 / NAP	12	100.0%	2,002 SF	$2,835
Har-Ber Meadows Townhomes 6523 Lynch's Prairie Cove Springdale, AR	2023 / NAP	22	90.9%	1,274 SF	$1,563
Har-Ber Townhomes Har-Ber Avenue Springdale, AR	2020 / NAP	25	100.0%	1,126 SF	$1,314
Bradford Duplexes 592 Bradford Dr Tontitown, AR	2023 / NAP	20	95.0%	1,472 SF	$1,838
Emma East Apartments 1907 East Emma Avenue Springdale, AR	2005 / NAP	55	94.5%	950 SF	$1,116
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Multifamily – Garden Various Various, AR Various	Collateral Asset Summary – Loan No. 3 NW Arkansas Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,061,000 73.1% 1.34x 8.6%

The Borrower and the Borrower Sponsors. The borrower is PBS Rental Properties, LLC, a Delaware limited liability company and single purpose entity having one independent director in its organizational structure. The borrower’s counsel delivered a non-consolidation opinion upon closing of the NW Arkansas Portfolio Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Paul A. Schmidt, Jr. and Bridget D. Schmidt, local owner-operators and repeat agency borrowers based in Rogers, Arkansas with more than 10 years of experience in the Northwest Arkansas market. The borrower sponsors own 37 properties totaling approximately 350 units, all located in the Northwest Arkansas metropolitan area. The borrower sponsors either acquired or constructed the NW Arkansas Portfolio Properties between 2014 and 2018.

Property Management. The NW Arkansas Portfolio Properties are self-managed by the borrower.

Initial and Ongoing Reserves. At origination of the NW Arkansas Portfolio Mortgage Loan, the borrower deposited approximately (i) $121,080 into a reserve for deferred maintenance, (ii) $208,940 into a reserve account for real estate taxes and (iii) $131,801 into a reserve account for insurance premiums.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount sufficient to enable the lender to pay taxes when due (initially approximately $20,693 per month).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount sufficient to enable the lender to pay insurance premiums when due (initially approximately $14,199 per month).

Replacement Reserve – The borrower is required to deposit into a capital replacement and repair reserve, on a monthly basis, approximately $5,461.

Lockbox / Cash Management. The NW Arkansas Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish a lender-approved clearing account and cause all gross revenue to be deposited into such clearing account within one business day following receipt. During a Trigger Period (as defined below), funds are swept daily to a lender-controlled cash management account and applied and disbursed in accordance with the NW Arkansas Portfolio Mortgage Loan documents. All available cash remaining after such applications is deposited into a cash collateral account until the Trigger Period is terminated. If no Trigger Period is continuing, funds are swept daily to the borrower’s operating account.

A “Lockbox Trigger Event” means the earlier of (i) the commencement of a Trigger Period and (ii) the debt service coverage ratio being less than 1.20x.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) a Low DSCR Period (as defined below), (iii) the insolvency or bankruptcy of an affiliated property manager or (iv) certain bankruptcy or insolvency events of the borrower or a guarantor; and (B) expiring, provided no other Trigger Period is then continuing, upon (1) with regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, (2) with regard to clause (ii) above, the cure of such Low DSCR Period, (3) with regard to clause (iii) above, the replacement of the affiliated property manager with a non-affiliated property manager approved by the lender in accordance with the NW Arkansas Portfolio Mortgage Loan documents and (4) with regard to clause (iv) above, if such Trigger Period results solely from a qualifying involuntary petition against the borrower, the discharge or dismissal of such petition within 30 days of filing

A “Low DSCR Period” commences if, from and after the December 1, 2026 payment date, the debt service coverage ratio is less than 1.15x as of the last day of any calendar quarter and ends when the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters, in each case as determined by the lender.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Multifamily – High Rise 4180 North Marine Drive Chicago, IL 60613	Collateral Asset Summary – Loan No. 4 Marine Terrace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,307,000 62.5% 1.36x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Multifamily – High Rise 4180 North Marine Drive Chicago, IL 60613	Collateral Asset Summary – Loan No. 4 Marine Terrace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,307,000 62.5% 1.36x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Multifamily – High Rise 4180 North Marine Drive Chicago, IL 60613	Collateral Asset Summary – Loan No. 4 Marine Terrace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,307,000 62.5% 1.36x 8.9%
Mortgage Loan Information		Property Information
Loan Seller:	Axonic	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	Nicholas Yassan and Nicholas Yassan, as Trustee of Nicholas Yassan Trust	Collateral:	Fee
Borrower(s):	4180 Holdings II, LLC	Location:	Chicago, IL
Original Balance:	$33,307,000	Year Built / Renovated:	1950 / 2025
Cut-off Date Balance:	$33,307,000	Property Management:	Rany Management, LLC (borrower-affiliated)
% by Initial UPB:	6.1%	Size:	190 Units
Interest Rate:	6.36000%	Appraised Value / Per Unit:	$53,300,000 / $280,526
Note Date:	September 9, 2026	Appraisal Date:	July 31, 2026
Original Term:	60 months	Occupancy:	91.6% (as of August 14, 2026)
Amortization:	Interest Only	Underwritten NOI:	$2,966,856
Original Amortization:	NAP	Underwritten NCF:	$2,919,356
Interest Only Period:	60 months
First Payment Date:	November 1, 2026
Maturity Date:	October 1, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,720,585 (TTM July 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,498,707
Call Protection:	YM1(56),O(4)	2024 NOI:	$2,331,005
Lockbox / Cash Management:	Springing / Springing	2023 NOI(2):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$175,300
Taxes:	$44,962	$44,962	NAP	Maturity Date Loan / Unit:	$175,300
Insurance:	$89,126	$9,903	NAP	Cut-off Date LTV:	62.5%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	62.5%
Deferred Maintenance:	$5,000	$0	NAP	UW NOI DY:	8.9%
				UW NCF DSCR:	1.36x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,307,000	100.0%	Loan Payoff	$29,528,667	88.7%
			Return of Equity	2,494,999	7.5
			Closing Costs(3)	1,144,246	3.4
			Upfront Reserves	139,088	0.4
Total Sources	$33,307,000	100.0%	Total Uses	$33,307,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	2023 NOI is unavailable due to the owner acquiring the last 16 of 190 units of the former condominium in September 2023, and later consolidating them into a single parcel.
(3)	Closing Costs include an origination fee of $499,605.

The Loan. The fourth largest mortgage loan (the “Marine Terrace Mortgage Loan”) is secured by the borrower’s fee simple interest in a 190-unit, high-rise apartment complex located in Chicago, Illinois (the “Marine Terrace Property”). The Marine Terrace Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $33,307,000. The Marine Terrace Mortgage Loan was originated on September 9, 2026 by Axonic, and accrues interest at a fixed rate of 6.36000% per annum. The Marine Terrace Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Marine Terrace Mortgage Loan is October 1, 2031.

The Property. The Marine Terrace Property is a 190-unit, high-rise apartment complex located in Chicago, Illinois. The Marine Terrace Property was originally constructed in 1950 and is comprised of one, 16-story apartment building situated on an approximately 0.47-acre site. The current ownership entity began acquiring individual condominium units in 2010 and acquired the final 16 units in September 2023, resulting in 100% ownership of all 190 units and operation of the property as a single rental apartment community. The Marine Terrace Property has benefited from approximately $2.2 million of capital improvements since 2024, including modernization of both elevators, renovations to common areas and residential units, improvements to the laundry room and parking garage, façade repairs, exterior painting and storage unit enhancements.

Amenities at the Marine Terrace Property include common laundry and storage lockers, and unit amenities include ceiling fans, refrigerators, oven/ranges, microwaves and dishwashers. The Marine Terrace Property also features 47 surface and garage parking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Multifamily – High Rise 4180 North Marine Drive Chicago, IL 60613	Collateral Asset Summary – Loan No. 4 Marine Terrace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,307,000 62.5% 1.36x 8.9%

spaces, resulting in a parking ratio of approximately 0.2 spaces per unit. The unit mix at the Marine Terrace Property consists of six studio units, 169 one-bedroom units, 10 two-bedroom units and five three-bedroom units. As of August 14, 2026, based on the underwritten rent roll, the Marine Terrace Property was approximately 91.6% occupied.

The following table presents certain information relating to the unit mix at the Marine Terrace Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit(2)
Studio / 1 Bath	6	3.2%	6	100.0%	500	$1,593	$1,579
1 Bed / 1 Bath	169	88.9%	154	91.1%	700	$1,793	$1,776
2 Bed / 1 Bath	10	5.3%	10	100.0%	1,200	$2,876	$2,840
3 Bed / 2 Bath	5	2.6%	4	80.0%	1,400	$3,733	$3,733
Total/Wtd. Avg.	190	100.0%	174	91.6%	738	$1,893	$1,867
(1)	Based on the underwritten rent roll dated August 14, 2026. Average Monthly Rental Rate is based on occupied units.
(2)	Source: Appraisal.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marine Terrace Property:

Cash Flow Analysis(1)
	2024	2025	TTM 7/31/2026	U/W	U/W Per Unit
Gross Potential Rent	$3,288,100	$3,444,930	$3,720,634	$4,319,428	$22,734
Vacancy	0	0	0	(367,480)	($1,934)
Concessions	(1,142)	(46,688)	(145,949)	(21,597)	($114)
Bad Debt	0	0	0	(21,597)	($114)
Net Rental Income	$3,286,958	$3,398,242	$3,574,685	$3,908,754	$20,572
Utility Reimbursement	141,393	206,524	221,010	244,228	$1,285
Miscellaneous Other Income	72,807	77,960	72,059	90,688	$477
Damage/Late/Deposits	15,532	14,951	9,346	9,392	$49
Parking	94,214	113,048	123,354	130,340	$686
Pet	7,810	14,616	9,991	10,052	$53
Laundry	39,595	34,609	47,882	46,300	$244
Effective Gross Income	$3,658,310	$3,859,950	$4,058,327	$4,439,754	$23,367

Real Estate Taxes	629,152	638,562	555,984	496,266(2)	$2,612
Insurance	71,257	106,828	105,760	103,334	$544
Utilities	247,344	311,422	360,144	319,382	$1,681
Repairs & Maintenance	145,886	73,398	85,131	190,000	$1,000
Management Fee	0	0	0	133,193	$701
Payroll	68,400	105,577	193,643	193,643	$1,019
Advertising	109,776	79,586	8,100	8,100	$43
Professional Fees	37,523	28,077	10,665	10,665	$56
General & Administrative	17,967	17,794	18,315	18,315	$96
Total Expenses	$1,327,305	$1,361,243	$1,337,742	$1,472,898	$7,752
	0	0
Net Operating Income	$2,331,005	$2,498,707	$2,720,585	$2,966,856	$15,615
Replacement Reserves	0	0	0	47,500	$250
Net Cash Flow	$2,331,005	$2,498,707	$2,720,585	$2,919,356	$15,365

Occupancy	NAV	NAV	91.6%(3)	90.5%(4)
NCF DSCR	1.09x	1.16x	1.27x	1.36x
NOI Debt Yield	7.0%	7.5%	8.2%	8.9%
(1)	2023 Net Operating Income is unavailable due to the owner acquiring the last 16 of 190 units of the former condominium in September 2023, and later consolidating them into a single parcel.
(2)	Real Estate Taxes are underwritten based on the appraisal's stabilized tax estimate, which reflects the assessment of the single tax parcel created when the former condominium units were consolidated, with the 2025 equalization factor and the 2024 tax rate applied. Historical Real Estate Taxes reflect taxes assessed on the individual condominium unit parcels before consolidation.
(3)	Based on the underwritten rent roll dated August 14, 2026.
(4)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Multifamily – High Rise 4180 North Marine Drive Chicago, IL 60613	Collateral Asset Summary – Loan No. 4 Marine Terrace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,307,000 62.5% 1.36x 8.9%

Appraisal. According to the appraisal, the Marine Terrace Property had an “as-is” appraised value of $53,300,000 as of July 31, 2026, as shown in the table below.

Marine Terrace Appraised Value(1)
Property	Value	Capitalization Rate
Marine Terrace	$53,300,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated July 31, 2026, there was no evidence of any recognized environmental conditions at the Marine Terrace Property.

The Market. The Marine Terrace Property is located at 4180 North Marine Drive in Chicago, Illinois, within the Chicago-Naperville-Elgin metropolitan statistical area (the “Chicago MSA”). The Marine Terrace Property is located in the Uptown neighborhood in the northern portion of Chicago. Top employers in Cook County include Amazon.com, Inc., Advocate Health, Northwestern Memorial Healthcare, Endeavor Health, the University of Chicago, United Airlines Holdings, Inc., Walmart, Inc., Rush University System for Health and J.P. Morgan Chase. Primary access to the Marine Terrace Property is provided by North Marine Drive with nearby access to U.S. Route 41 and Interstate 90, which provide linkage to the surrounding area.

According to a third-party market research report, the Marine Terrace Property is located in the Lincoln Park/Lakeview multifamily submarket of the Chicago MSA. As of the second quarter of 2026, the Lincoln Park/Lakeview multifamily submarket had a total inventory of 47,138 units, a vacancy rate of 2.5%, and asking rent of $2,860 per unit.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Marine Terrace Property was 66,256, 376,750 and 940,284, respectively. The 2025 average household income within the same radii was $127,700, $162,510 and $159,992, respectively.

The following table presents certain information relating to comparable multifamily properties to the Marine Terrace Property:

Comparable Multifamily Properties(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit(2)
Marine Terrace(2) 4180 North Marine Drive Chicago, IL	-	1950 / 2025	190	91.6%	Studio / 1 Bath	500 SF	$1,593
					1 Bed / 1 Bath	700 SF	$1,793
					2 Bed / 1 Bath	1,200 SF	$2,876
					3 Bed / 2 Bath	1,400 SF	$3,733
445 W Barry Ave 445 W Barry Avenue Chicago, IL	1.4 mi	1974 / NAP	126	96.0%	Studio / 1 BA 1 BR / 1 BA 2 BR / 1 BA 3 BR / 2 BA	600 SF 750 SF 900 SF 1,100 SF	$1,845 $2,489 $2,818 $3,689
Maynard at Elaine Place 3419 North Elaine Place Chicago, IL	0.9 mi	1925 / NAP	182	98.3%	Studio / 1 BA 1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA	483 SF 767 – 1,150 SF 811 – 1,421 SF 887 SF	$1,774 $1,602 - $2,311 $2,220 - $2,863 $2,746
Lawrence House Apartments 1020 West Lawrence Avenue Chicago, IL	0.9 mi	1935 / 2017	343	96.5%	Studio / 1 Bath	236 - 303 SF	$1,271 - $1,561
4100 N Marine Dr 4100 North Marine Drive Chicago, IL	0.1 mi	1964 / 2002	190	99.5%	Studio / 1 BA 1 BR / 1 BA 2 BR / 1 BA 3 BR / 2 BA	500 SF 700 SF 850 – 900 SF 1,100 SF	$1,373 $2,090 $2,365 - $2,891 $3,287
Wave Lakeview 420 West Belmont Avenue Chicago, IL	1.2 mi	1967 / 2018	207	93.2%	Studio / 1 BA 1 BR / 1 BA	565 SF 488 – 795 SF	$1,919 $1,936 – $2,641
The Covington 4600 North Clarendon Avenue Chicago, IL	0.6 mi	1965 / NAP	165	98.8%	Studio / 1 BA 1 BR / 1 BA 2 BR / 1 BA	400 – 464 SF 550 – 750 SF 1,100 SF	$1,572 - $1,778 $1,853 - $1,976 $2,718
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 14, 2026. Average Rent per Unit reflects the average base rent for occupied units.

The Borrower and the Borrower Sponsors. The borrower is 4180 Holdings II, LLC, a Delaware limited liability company and single purpose entity, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marine Terrace Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Nicholas Yassan and Nicholas Yassan, as Trustee of Nicholas Yassan Trust. Mr. Yassan resides in Chicago, Illinois, with 23 years of real estate experience, and is president and managing partner of Rany Management, a vertically integrated owner-operator with in-house construction and management teams and 18 employees, headquartered less than two miles from the Marine Terrace Property. Mr. Yassan’s schedule of real estate owned lists 43 properties, all in Chicago (15 multifamily, 23 mixed-use, 2 industrial, 1 single-family, 1 parking lot, and his primary residence), comprising 730 multifamily and mixed-use units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Multifamily – High Rise 4180 North Marine Drive Chicago, IL 60613	Collateral Asset Summary – Loan No. 4 Marine Terrace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,307,000 62.5% 1.36x 8.9%

Property Management. The Marine Terrace Property is managed by Rany Management, LLC, a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of the Marine Terrace Mortgage Loan, the borrower deposited approximately (i) $44,962 into a reserve account for real estate taxes, (ii) $89,126 into a reserve account for insurance premiums and (iii) $5,000 into a reserve account for priority repairs.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $44,962).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $9,903).

Replacement Reserve – The capital replacement and repair reserve monthly deposit, initially approximately $4,307, is deferred; however, may be reinstated by the lender following (i) a default under the Marine Terrace Mortgage Loan documents, (ii) a transfer requiring lender approval, (iii) the placement of a subordinate loan or (iv) the lender’s assessment of the physical condition of the Marine Terrace Property.

Lockbox / Cash Management. The Marine Terrace Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish a lender-controlled clearing account, and is thereafter required to deposit, or cause the property manager to deposit, within one business day of receipt, all revenue derived from the Marine Terrace Property into such lender-controlled clearing account. Following a Lockbox Trigger Event, all funds deposited into the clearing account are required to be transferred on each business day to the borrower’s operating account unless a Trigger Period (as defined below) exists, in which case all funds in the clearing account are required to be swept on each business day to a lender-controlled deposit account to be applied and disbursed in accordance with the Marine Terrace Mortgage Loan documents, and all available cash remaining in the deposit account after the application of such funds in accordance with the Marine Terrace Mortgage Loan documents is required to be held by the lender in a cash collateral account as additional collateral for the Marine Terrace Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the cash collateral account to the borrower. Upon an event of default under the Marine Terrace Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Lockbox Trigger Event” means the earlier of (i) the commencement of a Trigger Period and (ii) the debt service coverage ratio being less than 1.20x.

“Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default, (ii) the commencement of a Low DSCR Period (as defined below), (iii) the insolvency or bankruptcy of an affiliated property manager, or (iv) the insolvency or bankruptcy of the borrower or guarantor; and (B) expiring, provided no other Trigger Period is then continuing, upon (1) with regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, (2) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters, (3) with regard to clause (iii) above, the replacement of the affiliated property manager with a non-affiliated property manager approved by the lender in accordance with the Marine Terrace Mortgage Loan documents, and (4) with regard to clause (iv) above, if such Trigger Period results solely from a qualifying involuntary petition against the borrower, the discharge or dismissal of such petition within 30 days of filing.

A “Low DSCR Period” commences if, from and after the November 1, 2026 payment date, the debt service coverage ratio is less than 1.15x as of the last day of any calendar quarter and ends when the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters, in each case as determined by the lender.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Multifamily – Garden Various Howell, MI 48843	Collateral Asset Summary – Loan No. 5 Chestnut Woods & Chestnut Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.1% 1.54x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Multifamily – Garden Various Howell, MI 48843	Collateral Asset Summary – Loan No. 5 Chestnut Woods & Chestnut Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.1% 1.54x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Multifamily – Garden Various Howell, MI 48843	Collateral Asset Summary – Loan No. 5 Chestnut Woods & Chestnut Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.1% 1.54x 9.0%
Mortgage Loan Information		Property Information
Loan Seller:	Axonic	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Jason K. Wisotsky	Collateral:	Fee
Borrower(s):	FC Woods, LLC and FC Crossing, LLC	Location:	Howell, MI
Original Balance:	$33,000,000	Year Built / Renovated(2):	Various / NAP
Cut-off Date Balance:	$33,000,000	Property Management:	Oakland Management Corp.
% by Initial UPB:	6.0%	Size:	180 Units
Interest Rate:	5.66000%	Appraised Value / Per Unit:	$49,200,000 / $273,333
Note Date:	July 13, 2026	Appraisal Date:	April 8, 2026
Original Term:	60 months	Occupancy:	98.3% (as of June 22, 2026)
Amortization:	Interest Only	Underwritten NOI(3):	$2,954,931
Original Amortization:	NAP	Underwritten NCF:	$2,909,931
Interest Only Period:	60 months
First Payment Date:	September 1, 2026
Maturity Date:	August 1, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$2,623,645 (TTM May 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,502,451
Call Protection:	YM1(56),O(4)	2024 NOI:	$2,503,610
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$2,393,417

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$183,333
Taxes:	$43,084	$43,084	NAP	Maturity Date Loan / Unit:	$183,333
Insurance:	$20,844	$6,948	NAP	Cut-off Date LTV:	67.1%
Replacement Reserves:	$200,000	Springing	NAP	Maturity Date LTV:	67.1%
				UW NOI DY:	9.0%
				UW NCF DSCR:	1.54x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	69.8%	Purchase Price	$44,000,000	93.1%
Borrower Equity	14,267,793	30.2	Closing Costs(4)	3,003,865	6.4
			Upfront Reserves	263,928	0.6
Total Sources	$47,267,793	100.0%	Total Uses	$47,267,793	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	See the chart titled “Portfolio Summary” under “The Properties” below.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily due to the exclusion of capital expenditures completed by the seller.
(4)	Closing Costs include (i) an origination fee of $330,000 and (ii) a rate buydown of $660,000.

The Loan. The fifth largest mortgage loan (the “Chestnut Woods & Chestnut Crossing Mortgage Loan”) is secured by the borrowers’ fee simple interests in a 180-unit, two property multifamily portfolio located in Howell, Michigan (the “Chestnut Woods & Chestnut Crossing Properties”). The Chestnut Woods & Chestnut Crossing Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $33,000,000. The Chestnut Woods & Chestnut Crossing Mortgage Loan was originated on July 13, 2026 by Axonic, and accrues interest at a fixed rate of 5.66000% per annum. The Chestnut Woods & Chestnut Crossing Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Chestnut Woods & Chestnut Crossing Mortgage Loan is August 1, 2031.

The Properties. The Chestnut Woods & Chestnut Crossing Properties are comprised of two multifamily properties totaling 180 units, located in Howell, Michigan. As of June 22, 2026, the Chestnut Woods & Chestnut Crossing Properties were 98.3% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Multifamily – Garden Various Howell, MI 48843	Collateral Asset Summary – Loan No. 5 Chestnut Woods & Chestnut Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.1% 1.54x 9.0%

The following table presents certain information relating to the Chestnut Woods & Chestnut Crossing Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI	% of UW NOI	Appraised Value(1)
Chestnut Woods	Howell, MI	2021, 2024 / NAP	96	96.9%	$18,109,756	54.9%	NAV	NAV	$27,000,000
Chestnut Crossing	Howell, MI	2019 / NAP	84	100.0%	$14,890,244	45.1%	NAV	NAV	$22,200,000
Total/ Wtd. Avg			180	98.3%	$33,000,000	100.0%	$2,954,931	100.0%	$49,200,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated June 22, 2026.

Chestnut Woods. The Chestnut Woods property consists of 17, single-story, garden-style buildings situated on a 34.41-acre site located in Howell, Michigan, totaling 96 units (the “Chestnut Woods Property”). The Chestnut Woods Property was constructed in phases in 2021 and 2024. The Chestnut Woods Property includes 409 parking spaces, resulting in a parking ratio of approximately 4.3 spaces per unit. The average unit size at the Chestnut Woods Property is 1,409 SF, with unit types of 2 bedroom / 2 bathroom and 3 bedroom / 2 bathroom. See the Portfolio Unit Mix table below for additional information. Unit amenities at the Chestnut Woods Property include air conditioning, dishwashers, covered parking, ranges/stoves, refrigerators, balconies/patios, washer/dryer in unit and a parking garage. As of June 22, 2026, the Chestnut Woods Property is 96.9% occupied.

Chestnut Crossing. The Chestnut Crossing property consists of 13 single-story, garden-style apartment buildings totaling 84 units, located in Howell, Michigan (the “Chestnut Crossing Property”). The Chestnut Crossing Property was constructed in 2019. The Chestnut Crossing Property has 375 parking spaces which results in approximately 4.5 parking spaces per unit. The average unit size at the Chestnut Crossing Property is 1,304 SF with only 2 Bedroom / 2 Bathroom floor plans. See the Portfolio Unit Mix table below for additional information. Unit amenities at the Chestnut Crossing Property include air conditioning, dishwashers, covered parking, ranges/stoves, refrigerators, balconies/patios, garbage disposals, washer/dryer in unit and a parking garage. As of June 22, 2026, the Chestnut Crossing Property is 100.0% occupied.

The following table presents certain information relating to the unit mix at the Chestnut Woods & Chestnut Crossing Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Vacant Units	Occupancy(2)	Average Unit Size (SF)	Average Monthly Rent Per Unit(3)	Average Monthly Market Rent Per Unit
Chestnut Woods
2 Bedroom / 2 Bathroom	85	88.5%	2	97.6%	1,365	$2,164	$2,163
3 Bedroom / 2 Bathroom	11	11.5%	0	100.0%	1,753	$2,421	$2,410
Property Total / Wtd Avg.	96	100.0%	2	96.9%	1,409	$2,194	$2,192(4)
Chestnut Crossing
2 Bedroom / 2 Bathroom	84	100.0%	0	100.0%	1,304	$1,979	$2,036
Property Total / Wtd Avg.	84	100.0%	0	100.0%	1,304	$1,979	$2,036
Portfolio Total / Wtd Avg.	180	100.0%	2	98.3%	1,360	$2,092	$2,118
(1)	Based on the underwritten rent rolls dated June 22, 2026.
(2)	Occupancy at the Chestnut Woods Property excludes one non-revenue unit.
(3)	Average Monthly Rent Per Unit excludes vacant and non-revenue units.
(4)	Excludes one non-revenue unit and two vacant units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Multifamily – Garden Various Howell, MI 48843	Collateral Asset Summary – Loan No. 5 Chestnut Woods & Chestnut Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.1% 1.54x 9.0%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Chestnut Woods & Chestnut Crossing Properties:

Cash Flow Analysis
	2023	2024	2025	TTM 5/31/2026	U/W	U/W Per Unit
Base Rent	$3,682,169	$3,881,505	$4,126,304	$4,281,655	$4,521,228	$25,118
Gross Potential Rent	$3,682,169	$3,881,505	$4,126,304	$4,281,655	$4,521,228	$25,118
Other Income(1)	304,339	279,354	277,536	264,054	264,054	$1,467
Net Rental Income	$3,986,508	$4,160,858	$4,403,840	$4,545,708	$4,785,282	$26,585
(Vacancy / Concessions / Bad Debt)	(66,404)	(35,373)	(22,497)	(6,402)	(271,274)	($1,507)
Total Effective Gross Income	$3,920,104	$4,125,485	$4,381,343	$4,539,306	$4,514,008	$25,078

Real Estate Taxes	396,028	444,902	474,499	477,147	575,937	$3,200
Insurance	75,032	104,625	127,378	136,053	72,501	$403
Management Fee	83,380	90,657	85,760	90,603	112,850	$627
Other Expenses(2)	972,248	981,692	1,191,255	1,211,858	797,789	$4,432
Total Expenses	$1,526,687	$1,621,875	$1,878,892	$1,915,661	$1,559,077	$8,662

Net Operating Income	$2,393,417	$2,503,610	$2,502,451	$2,623,645(3)	$2,954,931(3)	$16,416
Replacement Reserves	0	0	0	0	45,000	$250
Net Cash Flow	$2,393,417	$2,503,610	$2,502,451	$2,623,645	$2,909,931	$16,166

Occupancy	NAV	NAV	NAV	98.3%(4)	94.0%(5)
NCF DSCR	1.26x	1.32x	1.32x	1.39x	1.54x
NOI Debt Yield	7.3%	7.6%	7.6%	8.0%	9.0%
(1)	Other Income includes utility reimbursements, damage/late/deposit fees, pet fees and general other income.
(2)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, advertising, professional fees, admin costs and employee units.
(3)	The increase from TTM 5/31/2026 Net Operating Income to U/W Net Operating Income is primarily due to the exclusion of capital expenditures completed by the seller.
(4)	Based on the underwritten rent rolls dated June 22, 2026.
(5)	Represents economic occupancy.

Appraisals. The Chestnut Woods & Chestnut Crossing Properties had an aggregate appraised value of $49,200,000 as of April 8, 2026, as shown in the table below.

Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Chestnut Woods	$27,000,000	6.00%
Chestnut Crossing	$22,200,000	6.00%
Portfolio Total / Avg.	$49,200,000	6.00%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental site assessments, dated April 16, 2026 and April 17, 2026, did not identify any recognized environmental conditions at either of the Chestnut Woods & Chestnut Crossing Properties.

The Market. According to the appraisals, the Chestnut Woods & Chestnut Crossing Properties are located within the Detroit-Warren-Dearborn, MI metropolitan statistical area (the “Detroit MSA”). As of 2024, the Detroit MSA had a population of approximately 4,364,290, ranking 14th nationally out of 366 U.S. metropolitan areas. Major employers within the Detroit MSA include Ally, BorgWarner, DTE Energy, Ford, General Motors, Kaufman and Ilitch Companies. According to the appraisals, the Detroit MSA has a multifamily occupancy of 96.3%, a total inventory of 284,603 units, and an average asking monthly rent per unit of $1,393 as of the fourth quarter of 2025.

According to the appraisals, the Chestnut Woods & Chestnut Crossing Properties are in the Novi/Livingston County submarket. As of the fourth quarter of 2025, the occupancy within the Novi/Livingston County submarket was 96.7%, slightly above that of the Detroit MSA. Within the same time period, the Novi/Livingston County submarket registered a total inventory of 21,095 units, 139 completions, and an average monthly asking rent per unit of $1,537.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Multifamily – Garden Various Howell, MI 48843	Collateral Asset Summary – Loan No. 5 Chestnut Woods & Chestnut Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.1% 1.54x 9.0%

The following table presents certain information relating to comparable multifamily properties to the Chestnut Woods & Chestnut Crossing Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Number of Units	Occupancy	Average Unit Size	Average Rent Per Unit
Chestnut Woods & Chestnut Crossing(2) Various Howell, MI	Various / NAP	180	98.3%	1,360 SF	$2,092
Redwood White Lake 130 Abbey Boulevard White Lake Charter Township, MI	2018 / NAP	143	98.0%	1,386 SF	$2,066
Redwood Howell 1744 Ella Lane Howell, MI	2014 / NAP	144	95.8%	1,314 SF	$1,924
Glens at Rolling Ridge 3675 Audrey Rae Lane Howell, MI	2001 / NAP	200	90.0%	958 SF	$1,708
The Preserve at Mallard Pond 1530 Blackbird Lane Howell, MI	2002 / NAP	204	100.0%	1,305 SF	$1,655
Oakbrooke Apartments 1950 Oak Brooke Drive Howell, MI	2003 / NAP	277	96.4%	1,025 SF	$1,567
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on underwritten rent rolls as of June 22, 2026.

The Borrowers and the Borrower Sponsor. The borrowers are FC Woods, LLC and FC Crossing, LLC each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. The borrowers’ counsel delivered a non-consolidation opinion upon closing of the Chestnut Woods & Chestnut Crossing Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Jason K. Wisotsky founder and chief executive officer of Four Corners Development Group, a New York-based multifamily firm formed in 2013 that acquires, repositions and manages apartments across the Northeast, Midwest and Southeast. Mr. Wisotsky has more than 20 years of multifamily experience and is a repeat agency borrower. Mr. Wisotsky, a repeat agency borrower, has more than 20 years of multifamily investment and asset management experience. Mr. Wisotsky currently oversees a portfolio of approximately 25 multifamily communities totaling approximately 2,200 units, including several developments similar to the Chestnut Woods & Chestnut Crossing Properties.

Property Management. The Chestnut Woods & Chestnut Crossing Properties are managed by Oakland Management Corp., a third-party property management company.

Initial and Ongoing Reserves. At origination of the Chestnut Woods & Chestnut Crossing Mortgage Loan, the borrowers deposited approximately (i) $200,000 for replacement reserves, (ii) $43,084 into a reserve account for real estate taxes, and (iii) $20,844 into a reserve account for insurance premiums.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $43,084).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $6,948).

Replacement Reserve – The capital replacement and repair reserve monthly deposit, initially approximately $3,750, is deferred; however, may be reinstated by the lender following (i) a default under the Chestnut Woods & Chestnut Crossing Mortgage Loan documents, (ii) a transfer requiring lender approval, (iii) the placement of a subordinate loan or (iv) the lender’s assessment of the physical condition of the Chestnut Woods & Chestnut Crossing Properties.

Lockbox / Cash Management. The Chestnut Woods & Chestnut Crossing Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish a lender-controlled clearing account, and is thereafter required to deposit, or cause the property manager to deposit, within one business day of receipt, all revenue derived from the Chestnut Woods & Chestnut Crossing Properties into such lender-controlled clearing account. Following a Lockbox Trigger Event, all funds deposited into the clearing account are required to be transferred on a daily basis to the borrowers’ operating account unless a Trigger Period (as defined below) exists, in which case all funds in the clearing account are required to be swept on a daily basis to a lender-controlled deposit account to be applied and disbursed in accordance with the Chestnut Woods & Chestnut Crossing Mortgage Loan documents, and all available cash remaining in the deposit account after the application of such funds in accordance with the Chestnut Woods & Chestnut Crossing Mortgage Loan documents is required to be held by the lender

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Multifamily – Garden Various Howell, MI 48843	Collateral Asset Summary – Loan No. 5 Chestnut Woods & Chestnut Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 67.1% 1.54x 9.0%

in a cash collateral account as additional collateral for the Chestnut Woods & Chestnut Crossing Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the cash collateral account to the borrower. Upon an event of default under the Chestnut Woods & Chestnut Crossing Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Lockbox Trigger Event” means the earlier of (i) the commencement of a Trigger Period and (ii) the debt service coverage ratio being less than 1.15x.

“Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default, (ii) the commencement of a Low DSCR Period (as defined below), (iii) the insolvency or bankruptcy of an affiliated property manager, or (iv) the insolvency or bankruptcy of the borrower or guarantor; and (B) expiring, provided no other Trigger Period is then continuing, upon (1) with regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, (2) with regard to clause (ii) above, the cure of such Low DSCR period, (3) with regard to clause (iii) above, the replacement of the affiliated property manager with a non-affiliated property manager approved by the lender in accordance with the Chestnut Woods & Chestnut Crossing Mortgage Loan documents, and (4) with regard to clause (iv) above, if such Trigger Period results solely from a qualifying involuntary petition against the borrower, the discharge or dismissal of such petition within 30 days of filing.

A “Low DSCR Period” commences if, from and after the September 1, 2026 payment date, the debt service coverage ratio is less than 1.10x as of the last day of any calendar quarter and ends when the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters, in each case as determined by the lender.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. None permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Multifamily – Garden 1030 Douglas Avenue Altamonte Springs, FL 32714	Collateral Asset Summary – Loan No. 6 Douglaston Villas & Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,289,000 69.6% 1.35x 9.0%

52

Multifamily – Garden 1030 Douglas Avenue Altamonte Springs, FL 32714	Collateral Asset Summary – Loan No. 6 Douglaston Villas & Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,289,000 69.6% 1.35x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Multifamily – Garden 1030 Douglas Avenue Altamonte Springs, FL 32714	Collateral Asset Summary – Loan No. 6 Douglaston Villas & Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,289,000 69.6% 1.35x 9.0%
Mortgage Loan Information		Property Information
Loan Seller:	Axonic	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Roderick R. Hubbard and Roderick J. Hubbard	Collateral:	Fee
Borrower(s):	Goldelm at Altamonte Springs LLC	Location:	Altamonte Springs, FL
Original Balance:	$29,289,000	Year Built / Renovated:	1980, 1982 / NAP
Cut-off Date Balance:	$29,289,000	Property Management:	Self-Managed
% by Initial UPB:	5.3%	Size:	234 Units
Interest Rate:	6.42000%	Appraised Value / Per Unit:	$42,100,000 / $179,915
Note Date:	September 30, 2026	Appraisal Date:	August 31, 2026
Original Term:	60 months	Occupancy:	89.3% (as of September 10, 2026)
Amortization:	Interest Only	Underwritten NOI:	$2,637,175
Original Amortization:	NAP	Underwritten NCF:	$2,578,675
Interest Only Period:	60 months
First Payment Date:	November 1, 2026
Maturity Date:	October 1, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,547,261 (TTM June 30, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,508,671
Call Protection:	YM1(56),O(4)	2024 NOI:	$2,754,375
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$2,637,420

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$125,167
Taxes:	$588,303	$51,477	NAP	Maturity Date Loan / Unit:	$125,167
Insurance:	$162,029	$27,005	NAP	Cut-off Date LTV:	69.6%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	69.6%
Deferred Maintenance:	$732,125	$0	NAP	UW NOI DY:	9.0%
				UW NCF DSCR:	1.35x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,289,000	100.0%	Return of Equity(2)	$26,720,911	91.2%
			Upfront Reserves	1,482,457	5.1
			Closing Costs(3)	1,085,632	3.7
Total Sources	$29,289,000	100.0%	Total Uses	$29,289,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	The Douglaston Villas & Townhomes Property (as defined below) was unencumbered prior to origination of the Douglaston Villas & Townhomes Mortgage Loan (as defined below).
(3)	Closing Costs include (i) an origination fee of approximately $183,056 and (ii) a rate buydown fee of $585,780.

The Loan. The sixth largest mortgage loan (the “Douglaston Villas & Townhomes Mortgage Loan”) is secured by the borrower’s fee simple interest in a 234-unit, garden-style apartment community located in Altamonte Springs, Florida (the “Douglaston Villas & Townhomes Property”). The Douglaston Villas & Townhomes Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $29,289,000. The Douglaston Villas & Townhomes Mortgage Loan was originated on September 30, 2026 by Axonic, and accrues interest at a fixed rate of 6.42000% per annum. The Douglaston Villas & Townhomes Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Douglaston Villas & Townhomes Mortgage Loan is October 1, 2031.

The Property. The Douglaston Villas & Townhomes Property is a 234-unit, garden-style apartment community located at 1030 Douglas Avenue in Altamonte Springs, Florida. The property was constructed in 1980 and 1982 and comprises 55 residential apartment buildings and three ancillary buildings situated on approximately 20.76 acres. Current ownership acquired the Douglaston Villas & Townhomes Property in October 2015 for approximately $26.25 million and has since completed approximately $4.75 million in capital expenditures, approximately $2.2 million of which has been completed since 2024.

Amenities at the Douglaston Villas & Townhomes Property include a clubhouse and leasing office, fitness center, two swimming pools, dog park and tennis court. The property also features 508 surface and covered parking spaces, resulting in a parking ratio of approximately 2.17 spaces per unit. The unit mix consists of 58 one-bedroom units, 128 two-bedroom units and 48 three-bedroom units. As of September 10, 2026, based on the underwritten rent roll, the Douglaston Villas & Townhomes Property was approximately 89.3% occupied, with 209 occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Multifamily – Garden 1030 Douglas Avenue Altamonte Springs, FL 32714	Collateral Asset Summary – Loan No. 6 Douglaston Villas & Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,289,000 69.6% 1.35x 9.0%

The following table presents certain information relating to the unit mix at the Douglaston Villas & Townhomes Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units(2)	Occupancy(2)	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Market Rent Per Unit(3)
1 Bed / 1 Bath - A1	48	20.5%	45	93.8%	826	$1,346	$1,325
1 Bed / 1 Bath - A2	10	4.3%	9	90.0%	835	$1,393	$1,404
2 Bed / 1.5 Bath - B1	24	10.3%	18	75.0%	1,034	$1,538	$1,513
2 Bed / 2 Bath - B2	72	30.8%	65	90.3%	1,126	$1,622	$1,623
2 Bed / 2 Bath - B3	12	5.1%	11	91.7%	1,152	$1,686	$1,669
2 Bed / 2 Bath - B4	20	8.5%	16	80.0%	1,212	$1,747	$1,787
3 Bed / 2 Bath - C1	48	20.5%	45	93.8%	1,294	$1,796	$1,825
Total/Wtd. Avg.	234	100.0%	209	89.3%	1,086	$1,596	$1,599
(1)	Based on the underwritten rent roll dated September 10, 2026. Average Monthly Rental Rate is based on occupied units.
(2)	Occupancy and Average Monthly Rental Rate are based on 209 occupied units out of 234 total units.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Douglaston Villas & Townhomes Property:

Cash Flow Analysis(1)
	2023	2024	2025	TTM 6/30/2026	U/W	U/W Per Unit
Gross Potential Rent	$4,157,069	$4,164,128	$3,946,651	$3,948,554	$4,483,303	$19,159
Vacancy	0	0	0	0	(478,985)	($2,047)
Concessions	(5,760)	(38,171)	(95,353)	(62,995)	(22,417)	($96)
Bad Debt	(80,641)	(61,359)	0	(131,823)	(89,217)	($381)
Additional Adjustments	(23,352)	(39,246)	(23,664)	0	0	$0
Net Rental Income	$4,047,316	$4,025,353	$3,827,633	$3,753,736	$3,892,683	$16,635
Utility Reimbursement	222,363	231,268	207,326	227,881	230,542	$985
Other Income	287,411	352,642	150,280	294,650	320,304	$1,369
Effective Gross Income	$4,557,090	$4,609,263	$4,185,239	$4,276,267	$4,443,529	$18,989

Real Estate Taxes	463,902	474,845	565,765	560,289	539,828	$2,307
Insurance	618,225	345,711	207,732	257,689	281,790	$1,204
Management Fee	0	0	0	0	132,978	$568
Utilities	271,371	349,590	343,362	287,090	227,821	$974
Repairs & Maintenance	253,269	400,489	226,843	246,268	246,268	$1,052
Payroll	256,185	247,943	266,046	281,394	281,394	$1,203
Advertising	20,803	20,498	30,333	17,709	17,709	$76
General & Administrative	35,915	15,813	36,488	57,768	57,768	$247
Employee Units	0	0	0	20,799	20,799	$89
Total Expenses	$1,919,670	$1,854,888	$1,676,569	$1,729,006	$1,806,354	$7,719

Net Operating Income	$2,637,420	$2,754,375	$2,508,671	$2,547,261	$2,637,175	$11,270
Replacement Reserves	0	0	0	0	58,500	$250
Net Cash Flow	$2,637,420	$2,754,375	$2,508,671	$2,547,261	$2,578,675	$11,020

Occupancy	NAV	NAV	NAV	89.3%(1)	86.8%(2)
NCF DSCR	1.38x	1.44x	1.32x	1.34x	1.35x
NOI Debt Yield	9.0%	9.4%	8.6%	8.7%	9.0%
(1)	Based on the underwriting model and underwritten rent roll dated September 10, 2026.
(2)	Represents economic occupancy.

Appraisal. According to the appraisal, the Douglaston Villas & Townhomes Property had an “as-is” appraised value of $42,100,000 as of August 31, 2026, as shown in the table below.

Douglaston Villas & Townhomes Appraised Value(1)
Property	Value	Capitalization Rate
Douglaston Villas & Townhomes	$42,100,000	6.00%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Multifamily – Garden 1030 Douglas Avenue Altamonte Springs, FL 32714	Collateral Asset Summary – Loan No. 6 Douglaston Villas & Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,289,000 69.6% 1.35x 9.0%

Environmental Matters. According to the Phase I environmental assessment dated September 10, 2026, there was no evidence of any recognized environmental conditions at the Douglaston Villas & Townhomes Property.

The Market. The Douglaston Villas & Townhomes Property is located at 1030 Douglas Avenue in Altamonte Springs, Florida, within the Orlando-Kissimmee-Sanford metropolitan statistical area (the “Orlando MSA”). The property is approximately 10 miles northwest of the Orlando central business district and approximately 15 miles northwest of Orlando International Airport. Major employers in the Orlando MSA include AdventHealth, Orlando Health, Publix and Lockheed Martin. Primary regional access is provided by Interstate 4, with nearby access at State Roads 434 and 436 and Maitland Boulevard.

According to the appraisal, the Douglaston Villas & Townhomes Property is located in the Altamonte Springs/Apopka apartment submarket of the Orlando MSA. As of the second quarter of 2026, the submarket had a total inventory of 21,260 units, an occupancy rate of 94.1%, and effective rent of $1,666 per unit.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Douglaston Villas & Townhomes Property was 8,048, 84,596 and 217,019, respectively. The 2025 average household income within the same radii was $113,124, $109,981 and $117,361, respectively.

The following table presents certain information relating to comparable multifamily properties to the Douglaston Villas & Townhomes Property:

Comparable Multifamily Properties(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit
Douglaston Villas & Townhomes(2) 1030 Douglas Avenue Altamonte Springs, FL	-	1980, 1982 / NAP	234	89.3%	Various	1,086 SF(2)	$1,596(2)
Sabal Club 525 Sabal Lake Drive Longwood, FL	NAV	1986 / NAP	436	97.0%	Various	1,077 SF	$1,505
Sabal Park 302 Sabal Park Place Longwood, FL	NAV	1986 / NAP	162	93.0%	Various	1,500 SF	$2,241
Timberlake 675 Jamestown Boulevard Altamonte Springs, FL	NAV	1984 / 1985	716	94.0%	Various	818 SF	$1,449
Crest at Altamonte 599 Calibre Crest Parkway Altamonte Springs, FL	NAV	1986 / NAP	340	96.0%	Various	1,062 SF	$1,748
Los Altos at Altamonte Springs 311 Los Altos Way Altamonte Springs, FL	NAV	1990 / NAP	328	93.0%	Various	969 SF	$1,425
Promenade at Uptown 375 Palm Springs Drive Altamonte Springs, FL	NAV	1972 / NAP	185	93.0%	Various	832 SF	$1,399
Springs Colony by ARIUM 264 Springs Colony Circle Altamonte Springs, FL	NAV	1986 / NAP	188	94.0%	Various	917 SF	$1,483
Wymore 360 360 South Wymore Road Altamonte Springs, FL	NAV	1973 / NAP	200	90.0%	Various	822 SF	$1,275
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September, 2026. Average Rent per Unit reflects the average base rent for occupied units.

The Borrower and the Borrower Sponsors. The borrower is Goldelm at Altamonte Springs LLC, a Florida limited liability company and single purpose entity, with one independent director in its organizational structure. Goldelm at Altamonte Springs Properties, LLC, a Delaware limited liability company, serves as the required SPE Equity Owner. The borrower sponsors and non-recourse carveout guarantors are Roderick J. Hubbard and Roderick R. Hubbard. The borrower is 100% owned by members of the Hubbard family. Roderick R. Hubbard founded Eklund Development in 1971 and has over five decades of real estate experience.

Roderick J. Hubbard has managed Goldelm Capital since 2013. The borrower sponsors own approximately 32 properties totaling approximately 8,500 units across Florida, Colorado, Nevada, North Carolina, Tennessee and Virginia, and self-manage the Douglaston Villas & Townhomes Properties from their headquarters in Orlando, Florida. The borrower sponsors have owned the Douglaston Villas & Townhomes Properties for approximately 11 years and are repeat agency sponsors.

Property Management. The Douglaston Villas & Townhomes Property is self-managed by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Multifamily – Garden 1030 Douglas Avenue Altamonte Springs, FL 32714	Collateral Asset Summary – Loan No. 6 Douglaston Villas & Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,289,000 69.6% 1.35x 9.0%

Initial and Ongoing Reserves. At origination of the Douglaston Villas & Townhomes Mortgage Loan, the borrower deposited approximately (i) $588,303 into a reserve account for real estate taxes, (ii) $162,029 into a reserve account for insurance premiums and (iii) $732,125 into a deferred maintenance reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount sufficient to accumulate the full amount of taxes required to be paid when due (initially estimated to be approximately $51,477).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount sufficient to accumulate the full amount of insurance premiums required to be paid when due (initially estimated to be approximately $27,005).

Replacement Reserve – The borrower is required to deposit approximately $6,006 per month into the replacement reserve; provided that collection of such monthly deposits is initially deferred. The lender may reinstate collection following a default, a transfer requiring lender approval, the placement of subordinate debt or based on the lender’s assessment of the physical condition of the Douglaston Villas & Townhomes Property.

Lockbox / Cash Management. The Douglaston Villas & Townhomes Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish a lender-approved clearing account. If the borrower or property manager receives gross revenue, such amounts are required to be deposited into the clearing account within one business day of receipt. During a Trigger Period (as defined below), funds in the clearing account are swept daily into a lender-controlled deposit account and applied in accordance with the Douglaston Villas & Townhomes Mortgage Loan documents, with all available cash remaining after the required waterfall deposited into a cash collateral account. If no Trigger Period is continuing, funds in the clearing account are swept daily to the borrower’s operating account. Upon termination of the applicable Trigger Period, so long as no other Trigger Period is continuing, cash collateral funds not previously disbursed or applied are released to the borrower. Upon an event of default, the lender may apply cash management and reserve funds in such order and priority as the lender determines.

“Lockbox Trigger Event” means the earliest to occur of (i) the commencement of a Trigger Period and (ii) the date on which the debt service coverage ratio is less than 1.10x.

“Trigger Period” means a period (A) commencing upon the occurrence of (i) an event of default, (ii) a Low DSCR Period (as defined below), (iii) the insolvency or bankruptcy of an affiliated property manager, if applicable, or (iv) the insolvency or bankruptcy of the borrower or any guarantor; and (B) expiring, provided no other Trigger Period is then continuing, upon (1) with regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, (2) with regard to clause (ii) above, the cure of such Low DSCR Period, (3) with regard to clause (iii) above, the replacement of the affiliated property manager with a non-affiliated property manager approved by the lender in accordance with the Douglaston Villas & Townhomes Mortgage Loan documents and (4) with regard to clause (iv) above, if such Trigger Period results solely from a qualifying involuntary petition against the borrower, the discharge or dismissal of such petition within 30 days of filing.

A “Low DSCR Period” commences if, from and after the payment date occurring on November 1, 2026, the debt service coverage ratio is less than 1.05x as of any calendar quarter, and ends when the property achieves a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Multifamily – Low Rise 1700 Yorktowne Drive York, PA 17408	Collateral Asset Summary – Loan No. 7 Yorktowne Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,850,000 73.0% 1.20x 7.4%

58

Multifamily – Low Rise 1700 Yorktowne Drive York, PA 17408	Collateral Asset Summary – Loan No. 7 Yorktowne Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,850,000 73.0% 1.20x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Multifamily – Low Rise 1700 Yorktowne Drive York, PA 17408	Collateral Asset Summary – Loan No. 7 Yorktowne Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,850,000 73.0% 1.20x 7.4%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Low Rise
Borrower Sponsor(s):	Hillel Hertz and Moishe Hirsch	Collateral:	Fee
Borrower(s):	Yorktowne Pointe Apts LLC	Location:	York, PA
Original Balance:	$22,850,000	Year Built / Renovated:	1982 / NAP
Cut-off Date Balance:	$22,850,000	Property Management:	Goldcrest Properties LLC (borrower affiliated)
% by Initial UPB:	4.2%	Size:	144 Units
Interest Rate:	5.96900%	Appraised Value / Per Unit:	$31,300,000 / $217,361
Note Date:	July 1, 2026	Appraisal Date:	June 2, 2026
Original Term:	60 months	Occupancy:	97.9% (as of June 24, 2026)
Amortization:	Interest Only	Underwritten NOI:	$1,688,571
Original Amortization:	NAP	Underwritten NCF:	$1,652,571
Interest Only Period:	60 months
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,681,146 (TTM April 30, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$1,609,314
Call Protection:	L(12),YM1(44),O(4)	2024 NOI:	$1,471,723
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$1,465,979

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$158,681
Taxes:	$169,627	$23,839	NAP	Maturity Date Loan / Unit:	$158,681
Insurance:	$0	$10,667	NAP	Cut-off Date LTV:	73.0%
Replacement Reserves:	$0	$3,000	NAP	Maturity Date LTV:	73.0%
Deferred Maintenance:	$34,188	$0	NAP	UW NOI DY:	7.4%
				UW NCF DSCR:	1.20x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,850,000	99.7%	Loan Payoff	$21,917,730	95.7%
Borrower Sponsor Equity	61,088	0.3	Closing Costs(2)	789,543	3.4
			Upfront Reserves	203,815	0.9

Total Sources	$22,911,088	100.0%	Total Uses	$22,911,088	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Closing Costs include $457,000 of buydown fees.

The Loan. The seventh largest mortgage loan (the “Yorktowne Pointe Apartments Mortgage Loan”) is secured by a first priority fee interest in a 144-unit, multifamily property located in York, Pennsylvania (the “Yorktowne Pointe Apartments Property”). The Yorktowne Pointe Apartments Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $22,850,000. The Yorktowne Pointe Apartments Mortgage Loan was originated on July 1, 2026 by GACC and accrues interest at a fixed rate of 5.96900% per annum on an Actual/360 basis. The Yorktowne Pointe Apartments Mortgage Loan has an initial term of 5 years with interest only payments throughout the term.

The Property. The Yorktowne Pointe Apartments Property is a 144-unit multifamily community located at 1700 Yorktowne Drive in York, Pennsylvania. The Yorktowne Pointe Apartments Property consists of 21 two-story, garden-style residential buildings situated on a 14.08-acre site. The Yorktowne Pointe Apartments Property was built in 1982 and periodically renovated, and consists of exclusively 2 Bedroom / 1 Bathroom units. The borrower sponsor acquired the Yorktowne Pointe Apartments Property in 2022 for approximately $26.8 million, and since acquisition the borrower sponsor has invested a total of approximately $1.4 million in renovations to the units, plumbing, electrical, security cameras, HVAC, roofing, windows, and paving improvements. The borrower sponsor has completed renovation on 27 units and partially renovated 40 units at the Yorktowne Pointe Apartments Property. Fully renovated units at the Yorktowne Pointe Apartments Property feature appliances with stainless steel finishes, new vinyl flooring, fresh paint, new rugs in the bedrooms, and new tubs, tiling, vanities, and lighting in the bathrooms. The partially renovated units feature resurfaced black cabinetry, new lighting, new appliances, fresh paint, a new vanity, and a re-glazed tub. Community amenities at the Yorktowne Pointe Apartments Property include a clubhouse, swimming pool, and a tennis court.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Multifamily – Low Rise 1700 Yorktowne Drive York, PA 17408	Collateral Asset Summary – Loan No. 7 Yorktowne Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,850,000 73.0% 1.20x 7.4%

As of June 24, 2026, the Yorktowne Pointe Apartments Property is 97.9% occupied with average in-place rents of $1,474 per unit per month. As of June 24, 2026 four units were leased by tenants which receive Section 8 rental assistance.

The following table presents certain information relating to the unit mix at the Yorktowne Pointe Apartments Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Monthly Rental Rate(2)	Average Monthly Market Rent(3)
2 BR / 1 BA	144	100.0%	141	97.9%	$1,474	$1,434
Total/Wtd. Avg.	144	100.0%	141	97.9%	$1,474	$1,434
(1)	Based on the underwritten rent roll dated June 24, 2026.
(2)	Average Monthly Rental Rate is based on Occupied Units.
(3)	Source: Appraisal

The following table presents certain information relating to the historical and underwritten net cash flow at the Yorktowne Pointe Apartments Property:

Cash Flow Analysis(1)
	2023	2024	2025	TTM 4/30/2026	U/W	U/W Per Unit
Gross Potential Rent	$2,147,934	$2,202,184	$2,330,646	$2,374,291	$2,547,498	$17,691
Vacancy	0	0	0	0	(127,375)	(885)
Concessions	(2,650)	(27,000)	(4,408)	0	0	0
Other Income(2)	183,479	213,842	213,680	234,314	212,825	1,478
Effective Gross Income	$2,328,762	$2,389,026	$2,539,917	$2,608,605	$2,632,948	$18,284

Real Estate Taxes	226,506	229,427	235,803	239,599	248,711	1,727
Insurance	40,154	66,719	70,253	69,538	72,495	503
Other Operating Expenses(3)	596,123	621,157	624,547	618,322	623,170	4,328
Total Expenses	$862,784	$917,303	$930,603	$927,459	$944,377	$6,558

Net Operating Income	$1,465,979	$1,471,723	$1,609,314	$1,681,146	$1,688,571	$11,726
Replacement Reserves	0	0	0	0	36,000	250
Net Cash Flow	$1,465,979	$1,471,723	$1,609,314	$1,681,146	$1,652,571	$11,476

Occupancy %(4)	93.3%	91.4%	90.9%	97.9%(5)	95.0%(6)
UW NCF DSCR	1.06x	1.06x	1.16x	1.22x	1.20x
NOI Debt Yield	6.4%	6.4%	7.0%	7.4%	7.4%
(1)	Based on the underwritten rent roll dated June 24, 2026.
(2)	Other Income includes utility reimbursements and general other income.
(3)	Other Operating Expenses represent utilities, repairs and maintenance, management fees, payroll and benefits, marketing, and general and administrative expenses.
(4)	Historical occupancies represent year-end annual physical occupancies.
(5)	Represents occupancy as of the underwritten rent roll dated June 24, 2026.
(6)	The U/W Occupancy % represents the economic occupancy.

Appraisal. According to the appraisal, the Yorktowne Pointe Apartments Property had an “as-is” appraised value of $31,300,000 as of June 2, 2026. The table below shows the appraisal’s “as-is” conclusions.

Yorktowne Pointe Apartments Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Yorktowne Pointe Apartments	$31,300,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated May 20, 2026, there was no evidence of any recognized environmental conditions at the Yorktowne Pointe Apartments Property.

The Market. The Yorktowne Pointe Apartments Property is located at 1700 Yorktowne Drive in York, York County, Pennsylvania. The Yorktowne Pointe Apartments Property is situated within the West York/Shiloh submarket of the York multifamily market. The surrounding area is characterized primarily by suburban commercial development, including office buildings, hotels, restaurants, retail centers, and service-oriented businesses, together with multifamily residential communities, healthcare-related facilities, and supporting commercial amenities. The broader area benefits from proximity to major retail concentrations and employment centers serving the York market area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Multifamily – Low Rise 1700 Yorktowne Drive York, PA 17408	Collateral Asset Summary – Loan No. 7 Yorktowne Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,850,000 73.0% 1.20x 7.4%

Regional access is provided by Interstate 83 and U.S. Route 30, which offer north-south and east-west connectivity throughout the greater York and south-central Pennsylvania region. Public transportation is available through Rabbit Transit, which operates local bus routes and commuter services throughout York and the surrounding suburbs. Lancaster, located approximately 25 miles east of York, provides Amtrak service to Philadelphia. Air transportation is provided by Harrisburg International Airport, located approximately 30 miles north of York, while Baltimore/Washington International Airport is also accessible to area residents.

According to the appraisal, York County benefits from a diversified economic base anchored by trade, transportation and utilities, education and health services, and manufacturing. Major employers in the area include WellSpan Health, York Hospital, Dentsply Sirona, York College of Pennsylvania, York County School of Technology, and Amazon. Within the surrounding area, the Yorktowne Pointe Apartments Property is proximate to employment centers, retail services, schools, healthcare facilities, and recreational amenities. Nearby recreational and cultural amenities include Heritage Rail Trail County Park, Rocky Ridge County Park, John Rudy County Park, and historic downtown York, which contains civic buildings, museums, and historically significant commercial architecture.

The Yorktowne Pointe Apartments Property is located within the York multifamily market and the West York/Shiloh submarket. As of the first quarter of 2026, the West York/Shiloh submarket contained approximately 3,155 multifamily units with average effective rents of approximately $1,453 per month and a vacancy rate of 5.1%. Approximately 159 units, representing approximately 5.0% of existing inventory, were under construction. The broader York multifamily market contained approximately 13,922 units with average effective rents of approximately $1,510 per month and a vacancy rate of 7.3%.

According to the appraisal, the population of York increased from approximately 43,718 in 2010 to 44,800 in 2020, while the population of York County increased from approximately 434,972 to 456,438 over the same period. Median household income was approximately $33,906 in York and $66,457 in York County as of 2020.

The following table presents information regarding certain competitive properties to the Yorktowne Pointe Apartments Property:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
Yorktowne Pointe Apartments(2) 1700 Yorktowne Drive York, PA 17408	1982 / NAP(1)	97.9%	144	2 Bed / 1 Bath	912	$1,474
38 North Scott Street West Manchester Township, PA	1920 / NAP	NAV	NAV	2 Bed / 1 Bath	924	$1,780
450 Madison Avenue York, PA	1930 / NAP	NAV	NAV	2 Bed / 1 Bath	939	$1,250
20 Sigsbee Avenue York, PA	1915 / 2019	NAV	NAV	2 Bed / 1 Bath	993	$1,375
160 Hamilton Avenue York, PA	1920 / NAP	NAV	NAV	2 Bed / 1 Bath	850	$1,175
711 Hardwick Place York, PA	1972 / NAP	NAV	NAV	2 Bed / 1 Bath	1,024	$1,400
1203 Hudson Court York, PA	2019 / NAP	NAV	NAV	2 Bed / 2 Bath	1,130	$1,625
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 24, 2026, unless indicated otherwise.

The Borrower and the Borrower Sponsor. The borrower is Yorktowne Pointe Apts LLC, a Pennsylvania limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Yorktowne Pointe Apartments Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Hillel Hertz and Moishe Hirsch. Mr. Hertz and Mr. Hirsch are the principals of Goldcrest Properties, a privately held real estate investment, ownership, and management company headquartered in the Northeast and focused on the acquisition, renovation, management, and operation of multifamily assets. Mr. Hertz began his real estate career purchasing and managing smaller residential properties, while both Mr. Hertz and Mr. Hirsch had been active limited partners in multifamily and commercial real estate investments beginning in 2012. In 2017, Mr. Hertz founded Goldcrest Properties, and in 2018 Mr.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Multifamily – Low Rise 1700 Yorktowne Drive York, PA 17408	Collateral Asset Summary – Loan No. 7 Yorktowne Pointe Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,850,000 73.0% 1.20x 7.4%

Hirsch joined the platform as the company expanded into larger multifamily investments. Goldcrest Properties currently owns and manages approximately 5,000 apartment units across New Jersey and Pennsylvania.

Property Management. The property manager is Goldcrest Properties LLC, an affiliate of the borrower sponsors.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $169,627 for tax reserves and (ii) $34,188 for deferred maintenance reserves (including $13,750 for installation of a radon mitigation system).

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $23,839.

Insurance Escrows – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $10,667. The Yorktowne Pointe Apartments Property is currently not insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $3,000 for replacement reserves.

Lockbox and Cash Management. The Yorktowne Pointe Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account. Upon the first occurrence of a Lockbox Trigger Event and at all times thereafter, the borrower and the property manager are required to deposit all gross revenue from the Yorktowne Pointe Apartments Property received by them into the lender-controlled lockbox account within three business day after receipt. In addition, any gross revenue in the nature of sums payable by issuers of credit cards accepted by the Yorktown Pointe Apartments Property is required to be deposited directly in to the lockbox account. So long as no Trigger Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be swept on a daily basis to the borrower’s operating account. During the continuance of a Trigger Period, sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender. Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the Yorktowne Pointe Apartments Mortgage Loan documents (including, without limitation, tax and insurance reserves, debt service and other required reserves) and budgeted property operating expenses and approved extraordinary expenses, with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the Yorktowne Pointe Apartments Mortgage Loan until the Trigger Period is cured.

“Lockbox Trigger Event” means the earlier of (i) the commencement of a Trigger Period and (ii) the date upon which the debt service coverage ratio is less than 1.15x.

A “Trigger Period” means a period: (A) commencing upon (i) the occurrence of an event of default, (ii) the debt service coverage ratio falling below 1.10x for any calendar quarter (a “Low DSCR Period”), (iii) certain bankruptcy or insolvency events of the property manager if the property manager is an affiliate of the borrower or guarantor, and (iv) certain bankruptcy or insolvency events of the borrower or the guarantor and (B) expiring upon, with regard to any Trigger Period commenced in connection with (1) clause (i) above, the cure (if applicable) of such event of default has been accepted by the lender, (2) a Low DSCR Period, the Yorktowne Pointe Apartments Mortgage Loan achieving a debt service coverage ratio of 1.15x or greater for two consecutive calendar quarters, (3) clause (iii) above, the affiliated property manager being replaced by an unaffiliated property manager approved by the lender under a property management agreement approved by the lender, and (4) clause (iv) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 30 days of filing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Multifamily – Garden 1075 North Hairston Road Stone Mountain, GA 30083	Collateral Asset Summary – Loan No. 8 Nissan Golden Gate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,600,000 64.8% 1.30x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Multifamily – Garden 1075 North Hairston Road Stone Mountain, GA 30083	Collateral Asset Summary – Loan No. 8 Nissan Golden Gate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,600,000 64.8% 1.30x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Multifamily – Garden 1075 North Hairston Road Stone Mountain, GA 30083	Collateral Asset Summary – Loan No. 8 Nissan Golden Gate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,600,000 64.8% 1.30x 9.4%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Eran Israel	Collateral:	Fee
Borrower(s):	Nissan Golden Gate, LLC	Location:	Stone Mountain, GA
Original Balance:	$22,600,000	Year Built / Renovated:	1970 / 2025
Cut-off Date Balance:	$22,600,000	Property Management:	Golden Gate Property Management, LLC (borrower affiliated)
% by Initial UPB:	4.1%	Size:	280 Units
Interest Rate:	6.89100%	Appraised Value / Per Unit:	$34,900,000 / $124,643
Note Date:	September 8, 2026	Appraisal Date:	April 29, 2026
Original Term:	60 months	Occupancy(1):	89.3% (as of August 3, 2026)
Amortization:	Interest Only	Underwritten NOI:	$2,125,086
Original Amortization:	NAP	Underwritten NCF:	$2,055,086
Interest Only Period:	60 months
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,433,885 (TTM July 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$2,435,698
Call Protection:	YM1(56),O(4)	2024 NOI:	$1,290,744
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$106,008

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$80,714
Taxes:	$42,731	$28,112	NAP	Maturity Date Loan / Unit:	$80,714
Insurance:	$57,808	$19,269	NAP	Cut-off Date LTV:	64.8%
Replacement Reserves:	$0	$5,833	NAP	Maturity Date LTV:	64.8%
Deferred Maintenance:	$75,500	$0	NAP	UW NOI DY:	9.4%
Other Reserves(3):	$644,750	$0	NAP	UW NCF DSCR:	1.30x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,600,000	100.0%	Loan Payoff	$15,913,929	70.4%
			Return of Equity	4,332,783	19.2
			Closing Costs(4)	1,532,499	6.8
			Upfront Reserves	820,789	3.6
Total Sources	$22,600,000	100.0%	Total Uses	$22,600,000	100.0%
(1)	Occupancy includes 10 units which are non-operational and pending renovation following an oven fire. Occupancy with those units excluded is 92.6%.
(2)	See “Initial and Ongoing Reserves” below.
(3)	Other Reserves include a $382,250 Down Unit Renovation Reserve and a $262,500 Roof Repair Reserve.
(4)	Closing Costs include a $508,500 buydown fee.

The Loan. The eighth largest mortgage loan (the “Nissan Golden Gate Mortgage Loan”) is secured by a first priority fee interest in a 280-unit, multifamily rental community located in Stone Mountain, Georgia (the “Nissan Golden Gate Property”). The Nissan Golden Gate Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $22,600,000. The Nissan Golden Gate Mortgage Loan was originated on September 8, 2026 by GACC and accrues interest at a fixed rate of 6.89100% per annum on an Actual/360 basis. The Nissan Golden Gate Mortgage Loan has an initial term of 5 years with interest only payments throughout the term.

The Property. The Nissan Golden Gate Property is a 280-unit, affordable multifamily community located at 1075 North Hairston Road in Stone Mountain, Georgia. The Nissan Golden Gate Property consists of 34 two- and three-story garden-style residential buildings situated on a 27.45-acre site. Built in 1970 and renovated in 2025, the Nissan Golden Gate Property is subject to a Land Use Restriction Agreement (“LURA”) administered by the Georgia Housing Finance Authority. Pursuant to the LURA, 40% of the units (112 units) are restricted to 60% of the Area Media Income levels under the Low-Income Housing Tax Credit program (“AMI”), with the Nissan Golden Gate Property currently in its extended use period through 2036, and rents for such units are restricted to 30% of 60% of AMI. Approximately 49 of the units at the Nissan Golden Gate Property are leased to tenants which receive voucher assistance to pay their rents, 46 through programs administered by DeKalb County, and three through the Georgia Housing Voucher Program. Unit features include washer/dryer hookups, dishwashers, stainless steel appliances, refrigerators, stoves and ovens, wood flooring, air conditioning, and walk-in closets in select units. Community amenities include a clubhouse/recreational building, swimming pool, playground, laundry facility, BBQ/picnic area, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Multifamily – Garden 1075 North Hairston Road Stone Mountain, GA 30083	Collateral Asset Summary – Loan No. 8 Nissan Golden Gate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,600,000 64.8% 1.30x 9.4%

approximately 408 surface parking spaces. Building 14, which contains ten 2BR/1BA units, was damaged by an oven fire and, as of origination of the Nissan Golden Gate Mortgage Loan, is vacant pending renovation. No income from Building 14 is included in the lender’s underwriting. While the Nissan Golden Gate Mortgage Loan includes a $382,250 reserve for renovation of Building 14, which is 125% of the borrower sponsor’s estimated cost, we cannot assure you that the renovation of Building 14 will be completed in a timely manner if at all.

In 2023, the borrower sponsor acquired the Nissan Golden Gate Property for approximately $19.6 million. At acquisition, the Nissan Golden Gate Property was approximately 69.9% occupied and had experienced significant deferred maintenance challenges under prior ownership. Since acquisition, the borrower sponsor has invested approximately $2.6 million in capital expenditures in the Nissan Golden Gate Property. The borrower sponsor’s cost basis in the Nissan Golden Gate Property is approximately $23.2 million. Improvements included renovations to approximately 186 units, interior upgrades such as flooring, appliances, HVAC, plumbing and electrical improvements, as well as exterior enhancements including fencing and gates, exterior painting, landscaping, roof and gutter repairs, pool improvements, security investments, and clubhouse upgrades. In part due to the above-mentioned investments, the borrower was able to grow the net cash flow of the Nissan Golden Gate Property from approximately $1.3 million as of year-end 2024 to $2.4 million as of July 2026. As of August 3, 2026, the Nissan Golden Gate Property is 89.3% occupied with average in-place rents of $1,293 per unit per month.

The following table presents certain information relating to the unit mix at the Nissan Golden Gate Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Monthly Rental Rate(2)
1 BR/1 BA	14	5.0%	14	100.0%	$1,023
1 BR/1 BA - Renovated	34	12.1%	33	97.1%	$1,091
2 BR/1 BA	28	10.0%	27	96.4%	$1,151
2 BR/1 BA - Renovated	54	19.3%	35	64.8%	$1,206
2 BR/1.5 BA	26	9.3%	23	88.5%	$1,280
2 BR/1.5 BA - Renovated	38	13.6%	35	92.1%	$1,316
3 BR/2 BA	9	3.2%	9	100.0%	$1,457
3 BR/2 BA - Renovated	23	8.2%	20	87.0%	$1,466
3 BR/2.5 BA	16	5.7%	16	100.0%	$1,485
3 BR/2.5 BA - Renovated	38	13.6%	38	100.0%	$1,524
Total/Wtd. Avg.	280	100.0%	250	89.3%	$1,293
(1)	Based on the underwritten rent roll dated August 3, 2026.
(2)	Average Monthly Rental Rate is based on Occupied Units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Multifamily – Garden 1075 North Hairston Road Stone Mountain, GA 30083	Collateral Asset Summary – Loan No. 8 Nissan Golden Gate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,600,000 64.8% 1.30x 9.4%

The following table presents certain information relating to the historical and underwritten net cash flow at the Nissan Golden Gate Property:

Cash Flow Analysis(1)
	2023(2)	2024	2025	TTM 7/31/2026	U/W	U/W Per Unit
Gross Potential Rent	$191,013	$3,006,754	$4,457,979	$4,400,836	$4,326,451	$15,452
Vacancy	0	(190,014)	(600,335)	(482,065)	(448,183)	(1,601)
Concessions	0	(8,516)	(58,014)	(62,828)	0	0
Other Income(3)	34,684	192,302	273,026	255,668	255,668	913
Effective Gross Income	$225,697	$3,000,527	$4,072,657	$4,111,610	$4,133,936	$14,764

Real Estate Taxes(4)	0	338,780	321,474	340,176	634,446	2,266
Insurance	41,430	247,292	236,701	259,821	224,498	802
Other Operating Expenses(5)	78,259	1,123,711	1,078,784	1,077,728	1,149,906	4,107
Total Expenses	$119,689	$1,709,783	$1,636,959	$1,677,725	$2,008,849	$7,174

Net Operating Income	$106,008	$1,290,744	$2,435,698	$2,433,885	$2,125,086	$7,590
Replacement Reserves	0	0	0	0	70,000	250
Net Cash Flow	$106,008	$1,290,744	$2,435,698	$2,433,885	$2,055,086	$7,340

Occupancy %(6)	69.9%	78.9%	89.6%	89.3%(7)	89.6%(8)
UW NCF DSCR	0.07x	0.82x	1.54x	1.54x	1.30x
NOI Debt Yield	0.47%	5.71%	10.78%	10.77%	9.40%
(1)	Based on the underwritten rent roll dated August 3, 2026.
(2)	2023 financials cash flows are only available for the period after the borrower sponsor’s acquisition of the Nissan Golden Gate Property in November 2023.
(3)	Other Income includes utility reimbursements and general other income.
(4)	The increase from historical to U/W Real Estate Taxes is primarily attributable to an anticipated tax reassessment.
(5)	Other Operating Expenses represent utilities, repairs and maintenance, management fees, payroll and benefits, marketing, professional fees, and general and administrative expenses.
(6)	Historical occupancies represent year-end annual physical occupancies.
(7)	Represents occupancy as of the underwritten rent roll dated August 3, 2026.
(8)	The U/W Occupancy % represents the economic occupancy.

Appraisal. According to the appraisal, the Nissan Golden Gate Property had an “as-is” appraised value of $34,900,000 as of April 29, 2026. The table below shows the appraisal’s “as-is” conclusions.

	Nissan Golden Gate Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Nissan Golden Gate	$34,900,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2026, there was no evidence of any recognized environmental conditions at the Nissan Golden Gate Property.

The Market. The Nissan Golden Gate Property is located at 1075 North Hairston Road in Stone Mountain, DeKalb County, Georgia, approximately 10 miles east of downtown Atlanta. The Nissan Golden Gate Property is situated within the Southeast DeKalb submarket of the Atlanta Metropolitan Statistical Area. The surrounding area is characterized by a mix of established multifamily communities, single-family residential neighborhoods, neighborhood-serving retail centers, educational institutions, and employment nodes. The Nissan Golden Gate Property benefits from its location along North Hairston Road, a primary arterial roadway carrying approximately 29,000 vehicles per day.

Regional access is provided by Interstate 285 and U.S. Route 78 (Stone Mountain Freeway), which offer direct connectivity to downtown Atlanta, employment centers throughout the metropolitan area, and Hartsfield-Jackson Atlanta International Airport. Public transportation is available via MARTA bus routes operating along North Hairston Road, while the Indian Creek and Kensington MARTA rail stations provide broader regional transit connectivity. Air transportation is provided by Hartsfield-Jackson Atlanta International Airport, located approximately 15 miles southwest of the Nissan Golden Gate Property.

According to the appraisal, the Atlanta MSA benefits from a highly diversified economic base anchored by transportation and logistics, healthcare, education, technology, professional services, and consumer products. Major employers include Delta Air Lines, UPS, Emory University, Piedmont Healthcare, Northside Hospital, Publix, Children's Healthcare of Atlanta, and several large county public school systems. The Atlanta MSA also benefits from a strong educational infrastructure, including Georgia Institute of Technology, Georgia State

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Multifamily – Garden 1075 North Hairston Road Stone Mountain, GA 30083	Collateral Asset Summary – Loan No. 8 Nissan Golden Gate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,600,000 64.8% 1.30x 9.4%

University, Emory University, and the Atlanta University Center. Within the immediate trade area, the Nissan Golden Gate Property is proximate to numerous employment generators, healthcare facilities, retail centers, and educational institutions that support housing demand. Stone Mountain Park, one of Georgia’s most visited recreational destinations, is located nearby.

The Nissan Golden Gate Property is located within the Atlanta multifamily market and the Southeast DeKalb submarket. As of 2025, the population within a 1-, 3-, and 5-mile radius of the Nissan Golden Gate Property was approximately 16,322, 85,302, and 224,318, respectively. Median household income within the same radii was approximately $46,988, $60,823, and $70,826. According to the appraisal, the Southeast DeKalb submarket contained approximately 31,133 multifamily units with average asking rents of approximately $1,277 per month and an occupancy rate of 82.3% as of early 2026. No units are currently under construction according to the appraisal.

The following table presents information regarding certain competitive properties to the Nissan Golden Gate Property:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
Nissan Golden Gate(2) 1075 North Hairston Road Stone Mountain, GA 30083	1970 / 2025(1)	89.3%	280	1 Bed / 1 Bath	709	$1,023
				1 Bed / 1 Bath Renovated	709	$1,091
				2 Bed / 1 Bath	1,050	$1,151
				2 Bed / 1.5 Bath	1,175	$1,280
				2 Bed / 1 Bath Renovated	1,050	$1,206
				2 Bed / 1.5 Bath Renovated	1,175	$1,316
				3 Bed / 2 Bath	1,275	$1,457
				3 Bed / 2.5 Bath	1,300	$1,485
				3 Bed / 2 Bath Renovated	1,275	$1,466
				3 Bed / 2.5 Bath Renovated	1,300	$1,524
Willow Lake Apartments Stone Mountain, GA	1972 / 2015	95.7%	280	1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath 3 Bed / 2.5 Bath	850 1,250 1,450 1,550	$1,020 $1,067 $1,444 $1,294
Peachtree Creek on Ponce Stone Mountain, GA	2022 / NAP	99.5%	188	1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	784 1,080 1,238	$1,050 $1,230 $1,400
Spring Chase Apartments Stone Mountain, GA	1972 / NAP	94.2%	380	1 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	722 737 909 998 1,222	$960 $1,180 $1,080 $1,240 $1,390
Clarkson Station Clarkson, GA	1972 / NAP	99.2%	356	1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	665 1,007 1,258	$978 $1,184 $1,287
Sunrise View Apartments Decatur, GA	2021 / NAP	93.3%	240	1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	850 1,070 1,150	$1,143 $1,369 $1,562
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 3, 2026, unless indicated otherwise.

The Borrower and the Borrower Sponsor. The borrower is Nissan Golden Gate, LLC, a Georgia limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nissan Golden Gate Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Eran Israel. Mr. Israel is the founder and managing principal of Golden Gate Property Management, LLC, a real estate operating company headquartered in Hollywood, Florida and focused on the acquisition, renovation, and operating of multifamily assets primarily in metropolitan Atlanta, Georgia. Mr. Israel began his real estate career in 2012 with the acquisition and renovation of Golden Gate Townhomes, a 316-unit multifamily property in Stone Mountain, GA. Mr. Israel’s portfolio includes approximately 800 units primarily concentrated in Georgia and Florida, including Golden Gate Townhomes and Adar at Golden Gate, both of which are located within 0.3 miles of the Nissan Golden Gate Property and compete with the Nissan Golden Gate Property.

Property Management. The property manager is Golden Gate Property Management, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $42,731 for tax reserves, (ii) $57,808 for insurance reserves, (iii) $75,500 for deferred maintenance reserves, (iv) $382,250 for down unit renovation reserves, and (v) $262,500 for roof repair reserves.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $28,112.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Multifamily – Garden 1075 North Hairston Road Stone Mountain, GA 30083	Collateral Asset Summary – Loan No. 8 Nissan Golden Gate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,600,000 64.8% 1.30x 9.4%

Insurance Escrows – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $19,269. The Nissan Golden Gate Property is currently not insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $5,833 for replacement reserves.

Lockbox and Cash Management. The Nissan Golden Gate Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account. Upon the first occurrence of a Lockbox Trigger Event and at all times thereafter, the borrower and the property manager are required to deposit all gross revenue from the Nissan Golden Gate Property received by them into the lender-controlled lockbox account within three business day after receipt. So long as no Trigger Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be swept on a daily basis to the borrower’s operating account. During the continuance of a Trigger Period, sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender. Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the Nissan Golden Gate Mortgage Loan documents (including, without limitation, tax and insurance reserves, debt service and other required reserves) and budgeted property operating expenses and approved extraordinary expenses, with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the Nissan Golden Gate Mortgage Loan until the Trigger Period is cured.

“Lockbox Trigger Event” means the earlier of (i) the commencement of a Trigger Period and (ii) the date upon which the debt service coverage ratio is less than 1.25x.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio falling below 1.20x for any calendar quarter (a “Low DSCR Period”), (iii) certain bankruptcy or insolvency events of the property manager if the property manager is an affiliate of the borrower or guarantor, and (iv) certain bankruptcy or insolvency events of the borrower or the guarantor and (B) expiring upon, with regard to any Trigger Period commenced in connection with (1) clause (i) above, the cure (if applicable) of such event of default has been accepted by the lender, (2) a Low DSCR Period, the Nissan Golden Gate Mortgage Loan achieving a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters, (3) clause (iii) above, the affiliated property manager being replaced by an unaffiliated property manager approved by the lender under a property management agreement approved by the lender, and (4) clause (iv) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 30 days of filing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Multifamily – Mid Rise 501-515 West 7th Street Plainfield, New Jersey 07060	Collateral Asset Summary – Loan No. 9 501 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.7% 1.37x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Multifamily – Mid Rise 501-515 West 7th Street Plainfield, New Jersey 07060	Collateral Asset Summary – Loan No. 9 501 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.7% 1.37x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Multifamily – Mid Rise 501-515 West 7th Street Plainfield, New Jersey 07060	Collateral Asset Summary – Loan No. 9 501 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.7% 1.37x 8.8%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Mid Rise
Borrower Sponsor(s):	Louis Lefkowitz and Joseph Kohn	Collateral:	Fee
Borrower(s):	West 7 St LLC	Location:	Plainfield, NJ
Original Balance:	$22,000,000	Year Built / Renovated:	1925 / 2025
Cut-off Date Balance:	$22,000,000	Property Management:	Self-Managed
% by Initial UPB:	4.0%	Size:	84 Units
Interest Rate:	6.28200%	Appraised Value / Per Unit:	$34,000,000 / $404,762
Note Date:	August 26, 2026	Appraisal Date:	July 6, 2026
Original Term:	60 months	Occupancy:	100.0% (as of July 30, 2026)
Amortization:	Interest Only	Underwritten NOI(3):	$1,945,856
Original Amortization:	NAP	Underwritten NCF:	$1,924,856
Interest Only Period:	60 months
First Payment Date:	October 6, 2026
Maturity Date:	September 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$1,605,930 (TTM July 31, 2026)
Additional Debt Balance:	NAP	2025 NOI(4):	NAV
Call Protection(1):	L(25),D(31),O(4)	2024 NOI(4):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(4):	NAV

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$261,905
Taxes:	$18,110	$9,055	NAP	Maturity Date Loan / Unit:	$261,905
Insurance:	$35,167	$4,912	NAP	Cut-off Date LTV:	64.7%
Replacement Reserves:	$0	$1,750	NAP	Maturity Date LTV:	64.7%
Deferred Maintenance:	$0	$0	NAP	UW NOI DY:	8.8%
Other Reserves:	$0	$0	NAP	UW NCF DSCR:	1.37x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	97.9%	Loan Payoff(5)	$21,721,830	96.6%
Borrower Sponsor Equity	474,848	2.1	Closing Costs(6)	699,741	3.1
			Upfront Reserves	53,277	0.2

Total Sources	$22,474,848	100.0%	Total Uses	$22,474,848	100.0%
(1)	The 501 West 7th Street Mortgage Loan (as defined below) provides for mandatory prepayment in such amount as is necessary to achieve a net cash flow debt yield of 8.5% if a tax reassessment occurs in excess of 15% of the prior year’s valuation and the net cash flow debt yield after giving effect to the increased taxes is less than 8.5%. No yield maintenance premium or prepayment fee is required in connection with such a prepayment.
(2)	See “Initial and Ongoing Reserves” below.
(3)	The increase from Most Recent NOI to Underwritten NOI at the 501 West 7th Street Property (as defined below) is primarily attributable to the recent lease up following renovation in 2025.
(4)	Historical financial information prior to the TTM July 31, 2026 is not available because the 501 West 7th Street Property was comprehensively renovated in 2025 following the borrower’s acquisition of the 501 West 7th Street Property in distress (after a condemnation at one building and a fire at the other building in 2023) and leased up following such renovation.
(5)	Prior debt on the 501 West 7th Street Property was in an extension period following a maturity default prior to the origination of the 501 West 7th Street Mortgage Loan. Such prior debt was paid off in full in connection with origination of the 501 West 7th Street Mortgage Loan, in addition to an extension fee of $27,000.
(6)	Closing costs include $220,000 of buydown fees.

The Loan. The ninth largest mortgage loan (the “501 West 7th Street Mortgage Loan”) is secured by a first priority fee interest in an 84-unit multifamily property located in Plainfield, New Jersey (the “501 West 7th Street Property”). The 501 West 7th Street Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $22,000,000. The 501 West 7th Street Mortgage Loan was originated on August 26, 2026 by GACC and accrues interest at a fixed rate of 6.28200% per annum on an Actual/360 basis. The 501 West 7th Street Mortgage Loan has an initial term of 5 years with interest only payments throughout the term.

The Property. The 501 West 7th Street Property is an 84-unit, multifamily property located at 501-515 West 7th Street in Plainfield, New Jersey. The 501 West 7th Street Property consists of two identical, four-story, elevatored midrise residential buildings situated on a 1.49-acre, corner site at the intersection of West 7th Street and Liberty Street. Built in 1925 and renovated in 2025, the 501 West 7th Street Property consists of 14 one-bedroom, 52 two-bedroom, 7 three-bedroom, and 11 four-bedroom units. Community amenities at the 501 West 7th Street Property include a laundry-room in each building, and approximately 33 surface parking spaces. In 2025, the borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Multifamily – Mid Rise 501-515 West 7th Street Plainfield, New Jersey 07060	Collateral Asset Summary – Loan No. 9 501 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.7% 1.37x 8.8%

sponsor acquired the 501 West 7th Street Property for approximately $12.5 million in distressed condition, due to a condemnation of the 501 West 7th Street building and a fire at the 515 West 7th Street building, each in 2023, and subsequently invested approximately $16.8 million to complete a comprehensive renovation, including structural improvements, building systems, modernized unit interiors, exterior site upgrades, life safety and mechanical enhancements. Renovated unit interiors feature hardwood flooring, kitchens with stainless steel appliances and custom cabinetry, and updated bathrooms. Post-renovation the borrower sponsor’s cost basis in the 501 West 7th Street Property is approximately $30.3 million. As of June 30, 2026, four units were leased by tenants which receive Section 8 rental assistance.

As of the underwritten rent roll dated July 30, 2026, the 501 West 7th Street Property is 100% occupied, with an average in-place of approximately $2,459 per unit.

The following table presents certain information relating to the unit mix at the 501 West 7th Street Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Monthly Rental Rate(2)
501 West 7th Street - 1 BR/1 BA	4	4.8%	4	100.0%	$1,900
501 West 7th Street - 2 BR/1 BA	25	29.8%	25	100.0%	$2,460
501 West 7th Street - 3 BR/2 BA	6	7.1%	6	100.0%	$2,892
501 West 7th Street - 4 BR/2 BA	7	8.3%	7	100.0%	$3,471
515 West 7th Street - 1 BR/1 BA	10	11.9%	10	100.0%	$1,828
515 West 7th Street - 2 BR/1 BA(3)	27	32.1%	27	100.0%	$2,290
515 West 7th Street - 3 BR/2 BA	1	1.2%	1	100.0%	$2,900
515 West 7th Street - 4 BR/2 BA	4	4.8%	4	100.0%	$3,200
Total/Wtd. Avg.	84	100.0%	84	100.0%	$2,459
(1)	Based on the underwritten rent roll dated July 30, 2026.
(2)	Average Monthly Rental Rate is based on Occupied Units.
(3)	Includes one employee unit which is regarded as occupied for the purposes of this table, but is not included in the Average Monthly Rental Rate calculation.

The following table presents certain information relating to the historical and underwritten net cash flow at the 501 West 7th Street Property:

Cash Flow Analysis(1)(2)
	TTM 7/31/2026	U/W	U/W Per Unit
Gross Potential Rent	$1,910,169	$2,451,300	$29,182
Vacancy	0	(122,565)	(1,459)
Other Income(3)	60,263	68,975	821
Effective Gross Income	$1,970,432	$2,397,710	$28,544

Real Estate Taxes	136,986	106,642	1,270
Insurance	60,000	57,226	681
Other Operating Expenses(4)	167,516	287,986	3,428
Total Expenses	$364,502	$451,854	$5,379

Net Operating Income(5)	$1,605,930	$1,945,856	$23,165
Replacement Reserves	7,980	21,000	250
Net Cash Flow	$1,597,950	$1,924,856	$22,915

Occupancy %(6)	100.0%(6)	95.0%(7)
UW NCF DSCR	1.14x	1.37x
NOI Debt Yield	7.3%	8.8%
(1)	Based on the underwritten rent roll dated July 30, 2026.
(2)	Historical financial information prior to the TTM 7/31/2026 is not available as the 501 West 7th Street Property was comprehensively renovated in 2025 following the borrower’s acquisition of the 501 West 7th Street Property in distress (after a condemnation at one building and a fire at the other building in 2023) and leased up following such renovation.
(3)	Other Income includes parking income, laundry income, and general other income.
(4)	Other Operating Expenses represent utilities, repairs and maintenance, management fees, payroll and benefits, and general and administrative expenses.
(5)	The increase from Most Recent NOI to Underwritten NOI at the 501 West 7th Street Property is primarily attributable to the recent lease up following renovation in 2025.
(6)	Represents occupancy as of the underwritten rent roll dated July 30, 2026.
(7)	The U/W Occupancy % represents the economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Multifamily – Mid Rise 501-515 West 7th Street Plainfield, New Jersey 07060	Collateral Asset Summary – Loan No. 9 501 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.7% 1.37x 8.8%

Appraisal. According to the appraisal, the 501 West 7th Street Property had an “as-is” appraised value of $34,000,000 as of July 6, 2026. The table below shows the appraisal’s “as-is” conclusions.

501 West 7th Street Appraised Value(1)
Property	Appraised Value	Capitalization Rate
501 West 7th Street	$34,000,000	5.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated February 12, 2026, there was no evidence of any recognized environmental conditions at the 501 West 7th Street Property.

The Market. The 501 West 7th Street Property is located at 501-515 West 7th Street in Plainfield, Union County, New Jersey, approximately 20 miles southwest of New York City. The 501 West 7th Street Property is situated within the Western Union County submarket of the Northern New Jersey multifamily market, a densely populated and well-established region within the broader New York metropolitan area. The surrounding area is characterized primarily by residential uses, including a mix of multifamily communities, apartment buildings, and single-family homes, along with neighborhood-serving retail, community facilities, and local businesses. The 501 West 7th Street Property benefits from its corner location at the intersection of West 7th Street and Liberty Street within a mature residential neighborhood of Plainfield.

Regional access is provided by Interstate 78, Interstate 287, the Garden State Parkway, and U.S. Route 22, which offer connectivity throughout Northern and Central New Jersey, New York City, and surrounding employment centers. Public transportation is available via NJ Transit bus routes serving Plainfield as well as commuter rail service on the Raritan Valley Line. The Plainfield Station, located approximately 0.8 miles from the 501 West 7th Street Property, provides direct rail access to Newark and connectivity to New York Penn Station. Air transportation is provided by Newark Liberty International Airport, located approximately 20 miles northeast of the 501 West 7th Street Property.

According to the appraisal, Union County benefits from a diversified economy supported by healthcare, finance, retail, technology, professional services, transportation, and education-related employment. Union County is home to a population of more than 570,000 residents and benefits from extensive transportation infrastructure, including major highways, commuter rail lines, and regional bus service. Plainfield serves as an established residential community within Union County and offers a range of parks, recreational facilities, local businesses, and community amenities. Within the immediate area, the 501 West 7th Street Property is proximate to neighborhood retail, public transportation options, educational facilities, and employment centers throughout Union County and the broader Northern New Jersey region.

The 501 West 7th Street Property is located within the Northern New Jersey multifamily market and the Western Union County submarket. According to the appraisal, the Western Union County submarket contained approximately 14,839 multifamily units with average effective rents of approximately $2,663 per unit and a vacancy rate of 5.8% as of year-end 2025. The Western Union County submarket has experienced increased vacancy levels in recent years as new supply has been delivered, although demand remains active and vacancy compressed during the fourth quarter of 2025. The development pipeline remains elevated, with approximately 973 units under construction, which is expected to place some upward pressure on vacancy rates and moderate rent growth in the near term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Multifamily – Mid Rise 501-515 West 7th Street Plainfield, New Jersey 07060	Collateral Asset Summary – Loan No. 9 501 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.7% 1.37x 8.8%

The following table presents information regarding certain competitive properties to the 501 West 7th Street Property:

Multifamily Rent Comparables(1)
Property Name / Address	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
501 West 7th Street(2) 501-515 West 7th Street Plainfield, NJ 07060	501 West 7th Street - 1 BR/1 BA	800	$1,900
	501 West 7th Street - 2 BR/1 BA	952	$2,460
	501 West 7th Street - 3 BR/2 BA	1,000	$2,892
	501 West 7th Street - 4 BR/2 BA	1,943	$3,471
	515 West 7th Street - 1 BR/1 BA	800	$1,828
	515 West 7th Street - 2 BR/1 BA	1,074	$2,290
	515 West 7th Street - 3 BR/2 BA	1,600	$2,900
	515 West 7th Street - 4 BR/2 BA	2,000	$3,200
351 North Drive North Plainfield, NJ	1 Bed / 1 Bath	675	$1,750
744 Watchung Avenue Plainfield, NJ	1 Bed / 1 Bath	629	$1,775
802 East Front Street Plainfield, NJ	1 Bed / 1 Bath	600	$1,875
375 North Drive North Plainfield, NJ	1 Bed / 1 Bath	765	$1,935
1165 U.S. 22 North Plainfield, NJ	2 Bed / 1 Bath	1,075	$2,385
643-715 East Front Street Plainfield, NJ	2 Bed / 1.5 Bath	1,050	$2,350
1330 Randolph Road Plainfield, NJ	2 Bed / 2 Bath	900	$2,575
1300 U.S. 22 North Plainfield, NJ	2 Bed / 1 Bath	950	$1,840
307 West Front Street Plainfield, NJ	3 Bed / 2 Bath	1,050	$3,000
20-22 Sandford Avenue Plainfield, NJ	3 Bed / 1 Bath	1,000	$2,875
420 East Front Street Plainfield, NJ	3 Bed / 1.5 Bath	1,146	$2,800
609 East 2nd Street Plainfield, NJ	3 Bed / 1 Bath	NAV	$2,999
737 Kensington Avenue Plainfield, NJ	4 Bed / 2 Bath	1,851	$3,200
30 Jefferson Avenue Dunellen, NJ	4 Bed / 2 Bath	1,236	$3,300
933 West 3rd Street Plainfield, NJ	4 Bed / 2 Bath	NAV	$3,400
218 Monroe Avenue Plainfield, NJ	4 Bed / 1 Bath	NAV	$3,400
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 30, 2026, unless indicated otherwise.

The Borrower and the Borrower Sponsors. The borrower is West 7 St LLC, a New Jersey limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 501 West 7th Street Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Louis Lefkowitz and Joseph Kohn. Mr. Lefkowitz and Mr. Kohn are private real estate investors who own and operate a self-managed multifamily portfolio concentrated throughout New Jersey, with additional holdings across the greater New York metropolitan area. Mr. Lefkowitz and Mr. Kohn focus on smaller-to-mid-size assets, with an emphasis on renovation-driven repositioning and stabilization.

Property Management. The property is self-managed.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $18,110 for tax reserves and (ii) $35,167 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $9,055.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Multifamily – Mid Rise 501-515 West 7th Street Plainfield, New Jersey 07060	Collateral Asset Summary – Loan No. 9 501 West 7th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.7% 1.37x 8.8%

Insurance Escrows – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $4,912. The 501 West 7th Street Property is currently not insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $1,750 for replacement reserves.

Lockbox and Cash Management. The 501 West 7th Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account. Upon the first occurrence of a Lockbox Trigger Event and at all times thereafter, the borrower and the property manager are required to deposit all gross revenue from the 501 West 7th Street Property received by them into the lender-controlled lockbox account within three business days after receipt. So long as no Trigger Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be swept on a daily basis to the borrower’s operating account. During the continuance of a Trigger Period, sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender. Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the 501 West 7th Street Mortgage Loan documents (including, without limitation, tax and insurance reserves, debt service and other required reserves) and budgeted property operating expenses and approved extraordinary expenses, with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the 501 West 7th Street Mortgage Loan until the Trigger Period is cured.

“Lockbox Trigger Event” means the earlier of (i) the commencement of a Trigger Period and (ii) the date upon which the debt service coverage ratio is less than 1.20x.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio falling below 1.15x for any calendar quarter (a “Low DSCR Period”), (iii) certain bankruptcy or insolvency events of the property manager if the property manager is an affiliate of the borrower or guarantor, and (iv) certain bankruptcy or insolvency events of the borrower or the guarantor and (B) expiring upon, with regard to any Trigger Period commenced in connection with (1) clause (i) above, the cure (if applicable) of such event of default has been accepted by the lender, (2) a Low DSCR Period, either (x) the 501 West 7th Street Mortgage Loan achieving a debt service coverage ratio of 1.20x or greater for two consecutive calendar quarters or (y) the borrower depositing with the lender cash or a letter of credit in an amount which, if applied to reduce the outstanding principal balance of the 501 West 7th Street Mortgage Loan, would cause the debt service coverage ratio to be greater than or equal to 1.20x, (3) clause (iii) above, the affiliated property manager being replaced by an unaffiliated property manager approved by the lender under a property management agreement approved by the lender, and (4) clause (iv) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 30 days of filing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Multifamily – Garden Various Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Riverside Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,081,000 69.0% 1.20x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Multifamily – Garden Various Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Riverside Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,081,000 69.0% 1.20x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Multifamily – Garden Various Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Riverside Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,081,000 69.0% 1.20x 8.1%

Mortgage Loan Information		Property Information
Loan Seller:	Axonic	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Yong Yuan and Yong Yuan, as Trustee of The Good Fortune Trust dated February 25, 2016	Collateral:	Fee
Borrower(s):	Black Copper Canyon One LLC	Location(1):	Riverside, CA
Original Balance:	$16,081,000	Year Built / Renovated(1):	Various / NAP
Cut-off Date Balance:	$16,081,000	Property Management:	Macae Fidelity Property Management
% by Initial UPB:	2.9%	Size:	113 Units
Interest Rate:	6.54000%	Appraised Value / Per Unit:	$23,300,000 / $206,195
Note Date:	August 11, 2026	Appraisal Date:	July 2, 2026
Original Term:	60 months	Occupancy:	97.3% (as of August 3, 2026)
Amortization:	Interest Only	Underwritten NOI:	$1,305,005
Original Amortization:	NAP	Underwritten NCF:	$1,276,755
Interest Only Period:	60 months
First Payment Date:	October 1, 2026
Maturity Date:	September 1, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,250,606 (TTM June 30, 2026)
Additional Debt Balance:	NAP	2024 NOI:	$987,087
Call Protection:	YM1(56),O(4)	2023 NOI:	$1,044,982
Lockbox / Cash Management:	None / None	2022 NOI:	$731,502

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$142,310
Taxes:	$117,258	$16,751	NAP	Maturity Date Loan / Unit:	$142,310
Insurance:	$21,476	$7,159	NAP	Cut-off Date LTV:	69.0%
Replacement Reserves:	$0	$2,354	NAP	Maturity Date LTV:	69.0%
Deferred Maintenance:	$30,931	$0	NAP	UW NOI DY:	8.1%
				UW NCF DSCR:	1.20x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$16,081,000	71.8%	Purchase Price:	$21,800,000	97.4%
Borrower Sponsor Equity:	6,308,251	28.2	Closing Costs(2):	419,585	1.9
			Upfront Reserves:	169,666	0.8
Total Sources	$22,389,251	100.0%	Total Uses	$22,389,251	100.0%
(1)	See the chart titled “Portfolio Summary” under “The Properties” below.
(2)	Closing Costs include an origination fee of $160,810.

The Loan. The tenth largest mortgage loan (the “Riverside Portfolio Mortgage Loan”) is secured by the borrower’s fee simple interests in a 113-unit, two-property multifamily portfolio located in Riverside, California (the “Riverside Portfolio Properties”). The Riverside Portfolio Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $16,081,000. The Riverside Portfolio Mortgage Loan was originated on August 11, 2026 by Axonic, and accrues interest at a fixed rate of 6.54000% per annum. The Riverside Portfolio Mortgage Loan has an initial term of 60 months and is interest-only for the full term. The scheduled maturity date of the Riverside Portfolio Mortgage Loan is September 1, 2031.

The Properties. The Riverside Portfolio Properties are comprised of two garden-style market-rate and sub-10% student concentration multifamily properties totaling 113 units, located in Riverside, California. As of August 3, 2026, the Riverside Portfolio Properties were 97.3% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Multifamily – Garden Various Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Riverside Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,081,000 69.0% 1.20x 8.1%

The following table presents certain information relating to the Riverside Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
University Gardens	Riverside, CA	1966 / NAP	88	97.7%	$12,216,039	76.0%	NAV	NAV	$17,700,000
Normandy Apartments	Riverside, CA	1971 / NAP	25	96.0%	$3,864,961	24.0%	NAV	NAV	$5,600,000
Total/ Wtd. Avg			113	97.3%	$16,081,000	100.0%	$1,305,005	100.0%	$23,300,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated August 3, 2026.

University Gardens. The University Gardens property consists of two market-rate and sub-10% student concentration multifamily garden buildings of up to three stories situated on a 2.21-acre site at 3681 and 3725 Cranford Avenue in Riverside, California, totaling 88 units (the “University Gardens Property”). The University Gardens Property was constructed in 1966 and includes 127 covered and surface parking spaces, resulting in approximately 1.44 spaces per unit. The average unit size based on the underwritten rent roll is 762 SF. See the Portfolio Unit Mix table below for additional information. Property amenities include gated access, two swimming pools, a fitness center and two laundry facilities. Unit amenities include a range/oven, refrigerator, dishwasher, garbage disposal, built-in microwave oven and plank flooring. As of August 3, 2026, the University Gardens Property was 97.7% occupied.

Normandy Apartments. The Normandy Apartments property consists of one two-story market-rate and sub-10% student concentration multifamily garden building situated on a 0.82-acre site at 1480 7th Street in Riverside, California, totaling 25 units (the “Normandy Apartments Property”). The Normandy Apartments Property was constructed in 1971 and includes 60 covered and surface parking spaces, resulting in approximately 2.40 spaces per unit. The average unit size based on the underwritten rent roll is 888 SF. See the Portfolio Unit Mix table below for additional information. Property amenities include a community swimming pool and laundry facility. Unit amenities include a range/oven, refrigerator, dishwasher, garbage disposal, built-in microwave oven and plank flooring. As of August 3, 2026, the Normandy Apartments Property was 96.0% occupied.

The following table presents certain information relating to the unit mix at the Riverside Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Vacant Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit
Normandy Apartments
1 Bedroom / 1 Bathroom	2	8.0%	0	100.0%	650	$1,655	$1,800
2 Bedroom / 1 Bathroom	23	92.0%	1	95.7%	909	$1,926	$2,050
Property Total / Wtd Avg.	25	100.0%	1	96.0%	888	$1,903	$2,030
University Gardens
Studio / 1 Bathroom	8	9.1%	0	100.0%	580	$1,512	$1,650
1 Bedroom / 1 Bathroom	57	64.8%	1	98.2%	704	$1,637	$1,800
2 Bedroom / 2 Bathroom	23	26.1%	1	95.7%	970	$1,951	$2,050
Property Total / Wtd Avg.	88	100.0%	2	97.7%	762	$1,706	$1,852
Portfolio Total / Wtd Avg.	113	100.0%	3	97.3%	790	$1,749	$1,891
(1)	Based on the underwritten rent roll dated August 3, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Multifamily – Garden Various Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Riverside Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,081,000 69.0% 1.20x 8.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Riverside Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	TTM (6/30/2026)	U/W	U/W Per Unit
Base Rent	$2,018,015	$2,148,534	$2,297,172	$2,358,720	$2,379,036	$21,053
Gross Potential Rent	$2,018,015	$2,148,534	$2,297,172	$2,358,720	$2,379,036	$21,053
Other Income(1)	84,027	47,341	49,265	59,976	59,976	$531
Net Rental Income	$2,102,042	$2,195,875	$2,346,437	$2,418,697	$2,439,012	$21,584
(Vacancy / Concessions / Credit Loss)	(186,520)	(99,161)	(223,004)	(169,422)	(142,742)	($1,263)
Total Effective Gross Income	$1,915,522	$2,096,714	$2,123,433	$2,249,275	$2,296,270	$20,321

Real Estate Taxes	201,425	202,931	223,014	113,961	246,927	$2,185
Insurance	52,946	62,365	164,845	168,848	85,905	$760
Management Fee	76,496	83,671	85,163	88,719	91,851	$813
Other Expenses(2)	853,153	702,766	663,323	627,140	566,582	$5,014
Total Expenses	$1,184,021	$1,051,733	$1,136,345	$998,668	$991,265	$8,772

Net Operating Income	$731,502	$1,044,982	$987,087	$1,250,606	$1,305,005	$11,549
Replacement Reserves	0	0	0	26,996	28,250	$250
Net Cash Flow	$731,502	$1,044,982	$987,087	$1,223,610	$1,276,755	$11,299

Occupancy	NAV	NAV	NAV	97.3%(3)	94.0%(4)
NCF DSCR	0.69x	0.98x	0.93x	1.15x	1.20x
NOI Debt Yield	4.5%	6.5%	6.1%	7.8%	8.1%
(1)	Other Income includes miscellaneous other income, damage/late/deposit income, parking, pet and laundry income.
(2)	Other Expenses include utilities, repairs and maintenance, payroll, advertising, general and administrative expenses, and employee units.
(3)	Based on the underwritten rent roll dated August 3, 2026.
(4)	U/W Occupancy represents underwritten economic occupancy.

Appraisals. The appraisals, each with a valuation date of July 2, 2026, concluded an “As Is” value of $17,700,000 for the University Gardens Property and $5,600,000 for the Normandy Apartments Property, for an aggregate appraised value of $23,300,000, as shown in the table below.

Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
University Gardens	$17,700,000	5.25%
Normandy Apartments	$5,600,000	5.50%
Portfolio Total / Wtd. Avg.	$23,300,000	5.31%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental site assessments, each dated July 6, 2026, did not identify any recognized environmental conditions at either of the Riverside Portfolio Properties.

The Market. According to the appraisals, the Riverside Portfolio Properties are located within the Riverside-San Bernardino-Ontario, CA Metropolitan Statistical Area (the “Riverside MSA”). In 2025, the Riverside MSA had a population of approximately 4,760,104 and an average household income of approximately $122,195. According to the appraisals, as of the first quarter of 2026, the Riverside MSA apartment market had approximately 203,097 units, an occupancy rate of 95.5%, and an average asking monthly rent per unit of $2,320.

According to the appraisals, both Riverside Portfolio Properties are located in the Riverside apartment submarket. As of the first quarter of 2026, the Riverside submarket had approximately 19,940 units, an occupancy rate of 94.5%, and an average asking monthly rent per unit of $2,348. The neighborhood benefits from proximity to the University of California, Riverside, the Canyon Crest Towne Centre commercial district and California Citrus State Historic Park, providing access to employment, retail, recreation and regional transportation.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the University Gardens Property was 21,894, 101,247 and 224,719, respectively. The 2025 average household income within the same radii was $70,699, $113,480 and $120,151, respectively.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Normandy Apartments Property was 28,028, 100,893 and 226,057, respectively. The 2025 average household income within the same radii was $69,840, $113,594 and $119,911, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Multifamily – Garden Various Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Riverside Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,081,000 69.0% 1.20x 8.1%

The following table presents certain information relating to comparable multifamily properties to the Riverside Portfolio Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Number of Units	Occupancy	Average Unit Size	Average Rent Per Unit
Normandy Apartments(1) 1480 7th Street Riverside, CA 92507	1971 / NAP	25(2)	96.0%(2)	888 SF(2)	$1,903(2)
University Gardens(1) 3681 and 3725 Cranford Avenue Riverside, CA 92507	1966 / NAP	88(2)	97.7%(2)	762 SF(2)	$1,706(2)
Quail Creek 3131 Arlington Avenue Riverside, CA 92506	1976 / NAP	156	95.0%	733 SF	$1,875
3603-3623 Chicago Avenue 3603-3623 Chicago Avenue Riverside, CA 92507	1964 / NAP	21	95.0%	710 SF	$1,753
Concord Square 2700 Iowa Avenue Riverside, CA 92507	1985 / NAP	78	98.0%	776 SF	$1,923
Canyon Crest Village 5200 Chicago Avenue Riverside, CA 92507	1985 / NAP	192	98.0%	870 SF	$1,963
Berkdale 1234 West Blaine Street Riverside, CA 92507	1986 / NAP	296	95.0%	579 SF	$1,923
Lindy East & West Apartments 1117-1177 West Linden Street Riverside, CA 92507	1963 / NAP	50	94.0%	900 SF	$1,927
Granada Pueblo 5200 Canyon Crest Drive Riverside, CA 92507	1971 / NAP	112	95.0%	964 SF	$1,954
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 3, 2026.

The Borrower and the Borrower Sponsors. The borrower is Black Copper Canyon One LLC, a California limited liability company and single purpose entity. Hidden Pines Regulatory Mgmt. (WY), LLC owns 100% of the membership interests in the borrower, and The Good Fortune Trust dated February 25, 2016 owns 100% of Hidden Pines Regulatory Mgmt. (WY), LLC. The Good Fortune Trust is controlled by its co-trustees, Fen Lan and Yong Yuan. Yong Yuan is the manager of the borrower and Hidden Pines Regulatory Mgmt. (WY), LLC. The borrower sponsors and non-recourse carveout guarantors are Yong Yuan and Yong Yuan, as Trustee of The Good Fortune Trust dated February 25, 2016, through which Yong Yuan holds the Riverside Portfolio Properties with his wife. Mr. Yuan has approximately 10 years of real estate experience, beginning in single-family rentals from 2015 to 2020 and operating multifamily thereafter. Mr.Yuan currently owns 14 properties across Arizona, Texas and California. Mr. Yuan is a repeat agency borrower.

Property Management. The Riverside Portfolio Properties are managed by Macae Fidelity Property Management, a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of the Riverside Portfolio Mortgage Loan, the borrower deposited approximately (i) $117,258 into a reserve account for real estate taxes, (ii) $21,476 into a reserve account for insurance premiums, and (iii) $30,931 into the deferred maintenance reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated at approximately $16,751 per month).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the annual insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated at approximately $7,159 per month).

Replacement Reserve – The borrower is required to deposit $2,354.17 per month into the capital replacement and repair reserve fund for capital replacements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Multifamily – Garden Various Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Riverside Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,081,000 69.0% 1.20x 8.1%

Lockbox / Cash Management. None.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Multifamily – Garden Various Hampton, VA Various	Collateral Asset Summary – Loan No. 11 Virginia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,265,000 71.5% 1.33x 9.0%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Rafael Guttman and Menachem Oelbaum	Collateral:	Fee
Borrower(s):	Johns Creek Apts, LP and Church Creek Apts, LP	Location:	Hampton, VA
Original Balance:	$15,265,000	Year Built / Renovated:	Various / 2025-2026
Cut-off Date Balance:	$15,265,000	Property Management:	Harrison & Lear, Inc.
% by Initial UPB:	2.8%	Size:	153 Units
Interest Rate:	6.46000%	Appraised Value / Per Units:	$21,350,000 / $139,542
Note Date:	September 25, 2026	Appraisal Date:	August 12, 2026
Original Term:	60 months	Occupancy:	91.5% (as of September 10, 2026)
Amortization:	Interest Only	Underwritten NOI(1):	$1,371,401
Original Amortization:	NAP	Underwritten NCF:	$1,325,588
Interest Only Period:	60 months
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(1):	$1,125,573 (TTM August 31, 2026)
Additional Debt Balance:	NAP	2025 NOI(2):	NAV
Call Protection:	L(12),YM1(44),O(4)	2024 NOI(2):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(2):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$99,771
Taxes:	$0	$15,286	NAP	Maturity Date Loan / Unit:	$99,771
Insurance:	$31,724	$7,931	NAP	Cut-off Date LTV:	71.5%
Replacement Reserves:	$0	$3,818	NAP	Maturity Date LTV:	71.5%
Deferred Maintenance:	$31,750	$0	NAP	UW NOI DY:	9.0%
				UW NCF DSCR:	1.33x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,265,000	100.0%	Loan Payoff	$11,116,469	72.8%
			Return of Equity	3,132,444	20.5
			Closing Costs(3)	952,614	6.2
			Upfront Reserves	63,474	0.4
Total Sources	$15,265,000	100.0%	Total Uses	$15,265,000	100.0%
(1)	The increase from Most Recent NOI to Underwritten NOI at the Virginia Portfolio properties is primarily attributable to increased rents and occupancy following renovation in 2025.
(2)	Historical financial information for the Virginia Portfolio properties prior to the August 31, 2026 TTM is not available as the borrower sponsor acquired the Virginia Portfolio properties on a rolling basis in early 2025.
(3)	Closing Costs include a rate buydown of $381,625.

The following table presents certain information relating to the Virginia Portfolio properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
Cove Harbor	Hampton, VA	1972 / 2025-2026	99	94.9%	$9,294,848	60.9%	NAV	NAV	$13,000,000
Harbor Oak	Hampton, VA	1971 / 2025-2026	54	85.2%	$5,970,152	39.1%	NAV	NAV	$8,350,000
Total/ Wtd. Avg			153	91.5%	$15,265,000	100.0%	$1,371,401	100.0%	$21,350,000
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 10, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Multifamily – Garden Various Hampton, VA Various	Collateral Asset Summary – Loan No. 11 Virginia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,265,000 71.5% 1.33x 9.0%

The following table presents certain information relating to the unit mix at the Virginia Portfolio properties. Six units at the Cove Harbor property and 16 units at the Harbor Oak property are leased to tenants which receive Section 8 rental assistance.

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Vacant Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Cove Harbor
1 Bedroom / 1 Bathroom	31	31.3%	2	93.5%	795	$962	$1,166
1 Bedroom / 1 Bathroom – Section 8	1	1.0%	0	100.0%	768	$900	$1,166
2 Bedroom / 1.5 Bathroom	59	59.6%	3	94.9%	1,306	$1,384	$1,594
2 Bedroom / 1.5 Bathroom – Section 8	4	4.0%	0	100.0%	1,306	$1,159	$1,594
3 Bedroom / 2.5 Bathroom	3	3.0%	0	100.0%	1,639	$1,558	$2,066
3 Bedroom / 2.5 Bathroom – Section 8	1	1.0%	0	100.0%	1,639	$1,455	$2,066
Property Total / Wtd Avg.	99	100.0%	5	94.9%	1,154	$1,246	$1,475
Harbor Oak
1 Bedroom / 1 Bathroom	11	20.4%	3	72.7%	850	$994	$1,166
1 Bedroom / 1 Bathroom – Section 8	1	1.9%	0	100.0%	850	$1,100	$1,166
2 Bedroom / 1.5 Bathroom	20	37.0%	1	95.0%	1,154	$1,511	$1,594
2 Bedroom / 1.5 Bathroom – Section 8	9	16.7%	0	100.0%	1,154	$1,350	$1,594
3 Bedroom / 1.5 Bathroom	4	7.4%	1	75.0%	1,301	$1,700	$1,700
3 Bedroom / 1.5 Bathroom - Section 8	3	5.6%	1	66.7%	1,301	$1,371	$1,700
3 Bedroom / 2.5 Bathroom	3	5.6%	2	33.3%	1,717	$1,600	$2,066
3 Bedroom / 2.5 Bathroom – Section 8	3	5.6%	0	100.0%	1,717	$1,683	$2,066
Property Total / Wtd Avg.	54	100.0%	8	85.2%	1,168	$1,400	$1,565
Portfolio Total / Wtd Avg.	153	100.0%	13	91.5%	1,159	$1,296	$1,507
(1)	Based on the underwritten rent roll dated September 10, 2026.
(2)	Source: Appraisal.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Virginia Portfolio properties:

Cash Flow Analysis(1)
	TTM 8/31/2026	Underwritten	Underwritten / Unit
Gross Potential Rent	$2,261,359	$2,379,781	$15,554
(Vacancy/Bad Debt)	(221,174)	(202,069)	(1,321)
Other Income	250,744	254,895	1,666
Effective Gross Income	$2,290,930	$2,432,607	$15,899

Real Estate Taxes	147,726	178,089	1,164
Insurance	129,771	92,399	604
Utilities	216,828	203,362	1,329
Repairs and Maintenance	284,008	254,709	1,665
Management Fee	73,376	72,978	477
Payroll and Benefits	230,524	177,216	1,158
General and Administrative	83,123	82,453	539
Total Expenses	$1,165,357	$1,061,206	$6,936

Net Operating Income(2)	$1,125,573	$1,371,401	$8,963
Replacement Reserves	0	45,813	299
Net Cash Flow	$1,125,573	$1,325,588	$8,664

Occupancy(3)	91.5%	91.5%
NCF DSCR	1.13x	1.33x
NOI Debt Yield	7.4%	9.0%
(1)	Historical financial information for the Virginia Portfolio properties prior to the August 31, 2026 TTM is not available as the borrower acquired the Virginia Portfolio properties on a rolling basis in early 2025.
(2)	The increase from TTM 8/31/2026 Net Operating Income to Underwritten Net Operating Income at the Virginia Portfolio properties is primarily attributable to increased rents and occupancy following renovation in 2025.
(3)	Based on the underwritten rent roll dated September 10, 2026. The Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Multifamily – Garden Various Hampton, VA Various	Collateral Asset Summary – Loan No. 11 Virginia Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,265,000 71.5% 1.33x 9.0%

The following table presents certain information relating to comparable multifamily properties to the Virginia Portfolio properties:

Multifamily Rent Comparables(1)
Property	Unit Mix	Average SF per Unit	Average Annual Rent PSF	Average Rent per Unit
Virginia Portfolio(2) Hampton, VA	1 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath 3 Bed / 2.5 Bath 1 Bed / 1 Bath - Affordable 2 Bed / 1.5 Bath - Affordable 3 Bed / 1.5 Bath - Affordable 3 Bed / 2.5 Bath - Affordable	809 1,268 1,301 1,678 809 1,201 1,301 1,698	$14.41 $13.51 $15.68 $11.35 $14.80 $12.99 $12.64 $11.49	$969 $1,419 $1,700 $1,569 $1,000 $1,291 $1,371 $1,626
611 Michigan Drive Hampton, VA	1 Bed / 1 Bath	650	$20.86	$1,130
5109 Goldsboro Drive Hampton, VA	1 Bed / 1 Bath 2 Beds / 1 Bath 3 Beds / 2.5 Baths	700 850 1,500	$21.86 $20.12 $18.08	$1,275 $1,425 $2,260
3785 Kecoughtan Road Hampton, VA	1 Bed / 1 Bath	550	$23.98	$1,099
1568 N King Street Hampton, VA	1 Bed / 1 Bath	642	$21.48	$1,149
100 Spanish Trail Hampton, VA	1 Bed / 1 Bath	500	$28.20	$1,175
2632 N Armistead Avenue Hampton, VA	1 Bed / 1 Bath	595	$23.58	$1,169
600 Willow Oaks Boulevard Hampton, VA	2 Beds / 2.5 Baths 3 Beds / 2.5 Baths	1,301 1,675	$14.30 $12.36	$1,550 $1,725
132 Tide Mill Lane Hampton, VA	2 Beds / 1.5 Baths 2 Beds / 1.5 Baths	1,000 1,000	$21.00 $19.20	$1,750 $1,600
70 Lakeshore Drive Hampton, VA	2 Beds / 2.5 Baths	1,126	$17.53	$1,645
2024 N Seldendale Drive Hampton, VA	3 Beds / 1.5 Baths 3 Beds / 1.5 Baths	1,200 1,050	$17.03 $16.26	$1,703 $1,423
531 Bulkeley Place Newport News, VA	3 Beds / 1 Bath	930	$24.45	$1,895
21 Sacramento Drive Hampton, VA	3 Beds / 2 Baths	1,263	$16.89	$1,778
165 Kathann Drive Hampton, VA	3 Beds / 2.5 Baths	1,080	$24.78	$2,230
59 Stapleford Way Hampton, VA	3 Beds / 2.5 Baths	1,440	$17.07	$2,048
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 10, 2026. Average Annual Rent PSF and Average Rent per Unit reflects the average in-place rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Multifamily – Garden 603 West Center Street Duncanville, TX 75116	Collateral Asset Summary – Loan No. 12 Westwood Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,257,000 74.4% 1.28x 8.5%
Mortgage Loan Information		Property Information
Loan Seller:	Axonic	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	David Scammel, Clifford Scott Merkle and Joseph Santoro	Collateral:	Fee
Borrower:	The Scammel Group IV Borrower DE LLC	Location:	Duncanville, TX
Original Balance:	$15,257,000	Year Built / Renovated:	1970 / NAP
Cut-off Date Balance:	$15,257,000	Property Management:	Valiant Enterprises LLC
% by Initial UPB:	2.8%	Size:	121 Units
Interest Rate:	6.38000%	Appraised Value / Per Unit:	$20,500,000 / $169,421
Note Date:	July 9, 2026	Appraisal Date:	May 28, 2026
Original Term:	60 months	Occupancy:	95.9% (as of June 4, 2026)
Amortization:	Interest Only	Underwritten NOI(1):	$1,296,233
Original Amortization:	NAP	Underwritten NCF:	$1,265,983
Interest Only Period:	60 months
First Payment Date:	September 1, 2026
Maturity Date:	August 1, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(1):	$1,124,206 (TTM April 30, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$925,618
Call Protection:	YM1(56),O(4)	2024 NOI:	$1,146,212
Lockbox / Cash Management:	None / None	2023 NOI(2):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$126,091
Taxes:	$162,087	$27,322	NAP	Maturity Date Loan / Unit:	$126,091
Insurance:	$33,738	$5,687	NAP	Cut-off Date LTV:	74.4%
Replacement Reserves:	$0	$2,521	NAP	Maturity Date LTV:	74.4%
				UW NOI DY:	8.5%
				UW NCF DSCR:	1.28x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,257,000	99.3%	Loan Payoff	$14,482,721	94.3%
Borrower Sponsor Equity	103,748	0.7	Closing Costs(3)	682,202	4.4
			Upfront Reserves	195,825	1.3
Total Sources:	$15,360,748	100.0%	Total Uses:	$15,360,748	100.0%
(1)	The increase in Underwritten NOI compared to Most Recent NOI is primarily attributable to increased current physical occupancy compared to the average over the TTM April 30, 2026 period.
(2)	Historical information prior to 2024 was not provided by the borrower sponsors.
(3)	Closing Costs include an origination fee of approximately $190,713.

The following table presents certain information relating to the unit mix at the Westwood Townhomes property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Market Rent Per Unit(2)(3)
1 Bed / 1 Bath	13	10.7%	13	100.0%	780	$1,218	$1,220
2 Bed / 1 Bath	68	56.2%	64	94.1%	1,008	$1,480	$1,495
3 Bed / 2 Bath	40	33.1%	39	97.5%	1,180	$1,713	$1,695
Total/Wtd. Avg.	121	100.0%	116	95.9%	1,040	$1,529	$1,532
(1)	Based on the underwritten rent roll dated June 4, 2026.
(2)	Average Monthly Rent per Unit is based on occupied units. Average Monthly Market Rent per Unit is based on total units.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Multifamily – Garden 603 West Center Street Duncanville, TX 75116	Collateral Asset Summary – Loan No. 12 Westwood Townhomes	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,257,000 74.4% 1.28x 8.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Westwood Townhomes property:

Cash Flow Analysis(1)
	2024	2025	TTM 4/30/2026	Underwritten	Underwritten Per Unit
Gross Potential Rent	$2,372,939	$2,288,494	$2,235,166	$2,220,207	$18,349
(Vacancy/Concessions)	(529,881)	(517,562)	(323,106)	(126,649)	(1,047)
Other Income	324,305	304,491	270,021	203,914	1,685
Effective Gross Income	$2,167,363	$2,075,422	$2,182,082	$2,297,472	$18,987

Real Estate Taxes	293,272	321,432	308,958	321,431	2,656
Insurance	98,445	95,568	90,493	64,994	537
Other Expenses(2)	629,434	732,805	658,425	614,814	5,081
Total Expenses	$1,021,151	$1,149,804	$1,057,876	$1,001,239	$8,275

Net Operating Income(3)	$1,146,212	$925,618	$1,124,206	$1,296,233	$10,713
Replacement Reserves	0	0	0	30,250	250
Net Cash Flow	$1,146,212	$925,618	$1,124,206	$1,265,983	$10,463

Occupancy(4)	NAV	NAV	95.9%	94.3%
NCF DSCR	1.16x	0.94x	1.14x	1.28x
NOI Debt Yield	7.5%	6.1%	7.4%	8.5%
(1)	Historical NOI prior to 2024 was not provided by the borrower sponsors.
(2)	Other Expenses includes utilities, repairs and maintenance, payroll, general and administrative, advertising, management and other operating expenses.
(3)	The increase in Underwritten Net Operating Income compared to TTM 4/30/2026 Net Operating Income is primarily attributable to increased current physical occupancy compared to the average over the TTM 4/30/2026 period.
(4)	Based on the underwritten rent roll dated June 4, 2026. The Underwritten economic occupancy is 95.0%.

The following table presents certain information relating to comparable multifamily properties to the Westwood Townhomes property:

Multifamily Rent Comparables(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
Westwood Townhomes(2) Duncanville, TX	1 Bed / 1 Bath 2 Bed / 1 Bath 3 Bed / 2 Bath	780(2) 1,008(2) 1,180(2)	$1.56(2) $1.38(2) $1.42(2)	$1,218(2) $1,480(2) $1,713(2)
Mount Vernon DeSoto, TX	1 BR/1 BA - Pony 1 BR/1 BA - Filly 1 BR/1 BA - Colt 1 BR/1 BA - Mare 2 BR/2 BA - Mustang 2 BR/2 BA - Bronco 2 BR/1 BA - Palomino 2 BR/2 BA - Appaloosa	597 674 758 762 870 997 1,008 1,122	$2.09 $1.92 $1.80 $1.68 $1.79 $1.60 $1.71 $1.43	$1,248 $1,295 $1,363 $1,280 $1,561 $1,591 $1,726 $1,608
Parkwood Plaza Townhomes Duncanville, TX	2 BR/1.5 BA - A-TH 2 BR/1.5 BA - B-TH	980 1,038	$1.57 $1.64	$1,537 $1,700
Ridge Parc I & II Dallas, TX	1 BR/1 BA - A1 1 BR/1 BA - A1 - PH II 2 BR/2 BA - B2 2 BR/2 BA - B2 - PH II 2 BR/1 BA - B1 3 BR/2 BA - C1	680 685 1,011 1,054 1,101 1,204	$1.62 $1.60 $1.36 $1.35 $1.29 $1.45	$1,099 $1,099 $1,380 $1,420 $1,420 $1,740
1303 Main Duncanville, TX	1 BR/1 BA - Bradbury 1 BR/1 BA - Bradbury Reno 1 BR/1 BA - Patego Reno 1 BR/1 BA - Patego 2 BR/2 BA - Newport	757 757 901 901 1,056	$1.45 $1.66 $1.48 $1.43 $1.47	$1,095 $1,255 $1,332 $1,290 $1,550
Meadow Parc Dallas, TX	2 BR/2 BA - Lantana 3 BR/2 BA - Larkspur 4 BR/2 BA - Aster	1,050 1,204 1,521	$1.32 $1.42 $1.42	$1,387 $1,707 $2,167
Wexford Townhomes Duncanville, TX	1 BR/1 BA - A1-Londonberry 2 BR/1.5 BA - B1-Waterford 2 BR/2.5 BA - B3-Gateway 2 BR/2.5 BA - B4-Lisburn 2 BR/2 BA - B2-Wicklow 2 BR/2.5 BA - B5-Monaghan	821 1,110 1,115 1,146 1,202 1,262	$1.70 $1.35 $1.43 $1.39 $1.33 $1.34	$1,395 $1,495 $1,595 $1,595 $1,595 $1,695

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 4, 2026. Average Rent per Unit reflects the average in-place rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Multifamily – Garden 13200 Northeast 7th Avenue North Miami, FL 33161	Collateral Asset Summary – Loan No. 13 Prestige District	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$14,500,000 72.1% 1.37x 8.9%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Elvis Dumervil	Collateral:	Fee
Borrower(s):	Prestige District LLC	Location:	North Miami, FL
Original Balance:	$14,500,000	Year Built / Renovated:	1968 / 2025
Cut-off Date Balance:	$14,500,000	Property Management:	Prestige Estates Property Management LLC (borrower affiliate)
% by Initial UPB:	2.6%	Size:	62 Units
Interest Rate:	6.33400%	Appraised Value / Per Unit:	$20,100,000 / $324,194
Note Date:	September 25, 2026	Appraisal Date:	July 14, 2026
Original Term:	60 months	Occupancy:	100.0% (as of September 1, 2026)
Amortization:	Interest Only	Underwritten NOI(1):	$1,287,510
Original Amortization:	NAP	Underwritten NCF:	$1,272,010
Interest Only Period:	60 months
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(1):	$938,661 (T-10 July 31, 2026)
Additional Debt Balance:	NAP	2025 NOI(2):	NAV
Call Protection:	L(24),D(32),O(4)	2024 NOI(2):	NAV
Lockbox / Cash Management:	Soft / Springing	2023 NOI(2):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$233,871
Taxes:	$146,799	$18,350	NAP	Maturity Date Loan / Unit:	$233,871
Insurance:	$42,418	$7,151	NAP	Cut-off Date LTV:	72.1%
Replacement Reserves:	$0	$1,292	NAP	Maturity Date LTV:	72.1%
Deferred Maintenance:	$27,500	$0	NAP	UW NOI DY:	8.9%
TIF Reimbursement Reserve:	$19,000	$0	NAP	UW NCF DSCR:	1.37x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$14,500,000	100.0%	Loan Payoff	$7,976,245	55.0%
			Return of Equity	5,508,047	38.0
			Closing Costs(3)	779,991	5.4
			Upfront Reserves	235,717	1.6
Total Sources	$14,500,000	100.0%	Total Uses	$14,500,000	100.0%
(1)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to the completion of a comprehensive renovation, subsequent lease-up, and stabilization of the Prestige District property.
(2)	Historical financial information prior to the T-10 July 31, 2026 period is not available due to the renovation and lease-up described above.
(3)	Closing Costs include a buydown fee of approximately $435,000.

The following table presents certain information relating to the unit mix at the Prestige District property. In connection with a tax increment financing reimbursement agreement with the North Miami Community Redevelopment Agency, 8 units are required to be reserved for households which earn no more than 80% of area median income.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Market Rent Per Unit(2)(3)
1 Bed / 1 Bath	33	53.2%	33	100.0%	718	$2,001	$2,121
2 Bed / 1 Bath	20	32.3%	20	100.0%	876	$2,410	$2,450
2 Bed / 2 Bath	9	14.5%	9	100.0%	910	$2,549	$2,601
Total/Wtd. Avg.	62	100.0%	62	100.0%	797	$2,212	$2,297
(1)	Based on the underwritten rent roll dated September 1, 2026.
(2)	Average Monthly Rent per Unit is based on occupied units. Average Monthly Market Rent per Unit is based on total units.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Multifamily – Garden 13200 Northeast 7th Avenue North Miami, FL 33161	Collateral Asset Summary – Loan No. 13 Prestige District	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$14,500,000 72.1% 1.37x 8.9%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prestige District property:

Cash Flow Analysis(1)
	T-10 7/31/2026	Underwritten	Underwritten / Unit
Gross Potential Rent	$1,093,398	$1,645,920	$26,547
(Vacancy/Bad Debt)	(50,225)	(82,296)	(1,327)
Other Income	107,584	146,668	2,366
Effective Gross Income	$1,150,757	$1,710,292	$27,585

Real Estate Taxes(2)	80,830	180,035	2,904
Insurance	44,160	83,315	1,344
Utilities	38,930	55,330	892
Repairs and Maintenance	20,840	44,792	722
Management Fee	27,336	51,309	828
General and Administrative	0	8,000	129
Total Expenses	$212,096	$422,782	$6,819

Net Operating Income(3)	$938,661	$1,287,510	$20,766
Replacement Reserves	0	15,500	250
Net Cash Flow	$938,661	$1,272,010	$20,516

Occupancy(4)	100.0%	95.0%
NCF DSCR	1.01x	1.37x
NOI Debt Yield	6.5%	8.9%
(1)	Historical financial information prior to the T-10 July 31, 2026 period is not available due to the completion of a comprehensive renovation, subsequent lease-up, and stabilization of the Prestige District property.
(2)	Represents net taxes after giving effect to an estimated tax increment financing reimbursement payment of approximately $16,789.
(3)	The increase in Underwritten Net Operating Income from T-10 7/31/2026 Net Operating Income is primarily attributable to the renovation and lease-up described above.
(4)	Based on the underwritten rent roll dated September 1, 2026. The Underwritten Occupancy represents economic occupancy.

The following table presents certain information relating to comparable multifamily properties to the Prestige District property:

Multifamily Rent Comparables(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
Prestige District(2) 13200 Northeast 7th Avenue North Miami, FL	1 Bed / 1 Bath 2 Beds / 1 Bath 2 Beds / 2 Baths	718 876 910	$2.79 $2.75 $2.80	$2,001 $2,410 $2,549
Fulford by the Sea Apartments 17150 NE 23rd Avenue North Miami Beach, FL	1 Bed / 1 Bath 2 Beds / 1 Bath	750 819	$2.80 $3.58	$2,100 $2,934
Griffing Park Residences 475 NE 125th Street Miami, FL	2 Beds / 2 Baths	840	$3.21	$2,700
Creek Club Apartments #8 7272 NE 6th Court Miami, FL	1 Bed / 1 Bath 2 Beds / 1 Bath	540 900	$3.70 $2.78	$2,000 $2,500
215 Park 215 SE 5th Street Hallandale Beach, FL	1 Bed / 1 Bath 1 Bed / 1 Bath 2 Beds / 2 Baths 2 Beds / 2 Baths	647 697 972-997 1,022	$3.51 $3.41 $2.96 $2.93	$2,274 $2,375 $2,853-$2,972 $2,995
Ram Station 21 102 East 21st Street Hialeah, FL	1 Bed / 1 Bath 2 Beds / 2 Baths	790 800	$2.46 $3.07	$1,945 $2,453
Square Park 2174 2174 NE 170th Street North Miami Beach, FL 33162	1 Bed / 1 Bath 2 Beds / 1 Bath	600 828	$2.42 $2.61	$1,450 $2,160

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 1, 2026. Average Rent per Unit reflects the average in-place rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Multifamily – Garden Various Various, MA Various	Collateral Asset Summary – Loan No. 14 Naviah 1738 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,768,000 71.7% 1.34x 9.1%
Mortgage Loan Information		Property Information
Loan Seller:	Axonic	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Irshad M. Sideeka and Khadija Khan	Collateral:	Fee
Borrower(s)(1):	Naviah 1738, LLC	Location(2):	Various, MA
Original Balance:	$13,768,000	Year Built / Renovated(2):	Various / NAP
Cut-off Date Balance:	$13,768,000	Property Management:	Rosewood Properties, LLC
% by Initial UPB:	2.5%	Size:	125 Units
Interest Rate:	6.51000%	Appraised Value / Per Unit:	$19,200,000 / $153,600
Note Date:	June 25, 2026	Appraisal Date:	April 27, 2026
Original Term:	60 months	Occupancy:	96.8% (as of June 5, 2026)
Amortization:	Interest Only	Underwritten NOI:	$1,249,808
Original Amortization:	NAP	Underwritten NCF:	$1,218,558
Interest Only Period:	60 months
First Payment Date:	August 1, 2026
Maturity Date:	July 1, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,300,377 (TTM December 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,347,725
Call Protection:	YM1(56),O(4)	2023 NOI(3):	NAV
Lockbox / Cash Management:	None / None	2022 NOI(3):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$110,144
Taxes:	$23,646	$17,745	NAP	Maturity Date Loan / Unit:	$110,144
Insurance:	$9,662	$7,372	NAP	Cut-off Date LTV:	71.7%
Replacement Reserves:	$0	Springing	NAP	Maturity Date LTV:	71.7%
				UW NOI DY:	9.1%
				UW NCF DSCR:	1.34x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,768,000	100.0%	Loan Payoff	$11,902,546	86.5%
			Return of Equity	1,260,426	9.2
			Closing Costs(4)	571,720	4.2
			Upfront Reserves	33,308	0.2
Total Sources	$13,768,000	100.0%	Total Uses	$13,768,000	100.0%
(1)	The borrower is an affiliate of the borrower under the SMS Portfolio mortgage loan which is also being contributed to the AXDB 2026-MULT1 securitization.
(2)	See the chart titled “Portfolio Summary” below.
(3)	2023 NOI and 2022 NOI are unavailable due to the borrower acquiring the Naviah 1738 Portfolio properties in March 2023.
(4)	Closing Costs include (i) an origination fee of $137,680 and (ii) a rate buydown fee of $206,520.

The following table presents certain information relating to the Naviah 1738 Portfolio properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
Olympia Manor	West Springfield, MA	1971 / NAP	63	96.8%	$6,939,072	50.4%	NAV	NAV	NAV
Carriage House	West Springfield, MA	1964 / NAP	24	100.0%	$2,643,456	19.2%	NAV	NAV	NAV
Town West Apartments	West Springfield, MA	1968 / NAP	22	95.5%	$2,423,168	17.6%	NAV	NAV	NAV
Briarwood Place	Chicopee, MA	1968 / NAP	16	93.8%	$1,762,304	12.8%	NAV	NAV	NAV
Total/ Wtd. Avg			125	96.8%	$13,768,000	100.0%	$1,249,808	100.0%	$19,200,000
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 5, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Multifamily – Garden Various Various, MA Various	Collateral Asset Summary – Loan No. 14 Naviah 1738 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,768,000 71.7% 1.34x 9.1%

The following table presents certain information relating to the unit mix at the Naviah 1738 Portfolio properties. 52.8% of leases have converted to month-to-month tenancies following expiration of their original terms, and collections have varied from month to month due in part to the timing of rental-assistance payments:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Vacant Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(2)	Average Monthly Market Rent Per Unit(2)
Olympia Manor
2 Bedroom / 1 Bathroom	63	100.0%	2	96.8%	830	$1,442	$1,550
Property Total / Wtd Avg.	63	100.0%	2	96.8%	830	$1,442	$1,550
Carriage House
2 Bedroom / 1 Bathroom	24	100.0%	0	100.0%	800	$1,504	$1,650
Property Total / Wtd Avg.	24	100.0%	0	100.0%	800	$1,504	$1,650
Town West Apartments
1 Bedroom / 1 Bathroom	3	13.6%	0	100.0%	529	$1,225	$1,275
2 Bedroom / 1 Bathroom	19	86.4%	1	94.7%	893	$1,489	$1,700
Property Total / Wtd Avg.	22	100.0%	1	95.5%	843	$1,451	$1,642
Briarwood Place
1 Bedroom / 1 Bathroom	15	93.8%	1	93.3%	670	$1,243	$1,300
2 Bedroom / 1 Bathroom	1	6.3%	0	100.0%	850	$1,450	$1,550
Property Total / Wtd Avg.	16	100.0%	1	93.8%	681	$1,257	$1,316
Portfolio Total / Wtd Avg.	125	100.0%	4	96.8%	808	$1,433	$1,555
(1)	Based on the underwritten rent roll dated June 5, 2026.
(2)	Average Monthly Rent per Unit is based on occupied units. Average Monthly Market Rent per Unit is based on total units.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Naviah 1738 Portfolio properties:

Cash Flow Analysis(1)
	2024	2025	U/W	U/W Per Unit
Base Rent	$1,897,294	$2,027,968	$2,153,040	$17,224
Gross Potential Rent	$1,897,294	$2,027,968	$2,153,040	$17,224
Other Income(2)	$23,500	$25,276	$25,000	$200
Net Rental Income	$1,920,794	$2,053,243	$2,178,040	$17,424
(Vacancy / Credit Loss)	$0	$0	($129,674)	($1,037)
Total Effective Gross Income	$1,920,794	$2,053,243	$2,048,366	$16,387

Real Estate Taxes	$198,393	$184,511	$206,741	$1,654
Insurance	$56,256	$59,601	$84,253	$674
Management Fee	$0	$60,839	$61,451	$492
Other Expenses(3)	$318,419	$447,916	$446,113	$3,569
Total Expenses	$573,068	$752,867	$798,558	$6,388

Net Operating Income	$1,347,725	$1,300,377	$1,249,808	$9,998
Replacement Reserves	$0	$0	$31,250	$250
Net Cash Flow	$1,347,725	$1,300,377	$1,218,558	$9,748

Occupancy	NAV	96.8%(4)	94.0%(5)
NCF DSCR	1.48x	1.43x	1.34x
NOI Debt Yield	9.8%	9.4%	9.1%
(1)	Historical information prior to 2024 is not available due to the borrower acquiring the Naviah 1738 Portfolio properties in March 2023.
(2)	Other Income includes miscellaneous income and laundry income.
(3)	Other Expenses include utilities, repairs and maintenance, payroll, and general and administrative expenses.
(4)	Based on the underwritten rent roll dated June 5, 2026.
(5)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Multifamily – Garden Various Various, MA Various	Collateral Asset Summary – Loan No. 14 Naviah 1738 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,768,000 71.7% 1.34x 9.1%

The following table presents certain information relating to comparable multifamily properties to the Naviah 1738 Portfolio properties:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Number of Units	Occupancy	Average Unit Size	Average Monthly Rent Per Unit
Naviah 1738 Portfolio(2) Various, MA	1964-1971 / NAP	125	96.8%	808 SF	$1,433
The Arms Apartments 27-53 & 34-86 Mercury Court West Springfield, MA	1952 / NAP	101	100.0%	621 SF	$1,345
Van Deene Manor 61 Van Deene Avenue West Springfield, MA	1970 / NAP	111	95.0%	737 SF	$1,550
Westwood Court Apartments 1583 Riverdale Street West Springfield, MA	1974 / NAP	51	95.0%	825 SF	$1,891
Valley View Apartments 507 Whitney Avenue Holyoke, MA	1974 / NAP	81	95.0%	628 SF	$1,337
The Apartments at Ames Privilege 1 Springfield Street Chicopee, MA	1984 / NAP	94	98.0%	688 SF	$1,404
Brook Edge Apartments 14-64 Simard Drive Chicopee, MA	1970 / NAP	82	98.0%	515 SF	$1,245
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 5, 2026. Average Monthly Rent Per Unit is based on occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – Garden 20711 Southeast Stark Street Gresham, OR 97030	Collateral Asset Summary – Loan No. 15 Brookside Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,750,000 57.9% 1.32x 9.2%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Anil Shah and Dhansukhlal Ratanjee	Collateral:	Fee
Borrower(s):	Baseline Apartments, LLC	Location:	Gresham, OR
Original Balance:	$13,750,000	Year Built / Renovated:	2021 / NAP
Cut-off Date Balance:	$13,750,000	Property Management:	Cascade Real Estate Services, LLC
% by Initial UPB:	2.5%	Size:	104 Units
Interest Rate:	6.81227%	Appraised Value / Per Units:	$23,730,000 / $228,173
Note Date:	October 2, 2026	Appraisal Date:	August 7, 2026
Original Term:	60 months	Occupancy:	97.1% (as of September 22, 2026)
Amortization:	Interest Only	Underwritten NOI(1):	$1,265,117
Original Amortization:	NAP	Underwritten NCF:	$1,254,717
Interest Only Period:	60 months
First Payment Date:	November 6, 2026
Maturity Date:	October 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(1):	$917,954 (TTM August 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$943,179
Call Protection:	L(24),D(29),O(7)	2024 NOI(2):	NAV
Lockbox / Cash Management:	None / None	2023 NOI(2):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$132,212
Taxes:	$306,330	$25,528	NAP	Maturity Date Loan / Unit:	$132,212
Insurance:	$13,334	$3,333	NAP	Cut-off Date LTV:	57.9%
Replacement Reserves:	$0	$2,167	$52,000	Maturity Date LTV:	57.9%
				UW NOI DY:	9.2%
				UW NCF DSCR:	1.32x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,750,000	90.3%	Loan Payoff(3)	$14,518,268	95.4%
Borrower Sponsor Equity	1,470,302	9.7	Closing Costs(4)	382,370	2.5
			Upfront Reserves	319,664	2.1
Total Sources	$15,220,302	100.0%	Total Uses	$15,220,302	100.0%
(1)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Brookside Apartments property increasing occupancy and reaching stabilization.
(2)	Historical financial information prior to 2025 is not available as the Brookside Apartments property was undergoing remediation work for construction defects.
(3)	The Brookside Apartments mortgage loan refinanced a prior loan which was in maturity default and extension prior to the origination of the Brookside Apartments mortgage loan The prior loan was repaid in full, upon the origination of the Brookside Apartments mortgage loan.
(4)	Closing Costs include a buydown fee of approximately $137,500.

The following table presents certain information relating to the unit mix at the Brookside Apartments property. 15 of the 104 units are leased to tenants who qualify for rental support and are on a subsidized rent program pursuant to which they receive individual vouchers. In addition, 36 of the units are leased to tenants on a month-to-month basis, which have rolled from longer leases.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Market Rent Per Unit(2)(3)
1 Bed / 1 Bath	56	53.8%	55	98.2%	569	$1,435	$1,547
2 Bed / 1 Bath	32	30.8%	30	93.8%	798	$1,720	$1,980
3 Bed / 2 Bath	16	15.4%	16	100.0%	1,216	$2,287	$2,380
Total/Wtd. Avg.	104	100.0%	101	97.1%	739	$1,655	$1,808
(1)	Based on the underwritten rent roll dated September 22, 2026.
(2)	Average Monthly Rent per Unit is based on occupied units. Average Monthly Market Rent per Unit is based on total units.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – Garden 20711 Southeast Stark Street Gresham, OR 97030	Collateral Asset Summary – Loan No. 15 Brookside Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,750,000 57.9% 1.32x 9.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brookside Apartments property:

Cash Flow Analysis(1)
	2025	TTM 8/31/2026	Underwritten	Underwritten / Unit
Gross Potential Rent	$2,083,549	$2,080,748	$2,064,444	$19,850
(Vacancy/Bad Debt)	(249,122)	(217,047)	(113,544)	(1,092)
Other Income	183,955	173,263	173,263	1,666
Effective Gross Income	$2,018,382	$2,036,965	$2,124,163	$20,425

Real Estate Taxes	249,644	266,357	288,486	2,774
Insurance	259,076	194,200	38,836	373
Utilities	159,818	177,263	119,600	1,150
Repairs and Maintenance	151,868	235,572	124,800	1,200
Management Fee	58,568	60,741	63,725	613
Payroll and Benefits	157,809	137,809	156,000	1,500
Marketing	20,952	20,356	26,000	250
General and Administrative	17,468	26,714	41,600	400
Total Expenses	$1,075,203	$1,119,010	$859,047	$8,260

Net Operating Income(2)	$943,179	$917,954	$1,265,117	$12,165
Replacement Reserves	0	0	10,400	100
Net Cash Flow	$943,179	$917,954	$1,254,717	$12,065

Occupancy(3)	91.4%	97.1%	94.5%
NCF DSCR	0.99x	0.97x	1.32x
NOI Debt Yield	6.9%	6.7%	9.2%
(1)	Historical financial information prior to 2025 is not available as the Brookside Apartments property was undergoing remediation work for construction defects.
(2)	The increase from TTM 8/31/2026 Net Operating Income to Underwritten Net Operating Income is primarily attributable to the Brookside Apartments property increasing occupancy and reaching stabilization.
(3)	TTM 8/31/2026 Occupancy is based on the underwritten rent roll dated September 22, 2026. The Underwritten Occupancy represents economic occupancy.

The following table presents certain information relating to comparable multifamily properties to the Brookside Apartments property:

Multifamily Rent Comparables(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
Brookside Apartments(2) 20711 Southeast Stark Street Gresham, OR	1 Bed / 1 Bath 2 Beds / 1 Bath 3 Beds / 2 Baths	569 798 1,216	$2.52 $2.16 $1.88	$1,435 $1,720 $2,287
Twelve Mile Crossing 588 SE 217th Avenue Gresham, OR	1 Bed / 1 Bath 2 Beds / 2 Baths 3 Beds / 2 Baths	600 898 1,155	$2.54 $2.02 $1.95	$1,499-$1,545 $1,775-$1,845 $2,250
Alta Civic Station 1699 NW Civic Drive Gresham, OR	1 Bed / 1 Bath 1 Bed / 2 Baths Live Work 1 Bed / 1 Bath Live Work 1 Bed / 1 Bath + Den 2 Beds / 2 Baths 3 Beds / 2 Baths 3 Beds / 2 Baths TH	580-908 958 844 855 880-1,303 1,184 1,837	$1.95 $1.82 $2.08 $2.11 $2.23 $1.86 $1.57	$1,319-$1,584 $1,746 $1,757 $1,801 $2,204-$2,656 $2,155-$2,260 $2,892
The Crossings at Gresham Station 773 NW 13th Street Gresham, OR	1 Bed / 1 Bath 1 Bed / 2 Baths Live Work 2 Beds / 1 Bath 2 Beds / 2 Baths 2 Beds / 2 Baths	643 762 865 1,309 999	$2.22 $2.01 $1.97 $1.42 $1.98	$1,350-$1,499 $1,535 $1,707 $1,860 $1,973
Springwater Crossings Apartments 1132 NW Birdsdale Avenue Gresham, OR	1 Bed / 1 Bath 2 Beds / 1 Bath 2 Beds / 1.5 Baths 2 Beds / 2.5 Baths 3 Beds / 2.5 Baths	756 785 1,589 1,249-1,265 1,537-1,567	$2.01 $2.40 $1.23 $1.69 $1.56	$1,517 $1,666-$2,095 $1,936-$1,979 $2,096-$2,142 $2,263-$2,584
The Lodges at Lake Salish 20699 NE Glisan Street Fairview, OR	1 Bed / 1 Bath 2 Beds / 2 Baths 2 Beds / 2.5 Baths TH	719-746 978-1,121 1,334	$2.09 $1.71 $1.67	$1,490-$1,575 $1,740-$1,840 $2,180-$2,265
The Byway 23765 NE Halsey Street Wood Village, OR	1 Bed / 1 Bath 2 Beds / 1 Bath 2 Beds / 2 Baths 2 Beds / 2 Baths TH 3 Beds / 2 Baths	602-695 780 826-1,010 1,318-1,382 1,265-1,318	$2.30 $2.22 $1.92 $1.61 $1.79	$1,422-$1,559 $1,728 $1,693-$1,825 $2,049-$2,301 $2,247-$2,385

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 22, 2026. Average Rent per Unit reflects the average in-place rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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